EXHIBIT 10.1

Execution Version

TERM LOAN CREDIT AGREEMENT

dated as of December 28, 2018

among

ICHOR ENERGY HOLDINGS, LLC,

as Parent

ICHOR ENERGY, LLC,

as Borrower

ABC FUNDING, LLC

as Administrative Agent

and

THE LENDERS PARTY HERETO

i

ii

iii

iv

SCHEDULES
Schedule 3.1	Governmental Agency and Other Consents
Schedule 4.1	Organizational Information
Schedule 4.2	Capital Stock
Schedule 4.10	Adverse Proceedings
Schedule 4.12	Oil and Gas Properties
Schedule 4.13	Environmental Matters
Schedule 4.15	Material Contracts
Schedule 4.20	Brokers
Schedule 4.27	Swap Agreements
Schedule 4.34	Marketing of Production
Schedule 4.35	Right to Receive Payment for Future Production
Schedule 5.18	APOD
Schedule 5.20	Contributed Property
Schedule 6.12	Affiliate Transactions

EXHIBITS
Exhibit A	Assignment and Acceptance Agreement
Exhibit B	Borrowing Notice
Exhibit C	U.S. Tax Compliance Certificate
Exhibit D	Closing Date Certificate
Exhibit E	Compliance Certificate
Exhibit F	Guarantee and Collateral Agreement
Exhibit G	Louisiana Mortgage
Exhibit G-1	Texas Mortgage
Exhibit H	Promissory Note
Exhibit I	Solvency Certificate
Exhibit J	Monthly Financial Statements
Exhibit K	Quarterly Financial Statements
Exhibit L	Direction Letter
Exhibit M	APOD Certificate
Exhibit N	Contract Operating Agreement
Exhibit O	Operator Subordination Agreement

APPENDICES
Appendix A	Commitments
Appendix B	Addresses for Notice

v

This TERM LOAN CREDIT AGREEMENT, dated as of December 28, 2018 (the “Agreement”), is entered into by and among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent (the “Parent”) and Ichor Energy, LLC, a Nevada limited liability company, as the borrower (the “Borrower”), the Lenders from time to time party hereto and ABC Funding, LLC, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

The Borrower has requested, and the Lenders are willing to make the Loans, the proceeds of which will be used to: (i) fund the acquisition, pursuant to the Acquisition Agreement of certain mineral assets described therein (the “Acquisition”); (ii) fund $500,000 of initial cash liquidity; and (iii) to pay the Transaction Costs. The Lenders have indicated their willingness to extend credit upon the terms and subject to the conditions of this Agreement and the other Loan Documents.

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.9(j).

“Acquisition” shall have the meaning assigned to such term in the preamble hereto.

“Acquisition Agreement” reffers collectively to (i) that certain Purchase and Sale Agreement dated September 1, 2018 by and among Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., Dequincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., Samjam Energy, L.L.C., Perry Point Holdings, L.L.C., as Sellers and Viking Energy Group, Inc., as Purchaser, as amended by the Acquisition Agreement First Amendment, Acquisition Agreement Second Amendment, and as it may be further amended, supplemented or otherwise modified with the consent of the Administrative Agent and (ii) the Acquisition Side Letter.

“Acquisition Agreement First Amendment” means that certain First Amendment to Purchase and Sale Agreement, dated as of November 1, 2018 by and among Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., Dequincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., Samjam Energy, L.L.C., Perry Point Holdings, L.L.C., as Sellers and Viking Energy Group, Inc., as Purchaser, as it may be amended, supplemented or otherwise modified with the consent of the Administrative Agent.

“Acquisition Agreement Second Amendment” means means that certain Second Amendment to Purchase and Sale Agreement, dated as of [the Closing Date] by and among Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., Dequincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., Samjam Energy, L.L.C., Perry Point Holdings, L.L.C., as Sellers and Viking Energy Group, Inc., as Purchaser, as it may be amended, supplemented or otherwise modified with the consent of the Administrative Agent].

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“Acquisition Documents” means (i) the Acquisition Agreement, (ii) the Acquisition Escrow Agreement and (iii) Acquisition Side Letter.

“Acquisition Escrow Agreement” means that certain Escrow Agreement, dated as of August 31, 2018, by and among Viking Energy Group, Inc., Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., Dequincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., Samjam Energy, L.L.C., Perry Point Holdings, L.L.C., and UMB Bank, N.A., as amended by that certain First Amendment to Escrow Agreement dated as of November 1, 2018.

“Acquisition Side Letter” means that certain Collateral Agreement to Purchase and Sale Agreement, dated as of [the Closing Date], by and between Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C. as Sellers, and Viking Energy Group, Inc., as Purchaser.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which Loan Parties shall make all payments to Administrative Agent for the benefit of the Lenders under this Agreement and the other Loan Documents.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of a Loan Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any arbitrator whether pending or threatened against or affecting any Loan Party or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis), or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary herein, in no event shall the Administrative Agent, any Lender or any of their respective Affiliates be considered an “Affiliate” of any Loan Party. Each officer or director (or Person holding an equivalent position) of a Loan Party shall be considered an Affiliate of such Loan Party and of each other Loan Party.

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“Aggregate Amounts Due” shall have the meaning assigned to such term in Section 2.13.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Anti-Corruption Laws” means all laws concerning or relating to bribery or public corruption, including the FCPA and any similar laws currently in force or hereafter enacted (and including any regulations, rules, guidelines or orders thereunder) and, in any case, which are applicable to any Loan Party.

“Anti-Terrorism Laws” means any law, judgment, order, executive order, decree, ordinance, rule or regulation related to terrorism financing or money laundering, including any of the foregoing administered by OFAC, currently in force or hereafter enacted (and including any regulations, rules, guidelines or orders thereunder) and, in any case, which are applicable to the Loan Parties.

“APOD” means the Approved Plan of Development of the Borrower’s and its Subsidiaries’ Oil and Gas Properties and all related Hydrocarbon Interests, including new drilling completions, workovers, acreage acquisitions and seismic acquisitions, attached as Schedule 5.18, as the same may be updated and approved from time to time in accordance with the terms of this Agreement.

“APOD Certificate” means a certificate substantially in the form of Exhibit M, to be delivered to the Administrative Agent concurrent with the delivery by the Borrower of each APOD required to be delivered hereunder.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) PDP PV-10 (as reflected in the most recent Reserve Report delivered either August 15 (as of June 30) or February 15 (as of December 31) of each year, as the case may be (giving pro forma effect to material acquisitions or dispositions since the date of such reports)), (ii) the amount of unrestricted cash held in Deposit Accounts subject to Control Agreements and (iii) the net mark to market value (which may be a negative value) of the Borrower and its Subsidiaries’ Swap Agreements, to (b) the sum of the aggregate amount of (i) Indebtedness of the Borrower and any Loan Party secured by a Lien on any property or asset owned or held by the Borrower or a Loan Party (including, for the avoidance of doubt, the Indebtedness in respect of the Loans made hereunder and secured Indebtedness described by clause (a), (b), (c), (d), (f), (g), (i), (j), (l) and (m)) and (ii) Indebtedness under any Swap Agreements.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, license, farm out, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Person’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock owned by such Person, provided that the term “Asset Sale” shall not include any sale, conveyance, transfer or other disposition of Property permitted by Section 6.9(b).

“Assignment and Acceptance Agreement” means any Assignment and Acceptance Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit A.

“Attributable Debt” means as of the date of determination thereof, without duplication, (i) in connection with a sale and leaseback transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during then-remaining term of any applicable lease, and (ii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet notes or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

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“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief operating officer, president, chief financial officer, executive vice president or treasurer, in each case, whose signatures and incumbency have been certified to Administrative Agent.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers, the sole member or other governing body of such person, (iii) in the case of any partnership, the board of directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” means Loans made on the same date.

“Borrowing Notice” means a notice substantially in the form of Exhibit B, with such modifications as are approved by the Administrative Agent.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in either of such states are authorized or required by law or other governmental action to close.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease” means, as applied to any Person, any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee (or the equivalent) that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that should, in accordance with GAAP, appear as a liability on the balance sheet of such Person (subject to the proviso appearing in the definition of “GAAP”).

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“Capital Stock” means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least ninety five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Cash Receipts” means all Cash or Cash Equivalents received by or on behalf of the Borrower or any Loan Party with respect to the following: (a) sales of Hydrocarbons, (b) Cash representing operating revenue earned or to be earned, (c) any proceeds from Swap Agreements, (d) royalty payments, and (e) any other Cash or Cash Equivalents received by or on behalf of the Borrower or its Subsidiaries; provided that (i) Loans or the proceeds of Loans and (ii) Cash or Cash Equivalents belonging to or received for the credit of third parties, such as royalty, working interest or other interest owners, that are received for transfer or payment to such third parties in each case shall not constitute “Cash Receipts”.

“CERCLA” shall have the meaning assigned to such term in the definition of “Environmental Laws.”

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” means, at any time,

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than members of the Control Group, of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Viking, unless the Control Group holds (directly or indirectly, beneficially or of record) Capital Stock representing a greater percentage of the aggregate ordinary voting power than that held by such other Person;

(b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Viking by Persons who were neither (i) members of the Board of Directors of Viking or of the Borrower as of the date hereof, (ii) nominated by the Board of Directors of the Borrower or by the directors identified in clause (i) of this clause (b), nor (iii) appointed by directors so nominated;

(c) Viking ceases to beneficially own and control, directly, 100% of the Capital Stock of the Parent;

(d) Parent ceases to beneficially own and control, directly, 100% of the Capital Stock of the Borrower (other than the Warrants or any Capital Stock issued upon exercise of the Warrants);

(e) any event, transaction or occurrence as a result of which James Doris shall for any reason cease to be actively engaged in the day-to-day management of the Borrower and a replacement reasonably acceptable to the Administrative Agent is not hired within sixty (60) days of such cessation, or

(f) any liquidation or dissolution proceedings or measures are initiated with respect to the Viking, Parent or the Borrower or the Board of Directors of Parent, Viking or the Borrower votes in favor of any liquidation or dissolution actions.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 3.1 have been satisfied or waived.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit D.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations, provided that the term “Collateral” shall not include any Excluded Assets.

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“Collateral Agent” means the Administrative Agent acting in its capacity as “Collateral Agent” under the Collateral Documents.

“Collateral Documents” means each Control Agreement, the Guarantee and Collateral Agreement, the Mortgages, the Initial Swap Intercreditor Agreement, any other Swap Intercreditor Agreement, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to (a) grant to Administrative Agent, for the benefit of the Secured Parties, a Lien on any Collateral or (b) set forth the relative priorities of any Lien on any Collateral.

“Commitments” means as to any Lender, the obligation of such Lender, if any, to make a Loan to the Borrower in a principal amount not to exceed the sum of the Initial Commitment and Delayed Draw Commitment set forth opposite such Lender’s name on Appendix A, as the same may be terminated pursuant to Section 2.1(b). The aggregate amount of all Commitments is $63,592,000 as of the date hereof.

“Communications” shall have the meaning assigned to such term in Section 9.9(a).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit E.

“Confidential Information” shall have the meaning assigned to such term in Section 10.17.

“Connection Income Taxes” means any net income or franchise Tax imposed in lieu of a net income Tax on a Person by a jurisdiction with which such Person has a present or former connection (other than a connection arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Consolidated Net Cash Flow” means the difference, without duplication, of the following:

(i) all Cash or Cash Equivalents reflected on the balance sheet of the Loan Parties on the first day of any Fiscal Quarter; plus

(ii) all Cash Receipts of the Loan Parties during any Fiscal Quarter, less

(iii) all Cash Receipts from the sale of Capital Stock of the Borrower during any Fiscal Quarter, less

(iv) actual consolidated Cash payments by the Loan Parties during such Fiscal Quarter to the extent such payments are permitted under the terms of this Agreement (other than Restricted Junior Payments made pursuant to Section 6.4(d) hereof).

“Contractual Obligation” means, as applied to any Person, any provision of any Capital Stock issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

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“Contributed Property” means any Properties contributed by or on behalf of Viking or its Subsidiaries (other than the Loan Parties) to the Loan Parties pursuant to Section 5.20 hereof.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, entered into with the bank or securities intermediary at which any Deposit Account (excluding Excluded Accounts) or Securities Account is maintained by any Loan Party in accordance with Section 5.19.

“Control Group” means (i) James Doris, his spouse, direct descendants and their spouses, and heirs, estates or legal representatives of any of the foregoing, (ii) trusts, custodianship or other fiduciary arrangement in which Persons identified in clause (i) are the principal beneficiaries and constitute a majority of the trustees, custodians or other fiduciaries with voting power over such trust, custodianship or other fiduciary arrangement, (iii) any corporations, partnerships, charitable trust, foundation, estate planning trust, family limited partnership or family limited liability company in which the Persons identified in clauses (i) and (ii) hold a majority of the voting power, and (iv) the directors, executive officers and other management personnel of any Persons identified in clauses (i)-(iii), to the extent acting in such capacity. For purposes of this definition, “direct descendants” shall include adopted persons who are twelve years of age or under at the time of adoption.

“Covered Capital Expenditures” means Capital Expenditures other than Excluded Capital Expenditures.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means any interest payable pursuant to Section 2.6(c).

“Delayed Draw Borrowing Date” means a Business Day after the Closing Date and on or before April 1, 2019 set forth in a Borrowing Notice on which, subject to Section 3.2, a Borrowing of Term Loans, occurs.

“Delayed Draw Commitment” means, for each Lender, the amount set forth opposite such Lender’s name in Appendix A under “Delayed Draw Commitment”, as the same may be terminated pursuant to Section 2.1(b).

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Direction Letters” means letters substantially in the form of Exhibit L.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

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“Eligible Assignee” means (a) any Lender, (b) any Subsidiary or Affiliate of a Lender, or (c) any commercial bank, financial institution or other Person approved by the Administrative Agent in its sole discretion and that is an “accredited investor” (as defined in Regulation D under the Securities Act).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Parent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means, whenever in effect, any and all Governmental Requirements pertaining in any way to public or worker health or safety, pollution, the environment (or the protection thereof), the preservation or reclamation of natural resources, emissions, discharges, Releases or threatened Releases of Hazardous Materials into the environment including indoor or ambient air, surface water, ground water, or land, or otherwise relating to the exposure of Persons to, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, including without limitation, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Liability” means any direct, indirect, pending or threatened liability, claim, loss, damage, punitive damage, consequential damage, criminal liability, fine, penalty, interest, cost, expense, deficiency, obligation or responsibility, whether known or unknown, arising under or relating to any Environmental Laws, or Remedial Actions, or any Release or threatened Release of, or exposure to, Hazardous Materials, including costs and liabilities for any Remedial Action, personal injury, property damage, natural resource damages, court costs, and fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies.

“Environmental Permit” means any permit, permit by rule, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, in each case together with the regulations thereunder.

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“ERISA Affiliate” means, as applied to any Person each trade or business (whether or not incorporated) that together with such Person would be treated as a single employer under Section 4001(b)(1) of ERISA or Section 414 of the Internal Revenue Code. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan (determined without regard to any waiver of the funding provisions therein or in Section 303 of ERISA or Section 430 of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430 of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the filing of a notice of intent to terminate a Pension Plan, the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA, or the incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (iv) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more non-related contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability or potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (l) or (m), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) or 436(f) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

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“Eurodollar Business Day” shall mean any Business Day on which commercial banks are open for international business (including dealings in dollar deposits (in London, England)).

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Excluded Account” means

(a) any Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Loan Parties’ employees (including, without limitation, pension fund accounts and 401(k) accounts) and other fiduciary deposit accounts;

(b) other Deposit Accounts containing not more than $25,000 individually and $100,000 in the aggregate at any time; and

(c) any other account agreed to by the Administrative Agent in its sole discretion.

“Excluded Assets” means

(a) any Property over which the granting of security interests in such Property (i) would be prohibited by (A) an enforceable contractual obligation binding on the Property that existed at the time of the acquisition thereof and was not created or made binding on the Property in contemplation or in connection with the acquisition of such Property, (B) applicable law, rule regulation order, approval, license, permit or similar restriction (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the UCC, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions) or (ii) to the extent that such security interests would require obtaining the consent of any Governmental Authority or other Person or would result in materially adverse tax consequences as reasonably determined by the Administrative Agent;

(b) Property with respect to which, in the sole judgment of the Administrative Agent, the costs or other consequences of obtaining or perfecting such a security interest are excessive in view of the benefits to be obtained by the Secured Parties therefrom;

(c) any Property to the extent that such grant is prohibited under any agreement relating to such Property and the violation of such prohibition would violate or invalidate such agreement (or invalidate a Loan Party’s interest in such Property related to such agreement) or create a right of termination in favor of any other party thereto (other than any Loan Party) or otherwise create a right in favor of any other party thereto (other than any Loan Party) to cause any Loan Party to lose its interest in such Property related that agreement, except to the extent that Part 5 of Article 9 of the UCC would render such prohibition ineffective; provided, however, that any such Property shall automatically be subject to the lien and security interest granted hereby and to the terms and provisions of this Agreement as Collateral, to the extent that the applicable Loan Party has obtained the consent of parties applicable to such Property necessary for the creation of a lien and security in such Property;

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(d) any equipment or other Property owned by any Loan Party that is subject to a purchase money lien or a Capital Lease Obligation, in each case, as permitted under the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Loan Parties as a condition to the creation of any other security interest on such equipment or Property and, in each case, such prohibition or requirement is permitted by the Credit Agreement;

(e) any Excluded Accounts; and

(f) any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation).

“Excluded Capital Expenditures” means Capital Expenditures incurred to maintain, repair and replace Oil and Gas Properties in the ordinary course in an amount not to exceed $100,000 for any individual well in any Fiscal Year and $1,000,000 for all such Capital Expenditures in the aggregate in any Fiscal Year.

“Excluded Taxes” shall have the meaning assigned to such term in Section 2.15(b).

“Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans made by such Lender.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon but excluding the Oil and Gas Properties) now, hereafter or heretofore owned, leased, operated or used by Parent or any of its Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements implementing the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Fee Letter” means that certain letter agreement, by and between the Administrative Agent, Summit and the Borrower, dated as of the date hereof.

“Final Delayed Draw Borrowing Date” means a Delayed Draw Borrowing Date on which Loans are made hereunder and which is (i) identified in the corresponding Borrowing Notice as the Final Delayed Draw Borrowing Date and (ii) the last date on which Loans are made hereunder pursuant to the Delayed Draw Commitments.

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“Financial Officer” means, for any Person, the Chief Financial Officer or Treasurer. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of Parent or the Borrower, as applicable.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in each case in conformity with GAAP applied on a consistent basis, subject, in the case of interim financial statements, to the absence of footnotes and changes resulting from year-end adjustments.

“Financial Plan” shall have the meaning assigned to such term in Section 5.1(g).

“First Offer” shall have the meaning assigned to such term in Section 2.9(j).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is prior to any other Lien to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 and any regulations promulgated thereunder.

“GAAP” means the generally accepted accounting principles in the United States as in effect as of the date of determination thereof.

“General and Administrative Costs” means normal and customary expenses and costs incurred in connection with the Oil and Gas Properties of the Loan Parties and their Subsidiaries that are classified as general and the administrative costs, including consulting fees, salary, rent, supplies, travel, insurance, accounting, legal, engineering and broker related fees required to manage the affairs of the Loan Parties and their Subsidiaries but excluding (a) Transaction Costs incurred on or prior to the Closing Date and (b) expenses and costs of other working interest owners of Oil and Gas Properties operated by the Borrower or its Subsidiaries.

“General and Administrative Costs Cap” means $65,000 per month.

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“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, regulatory body, bureau, court, agency, authority, central bank or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Governmental Requirement” means, at any time, any law, common law, treaty, statute, code, ordinance, order, determination, rule, regulation, judgment, writ, decree, injunction, determination, decision, ruling, award, franchise, license, qualification, authorization, consent, exemption, waiver, right, approval permit, by-law, certificate, license, authorization or other directive, requirement, policy, practice or guideline (whether or not having the force of law), whether now or hereafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, that is (a) an obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; or (b) a liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (b), the primary purpose or intent thereof is as described in clause (a) above. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit F.

“Guarantor” means Parent and each Subsidiary of Borrower that is required to guarantee the Obligations pursuant to Section 5.11 or 5.13.

“Guaranty” means the guaranty of each Guarantor set forth in Article II of the Guarantee and Collateral Agreement.

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“Hazardous Material” means any substance, material or waste regulated by or as to which liability or standards of conduct may be imposed pursuant to any Environmental Law and including, without limitation: (a) any chemical, compound, material, product, byproduct, effluent, emission, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,”, “hazardous chemical”, “solid waste,” “toxic waste,” “waste,” “hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” “dangerous good,” or words of similar meaning or import found in any applicable Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; (c) explosives, radioactive materials, asbestos containing materials, polychlorinated biphenyls, radon, mold, silica or any silicates; (d) any material which shall be removed from any Property pursuant to any Environmental Law or Environmental Permit; and (e) any substance or mixture of substances which, if released into the environment, would likely cause, immediately or at some future time, harm or degradation to the environment or to human health or safety.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, distribution, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, arrangement for disposal, exposure of Persons to, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Hydrocarbon Interests” means all rights, options, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means crude oil, bitumen, synthetic crude oil, petroleum, gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom, and all related hydrocarbons and any and all other substances whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

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“Indebtedness,” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding those incurred in the ordinary course of business which are not greater than thirty (30) days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all Indebtedness (as defined in other clauses of this definition) secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but limited to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of the property securing such Indebtedness; (g) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (h) any earn-out obligations or purchase price adjustments under purchase agreements to the extent shown as a liability on the balance sheet of such Person in accordance with GAAP; (i) all Guarantees by such Person of Indebtedness (as otherwise defined herein) of any other Person; (j) the net obligations of such Person in respect of any Swap Agreement, whether entered into for hedging or speculative purposes; (k) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (l) all Attributable Debt of such Person, and (m) Indebtedness of any partnership or Joint Venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, unless such Indebtedness is expressly non-recourse to such Person. The amount of Indebtedness under any Swap Agreements outstanding at any time, if any, shall be the Net Mark-to-Market Exposure of such Person under such Swap Agreements at such time.

“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, monitoring or other response action necessary to remove, remediate, clean up, abate or otherwise address any Hazardous Materials or Hazardous Materials Activity), Taxes, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Document, the performance of any Indemnitee’s duties or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make the Loans or the use or intended use of the proceeds thereof, any granting of a Lien to secure the Obligations, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim, Environmental Liability or any Hazardous Materials Activity, including such relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower, any of its Subsidiaries or their predecessors or Affiliates and any of their respective Properties.

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“Indemnitee” shall have the meaning assigned to such term in Section 10.3(a).

“Indemnitee Agent Party” shall have the meaning assigned to such term in Section 9.6.

“Initial Acquisition” means the initial portion of the Acquisition to close in accordance with the terms of Acquisition Agreement.

“Initial APOD” means the first APOD approved by the Administrative Agent following Closing.

“Initial Commitment” means for each Lender, the amount set forth opposite such Lender’s name in Appendix A under “Initial Commitment”, as the same may be terminated pursuant to Section 2.1(b).

“Initial Swap Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date, among BP Energy Company, a Delaware corporation, the Borrower and the other Loan Parties, the Administrative Agent and the Collateral Agent.

“Insolvency Event” means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code, including, without limitation, any proceeding, judgment, workout, resolution or other circumstance described in Section 8.1(f) or Section 8.1(g).

“Intellectual Property” means all intellectual property rights, both statutory and common, throughout the world, including but not limited to the following: (a) patents, together with any foreign counterpart patents, as well as any reissued and reexamined patents and extensions corresponding to the patents, and patent applications, as well as any related continuation, continuation in part, and divisional applications and patents issuing therefrom and any respective foreign counterpart foreign patent applications or foreign patents issuing therefrom; (b) works of authorship and copyrightable works, copyrights and registrations and applications for registrations thereof; (c) any trademark, service mark, trade name, trade dress, brand names, slogans, domain names, registrations and any trademarks or service marks issuing from applications for registrations for the foregoing, and all goodwill associated therewith; (d) all trade secrets, know-how or proprietary property or technology and (e) all other intellectual property rights material to the operation of the Borrower’s or any of its Subsidiaries’ business.

“Interest” shall have the meaning assigned to such term in Section 2.6(a).

“Interest Payment Date” means (a) each Monthly Date and (b) the Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

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“Investment” means (a) any direct or indirect redemption, retirement purchase or other acquisition by any Person of, or of a beneficial interest in, any of the Capital Stock or other Property of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) any direct or indirect loan, advance, acquisition, capital contribution or other transfer of property by any Person to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (c) any direct or indirect Guarantee of any obligations of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions (whether in Cash or Property) thereto.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Lenders” means each Person listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance Agreement.

“LIBOR” shall mean, with respect to any interest accrual period (an “Interest Period”), the rate per annum (rounded upwards, if necessary, to the nearest one-eighth (1/8th) of one percent (1%)) reported, with respect to the initial Interest Period, at 11:00 a.m. London time on the date of this Agreement (or if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day), and thereafter, at 11:00 a.m. London time on the date two (2) Eurodollar Business Days prior to the last day of the Interest Period preceding the applicable Interest Period (such date, the “LIBOR Determination Date”), on Reuters Page LIBOR01 as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a thirty (30) day term and in an amount of $1,000,000.00 or more (or on such other page as may replace said Page LIBOR01 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate, all as determined by Administrative Agent in its sole but good faith discretion). In the event that (i) more than one such LIBOR is provided, the average of such rates shall apply, or (ii) no such LIBOR is published, then LIBOR shall be determined from such comparable financial reporting company as Administrative Agent shall reasonably determine in good faith in consultation with the Borrower (which consultation shall not be required if a Default or Event of Default has occurred and is continuing). LIBOR for any Interest Period shall be adjusted from time to time by increasing the rate thereof to compensate any affected Lender, to the extent rate increases shall be imposed on similarly situated loans held by such Lender, for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Period) which are required to be maintained by such Lender with respect to “Eurocurrency Liabilities” (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over such Lender of similar effect.

“LIBOR Determination Date” shall have the meaning set forth in the definition of “LIBOR” above.

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“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge, production payment or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Capital Stock, any purchase option, call or similar right of a third party with respect to such Capital Stock.

“Loan Document” means any of this Agreement, the Promissory Notes, the Collateral Documents and all other certificates, documents, instruments or agreements executed and delivered by a Loan Party for the benefit of the Administrative Agent or any Lender in connection herewith or pursuant to any of the foregoing.

“Loan Party” means Parent, the Borrower and each Guarantor.

“Loans” shall mean, collectively, the loans extended hereunder, including the Term Loans.

“Make-Whole Amount” means the present value of interest then accruing on such principal amount from the date of such repayment, prepayment or acceleration through the 24th month anniversary of the Closing Date (excluding accrued but unpaid interest to the date of such repayment, prepayment or acceleration), such present value to be computed using a discount rate equal to the Treasury Rate plus 50 basis points discounted to the repayment, prepayment or acceleration date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months).

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business operations, properties, assets, condition (financial or otherwise) or prospects of the Loan Parties, taken as a whole; (b) the ability of any Loan Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document; (d) the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens; or (e) the rights, remedies and benefits available to, or conferred upon, Administrative Agent and any Lender under any Loan Document.

“Material Contract” means, collectively, (i) any written contract or agreement requiring payments to be made or providing for payments to be received, in each case in excess of $1,000,000 individually or, if involving a series of related contracts or agreements, in the aggregate during any 12-month period, (ii) any other written contract or other arrangement to which any Loan Party is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect and (iii) any written agreement or instrument evidencing or governing Indebtedness (including, for the avoidance of doubt, any Swap Agreement, but excluding the Loan Documents) with a principal amount or notional amount in excess of $500,000.

“Maturity Date” means the earlier of (i) the fifth anniversary of the Closing Date and (ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

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“Monthly Date” means the last day of each calendar month (starting with January 31, 2019) and if such day is not a Business Day, then the next succeeding Business Day after the last day of such calendar month.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgages” means mortgages, deeds of trusts and similar instruments, substantially in the form of Exhibits G or G-1, as they may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) the sum of Cash payments and Cash Equivalents received by any Loan Party from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes paid or payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period in which the sale occurs (after taking into account any available tax credits or deductions and any tax-sharing arrangements), (b) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the applicable Loan Party in connection with such Asset Sale (provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds), (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (other than any Lien pursuant to a Collateral Document) and (d) reasonable fees, costs and expenses payable by the Loan Parties in connection with such Asset Sale in an amount not to exceed four percent (4%) of the consideration paid in connection with such Asset Sale.

“Net Equity Issuance Proceeds” means (i) the sum of Cash payments and Cash Equivalents received by any Loan Party from any issuance of its Capital Stock, minus (ii) any bona fide direct costs incurred in connection with such issuance, including underwriting discounts and commissions and reasonable fees, costs and expenses payable by the Loan Parties in connection with such issuance in an amount not to exceed four percent (4%) of the consideration paid in connection with such issuance.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by any Loan Party (a) under any casualty insurance policies in respect of any covered loss thereunder or (b) as a result of the taking of any assets of any Loan Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by any Loan Party in connection with the adjustment or settlement of any claims of any Loan Party in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes paid or payable as a result of any gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax-sharing arrangements).

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“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date).

“Obligations” means all liabilities and obligations of every nature of each Loan Party from time to time owed to the Administrative Agent (including any former Administrative Agent), the Lenders, or any of them under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees, expenses, penalties, premiums (including any make-whole amounts), reimbursements, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance). For the avoidance of doubt, it is understood and agreed that any Premium shall be presumed to be the liquidated damages sustained by each Lender as a result or the early termination of the Loans and the Loan Parties agree that such amounts shall constitute Obligations under this Agreement.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

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“Operating Account” refers collectively to all Deposit Accounts of Loan Parties that are subject to Control Agreements (including accounts held jointly in the name of a Loan Party and an affiliate operator that has signed (i) an operating agreement in the form of Exhibit N hereto and (ii) a subordination agreement in the form of Exhibit O hereto).

“Organizational Documents” means (a) with respect to any corporation, its certificate, notice of articles, articles or articles of incorporation, amalgamation, formation or organization, as amended, and its bylaws, as amended, and any shareholder agreement relating to such corporation, (b) with respect to any limited partnership, its certificate of limited partnership or certificate of formation, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Sources” shall have the meaning assigned to such term in Section 10.3(c).

“Other Taxes” means any and all present or future stamp, registration, recording, filing, transfer, court, documentary, intangible, excise or property or similar Taxes, fees, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance or enforcement or registration of, or otherwise with respect to or in connection with, any Loan Document.

“Parent” shall have the meaning assigned to such term in the preamble hereto.

“Participant” shall have the meaning assigned to such term in Section 10.6(f).

“Participant Register” shall have the meaning assigned to such term in Section 10.6(g).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“PDP PV-10” means, as of any date of determination thereof with respect to the Oil and Gas Properties comprised of Proved Developed Producing Properties described in the then most recent Reserve Report delivered to the Administrative Agent, the net present value, discounted at ten percent (10%) per annum, of the estimated future net revenues expected to accrue to the Borrower’s and Guarantors’ collective interest in such Oil and Gas Properties during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made in accordance with Society of Petroleum Engineers then existing guidelines for reporting Proved Developed Producing Properties, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, future plugging and abandonment expenses, and for operating, gathering, transportation and marketing costs required for the production and sale of such Oil and Gas Properties (without giving effect to non-property related expenses such as general and administrative expenses) and (b) the pricing assumptions used in determining PDP PV-10 for any Oil and Gas Properties shall be based upon the Strip Price and appropriate differentials as reasonably determined by the Administrative Agent. The amount of PDP PV-10 at any time shall be calculated on a pro forma basis for material sales or dispositions of Properties and material acquisitions of Oil and Gas Properties comprised of Proved Developed Producing Properties consummated by the Borrower and Guarantor since the date of the Reserve Report most recently delivered pursuant to this Agreement.

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“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA, Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Encumbrances” means (a) statutory or contractual Liens of landlords, banks (and rights of set off), carriers, warehousemen, mechanics, suppliers, contractors, subcontractors, repairmen, workmen, materialmen, vendors and other similar Liens arising in the ordinary course of business, in each case incurred in the ordinary course of business consistent with past practice for amounts not yet more than 30 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens for taxes, assessments, or other governmental charges or levies and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) or 436(f) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business consistent with past practice for amounts not yet overdue or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) easements, zoning restrictions, servitudes, permits, surface leases, and similar encumbrances, arising in the ordinary course of business, in any Property of a Loan Party for the purpose of roads, pipelines, transmission lines, transportation lines, for gas, oil, or other minerals, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the applicable Loan Party or materially impair the value of such Property subject thereto; (d) contractual Liens which arise in the ordinary course of business under (or liens arising as a matter of law in the ordinary course of business in respect of) operating agreements, oil and gas partnership agreements, oil and gas leases, division orders, contracts for the sale, transportation or exchange of oil, natural gas or other Hydrocarbons, unitization and pooling declarations, orders and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, contracts for the drilling, operating and producing property, contracts for construction, repair or improvement to equipment or property, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in this Agreement, which Liens are limited to the Oil and Gas Properties and related property that is the subject of such agreement, arising out of or pertaining to the operation or the production or sale of Hydrocarbons produced from the Oil and Gas Properties, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto; (e) Liens arising from precautionary UCC filings with respect to operating leases and other leases which are not capital leases and cover assets that are leased by, but not owned by, a Loan Party; (f) judgment and attachment Liens not giving rise to an Event of Default; (g) any Liens arising pursuant to the Acquisition Agreement so long as no action to enforce such Lien has been commenced other than in respect of purchase price adjustments; (h) any consent to assignment which is pending before a state agency as identified on Schedule 3.1 hereto or any other consents described on Schedule 3.1; and (i) Liens listed on Schedule 4.12 hereto; (j) Liens on Oil and Gas Properties that are discharged in connection with Loans hereunder; (k) defects in or irregularities of title listed on Schedule 4.12 and (l) additional defects in or irregularities of title which, in the case of Property other than Oil and Gas Property, do not deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties and which, in the case of Oil and Gas Properties, do not, in the aggregate, impair the aggregate value all the Loan Parties’ Oil and Gas Properties by more than two percent (2%); provided further that no intention to subordinate the First Priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Permitted Encumbrance.

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“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Recipients” shall have the meaning assigned to such term in Section 10.17.

“Permitted Refinancing Indebtedness” means any Indebtedness of any Loan Party issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of any Loan Party (other than intercompany Indebtedness); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders and Administrative Agent as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) the terms of such Permitted Refinancing Indebtedness are not materially less favorable to the obligor thereunder than (x) the original terms of such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Premium” shall have the meaning assigned to such term in Section 2.10(a).

“Principal Office” means, for Administrative Agent its “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to the Borrower and each Lender.

“Pro Forma Balance Sheet” shall have the meaning assigned such term in Section 4.7.

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“Pro Rata Share” means (i) with respect to the obligation to make Loans on the Closing Date shall refer to the percentage obtained by dividing such Lender’s Initial Commitment by the aggregate Initial Commitments of all Lenders, (ii) with respect to the obligation to make Loans on a Delayed Draw Borrowing Date, shall refer to the percentage obtained by dividing such Lender’s Delayed Draw Commitment by the aggregate Delayed Draw Commitments of all Lenders, and (iii) with respect to all payments, computations and other matters relating to the Loans made by any Lender, the percentage obtained by dividing (a) the Exposure of that Lender, by (b) the aggregate Exposure of all Lenders.

“Projections” shall have the meaning assigned to such term in Section 4.8.

“Promissory Note” means any Promissory Note to be executed and delivered by Borrower according to the terms hereof, substantially in the form of Exhibit H.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Cash, securities, accounts and contract rights.

“Proved Developed Producing Properties” means Oil and Gas Properties which are categorized as “Proved Reserves” that are both “Developed” and “Producing”, as such terms are defined in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Reserves” shall have the meaning adopted for such term by the Society of Petroleum Engineers.

“PSA Purchase Price” means the “Purchase Price” in the Acquisition Agreement

“Purchase Price Adjustment Proceeds” means any amounts paid by or on behalf of the “Seller” (as defined in the Acquisition Agreement) in accordance with the terms of the Acquisition Agreement (including any funds released from an escrow account established pursuant to the Acquisition Agreement), on account of (i) post-closing adjustments to the PSA Purchase Price pursuant to Section 8.1 of the Acquisition Agreement other than adjustments pursuant to Sections 2.2(a)(ii)-(iii) and 2.2(b)(i)-(iii) of the Acquisition Agreement or (ii) the release from escrow pursuant to Section 2.5(c) of the Acquisition Agreement of the portion of the PSA Purchase Price allocable to certain “State Leases” (as defined in the Acquisition Agreement) as to which approval has been denied or otherwise not obtained as described therein. For the avoidance of doubt, payments from Seller consisting of interest on escrowed funds or compensation for “Purchaser’s Credit Costs” (as that term is used in the Acquisition Agreement) shall not be considered Purchase Price Adjustment Proceeds.

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“RCRA” shall have the meaning assigned to such term in the definition of “Environmental Laws.”

“Recipient” shall have the meaning assigned to such term in Section 10.17.

“Register” shall have the meaning assigned to such term in Section 2.5(b).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. With respect to any Lender, Related Fund shall also include any swap, special purpose vehicles purchasing or acquiring security interests in collateralized loan obligations or any other vehicle through which such Lender may leverage its investments from time to time.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the migration of any Hazardous Material through the air, soil, surface water or groundwater.

“Remedial Action” means (a) “response” as such term is defined in CERCLA, and (b) all other actions required pursuant to any Environmental Law or by any Governmental Authority, voluntarily undertaken or otherwise reasonably necessary to (i) clean up, investigate, sample, evaluate, monitor, remediate, remove, correct, contain, treat, abate or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release or migration, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clauses (i) or (ii) above.

“Replacement Rate” shall have the meaning assigned to such term in Section 2.14 (c).

“Requisite Lenders” means one or more Lenders having or holding outstanding Loans and Commitments representing more than fifty percent (50%) of the sum of the aggregate of all outstanding Loans and Commitments of all Lenders. For the avoidance of doubt, terminated Commitments shall be excluded from this calculation.

“Reserve Report” means any report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the immediately preceding December 31st or June 30, as applicable, the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the Strip Price, as may be adjusted in accordance with customary practice to account for subsequent acquisitions or divestitures.

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“Restricted Junior Payment” means (i) except in each of subclauses (A) through (C) below, where such dividend, distribution, redemption, retirement is payable solely in shares of Capital Stock, (A) any dividend or other distribution, direct or indirect, on account of any Capital Stock of a Loan Party now or hereafter outstanding, (B) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party now or hereafter outstanding or (C) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Capital Stock of any Loan Party now or hereafter outstanding; (ii) management or similar fees; and (iii) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any other Indebtedness not permitted under Section 6.1 or if permitted, the payment of which is in Section 6.1 identified as a Restricted Junior Payment.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctions” means any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States Government or other relevant sanctions authority based upon the obligations or authorities set forth in Anti-Terrorism Laws and the sanctions administered or enforced by OFAC, the U.S. Department of State, the European Union or any other relevant sanctions authority.

“Second Offer” shall have the meaning assigned to such term in Section 2.9(j).

“Secured Parties” has the meaning assigned to that term in each Mortgage and in the Guarantee and Collateral Agreement.

“Securities Account” means any “securities account” as defined in the UCC.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of a Financial Officer substantially in the form of Exhibit I.

“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s and its consolidated Subsidiaries’ debt and liabilities (including contingent liabilities) does not exceed the fair saleable value of such Person’s and its consolidated Subsidiaries’ present assets; (b) if applicable, such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

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“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Strip Price” means for purposes of determining the value of Oil and Gas Properties constituting Proved Developed Producing Properties, the NYMEX published monthly forward prices for Henry Hub natural gas, West Texas Intermediate crude oil, or as applicable as reasonably determined by the Administrative Agent in good faith, for the most comparable hydrocarbon commodity applicable for which forward month prices are available. For any months beyond the first 8 years of published NYMEX forward pricing, the Strip Price used will be equal to the average of the last 12 months of the eighth year of published NYMEX forward pricing.

“Subsequent Acquisition” means a portion of the Acquisition that closes after the Initial Acquisition in accordance with the terms of Acquisition Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Summit” means Summit Partners Credit Advisors, L.P. or its Affiliates.

“Swap Agreement” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by any Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or other financial measures and whether exchange traded, “over-the-counter” or otherwise.

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“Swap Intercreditor Agreement” means the Initial Swap Intercreditor Agreement and each other intercreditor agreement entered into among the Administrative Agent, the Collateral Agent, the Borrower, the Subsidiaries of the Borrower and a counterparty to a Swap Agreement approved by the Administrative Agent.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, and any interest, penalties or additional amounts thereon.

“Tax Distribution” means (a) (i) for any Fiscal Year (or portion thereof) for which the Borrower is treated as a partnership (or disregarded as an entity separate from a partnership) for U.S. federal income tax purposes, distributions to the equity owners of the Borrower of an aggregate amount with respect to any Fiscal Year not to exceed (x) the highest marginal federal and state and local corporate income tax rate multiplied by (y) the amount of the Borrower’s net taxable income for the relevant Fiscal Year reduced by the amount of the Borrower’s net taxable losses (if any) for prior Fiscal Years, or (ii) for any Fiscal Year (or portion thereof) for which the Borrower is disregarded as an entity separate from a corporate parent (a “Corporate Parent”) for U.S. federal income tax purposes, an aggregate amount not to exceed the amount of such Taxes that the Borrower and/or its applicable Subsidiaries would have paid had the Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group) and (b) for any Fiscal Year (or portion thereof) for which the Borrower is treated as a corporation for U.S. federal income tax purposes and files a consolidated, combined, unitary or similar type of income tax return with any direct or indirect Corporate Parent, distributions to such Corporate Parent of an aggregate amount to permit such Corporate Parent to pay federal, state and local income taxes then due and payable with respect to such Fiscal Year or other period that are attributable to the income of the Borrower and/or its Subsidiaries, not to exceed the amount of such Taxes that the Borrower and/or its applicable Subsidiaries would have paid had the Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group) that did not file a consolidated, combined, unitary or similar type of return with such Corporate Parent; provided, that Tax Distributions in respect of any Fiscal Year may be paid throughout the Fiscal Year to cover estimated tax payments as reasonably determined by the Borrower.

“Tax Lien” means any lien of any Governmental Authority (or notice of lien or amount owing) for the payment of any Tax, other than inchoate liens for Taxes not yet delinquent.

“Tax Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Administrative Agent, a Lender or any Tax Related Person of any of the foregoing.

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“Taxes on the Overall Net Income” of a Person means any net income or franchise Taxes imposed in lieu of a net income Taxes on a Person by a jurisdiction (or any political subdivision or taxing authority thereof or therein) (i) in which such Person is organized or in which such Person’s principal office (and/or, in the case of a Lender, its lending office) is located or (ii) with which such Person has a present or former connection (other than a connection arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Term Loans” means term loans made pursuant to Section 2.1 hereof.

“Transaction Costs” means the fees, costs and expenses payable by the Loan Parties (i) on or before the Closing Date in connection with the Transactions that occur on the Closing Date, or (ii) on or before a Delayed Draw Borrowing Date in connection with the Transactions that occur on such Delayed Draw Borrowing Date.

“Transactions” means the transactions contemplated by the Loan Documents to occur on the Closing Date or on a Delayed Draw Borrowing Date, including the Acquisition.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to the 24th month anniversary of the Closing Date, provided, however, that if the period from the applicable prepayment date to the 24th month anniversary of the Closing Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth (1/12th) of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the 24th month anniversary of the Closing Date, except that if the period from the applicable prepayment date to the 24th month anniversary of the Closing Date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Viking” means Viking Energy Group, Inc.

“Warrant Agreements” means the collective reference to (i) that certain Warrant Purchase Agreement, dated as of the date hereof among the Lenders, as initial purchasers, the other purchasers party thereto from time to time, and the Borrower and (ii) that certain Warrant Purchase Agreement, dated as of the date hereof among the Lenders, as initial purchasers, the other purchasers party thereto from time to time and Viking.

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“Warrants” means any and all warrants issued under the Warrant Agreements.

“Weighted Average Life to Maturity” means when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate amount of such Indebtedness.

Section 1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and Lenders reconciliation statements requested by the Administrative Agent (reconciling the computations of such financial ratios and requirements from then-current GAAP computations to the computations under GAAP prior to such change) in connection therewith. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower. Notwithstanding anything in this Agreement to the contrary, any change in GAAP or the application or interpretation thereof that would require operating leases to be treated similarly as a capital lease shall not be given effect in the definitions of Indebtedness or Liens or any related definitions or in the computation of any financial ratio or requirement.

Section 1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof or hereto, as the case may be, unless otherwise specifically provided. References herein to a Schedule shall be considered a reference to such Schedule as of the Closing Date. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). When the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

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ARTICLE 2

LOANS

Section 2.1 Loans; Commitments.

(a) Subject to the terms and conditions hereof,

(i) on the Closing Date each Lender with an Initial Commitment shall make to Borrower (so long as all conditions precedent required hereby shall have then been satisfied or waived), a term loan in an aggregate principal amount equal to such Lender’s Initial Commitment. The aggregate amount of all Initial Commitments is $58,179,201.54. For the avoidance of doubt, the amount of the Loans to be made on the Closing Date shall not exceed 84.1% of the Required Closing Date Funds. The Initial Commitments may only be drawn on the Closing Date.

(ii) on each Delayed Draw Borrowing Date, each Lender with a Delayed Draw Commitment shall make to Borrower (so long as all conditions precedent required hereby shall have then been satisfied or waived), a term loan in an aggregate principal amount equal to such Lender’s Pro Rata Share of the principal amount of Loans set forth in a Borrowing Notice delivered in accordance with Section 2.3 requesting Loans on such date. The aggregate amount of the term loans made on all Delayed Draw Borrowing Dates shall not exceed the difference between $63,592,000.00 and the aggregate amount of the Initial Commitments. For the avoidance of doubt, the amount of the Loans to be made on the Delayed Draw Borrowing Date shall not exceed 84.1% of the Required Delayed Draw Borrowing Date Funds.

(b) The Initial Commitment of each Lender who satisfies its obligation to fund the Loans on the Closing Date shall terminate in its entirety (after giving effect to the incurrence of such Loans on such date). On each Delayed Draw Borrowing Date, the Delayed Draw Commitment of each Lender shall terminate (after giving effect to the incurrence of Loans on such date) by the amount of Loans funded by such Lender on such Delayed Draw Borrowing Date. On the Final Delayed Draw Borrowing Date, the Delayed Draw Commitment of each Lender who has satisfied its obligations to fund Loans on such date and on previous Delayed Draw Borrowing Dates shall terminate (after giving effect to the incurrence of Loans on such date) in its entirety.

Section 2.2 The Loans.The obligation of Borrower to repay to each Lender the aggregate amount of all Loans held by such Lender, together with interest accruing in connection therewith, may, at the request of any Lender, be evidenced by one or more Promissory Notes made by Borrower payable to such Lender (or its assigns) with appropriate insertions. Interest on each Loan shall accrue and be due and payable as provided herein. Each Loan shall be due and payable as provided herein, and shall be due and payable in full on the Maturity Date. Borrower may not borrow, repay, and reborrow hereunder or under the Loans.

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Section 2.3 Requests for Loans. Borrower must give to Administrative Agent written or electronic notice of any requested Loan borrowing pursuant to a Borrowing Notice. Each Borrowing Notice shall be irrevocable and must:

(a) specify the amount of Loans requested to be made and the date on which such Loans are requested to be made;

(b) be received by Administrative Agent no later than 10:00 a.m., New York, New York time, ten (10) Business Days (or, in the case of the Loans on the Closing Date, 1 Business day) prior to the date on which any such Loans are to be made (or such shorter period as the Administrative Agent and the Lenders may agree);

(c) specify the location and number of the Borrower’s and the Borrower Subsidiary accounts to which funds are to be disbursed, which shall be the Deposit Accounts of the Borrower subject to Control Agreements and the Borrower Subsidiaries or the account or accounts of such other third party recipients as expressly identified in the Borrowing Notice and approved by the Administrative Agent; and

(d) certify that each of the conditions precedent specified in Section 3.1 (in the case of Loans being made pursuant to the Initial Commitments) or Section 3.2 (in the case of Loans being made pursuant to the Delayed Draw Commitments), at the time of the applicable Borrowing and after giving effect to such Borrowing, shall have been satisfied or waived in accordance with the terms hereof.

Each such Borrowing Notice must be duly completed. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Administrative Agent at the Administrative Agent’s Account the amount of such Lender’s new Loans in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein or such Lender has already made Loans equal to the amount it is required to fund on such date pursuant to Section 2.1, Administrative Agent shall promptly make such Loans available to Borrower. The failure of any Lender to make any Loan hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loans hereunder.

Section 2.4 Use of Proceeds.The proceeds of the Loans issued on the Closing Date may only be used (i) to pay financing fees, Transaction Costs and legal costs related to closing of this Agreement and the other Loan Documents since the commencement of negotiations with the Lenders and (ii) to fund $500,000 of initial cash liquidity. The proceeds of the Loans issued on any Delayed Draw Borrowing Date may only be used (a) to pay financing fees, Transaction Costs and legal costs related to the Loans being funded on, and the Subsequent Acquisition closing on, such date, and (b) to fund amounts owed under the Acquisition Agreement in respect of post-closing adjustments to the PSA Purchase Price, including pursuant to Section 8.1 of the Acquisition Agreement.

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Section 2.5 Evidence of Debt; Register; Lenders’ Books and Records.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain in its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Promissory Notes (if any) held by such Lender and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Loan Parties, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern. A Lender may at its option request that its Loans be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and the form attached as Exhibit H and otherwise in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(b) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower, and a redacted version of the Register showing the entries with respect to any Lender shall be available for inspection by such Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Loans, the date on which such Loans were made, the principal amount (and stated interest) of the Loans, each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Loan Parties’ Obligations in respect of any Loan. The Borrower hereby designates the entity serving as the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.5, and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.” This Section 2.5(b) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

Section 2.6 Interest.

(a) Interest Rate. Each Loan shall at all times bear interest at a rate per annum equal to the greater of (i) a floating rate of interest equal to 10.00% plus LIBOR, and (ii) a fixed rate of interest equal to 12.00% (in any event, the “Interest”).

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(b) Interest Payment Dates. Interest on each Loan shall be due and payable in cash on each Interest Payment Date. All interest payable hereunder shall be computed on the basis of a 360-day year.

(c) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable in cash on demand at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.7 Repayment of Loans.

(a) Amortization Payments. The Borrower shall repay to the Administrative Agent, in cash, for the benefit of the Lenders, beginning on the last Business Day of the fiscal quarter ending June 30, 2019 and on the last day of each fiscal quarter thereafter (in each case, if not a Business Day, the immediately preceding Business Day), a principal amount in respect of the Loans equal to 1.25% of the initial principal amount of the Loans made hereunder, including, for the avoidance of doubt, the Loans made on the Closing Date and on each Delayed Draw Borrowing Date. To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.

(b) Repayment on the Maturity Date. If any principal, interest or other Obligations remain outstanding on the Maturity Date, such amounts will be paid in full by Borrower to the Administrative Agent for the account of the Lenders in immediately available funds on the Maturity Date, together with any amounts required to be paid hereunder (including any applicable Premium) (to be calculated by the Borrower in a Certificate of an Authorized Officer delivered to the Administrative Agent).

Section 2.8 Voluntary Prepayments. The Borrower may prepay the Loans on any Business Day in whole or in part upon not less than three (3) Business Days’ prior written or telephonic notice, in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent. Any voluntary prepayment shall be in a minimum amount of (i) if being paid in whole, the Obligations and (ii) if being paid in part, $100,000 and integral multiples of $100,000 in excess of that amount. Upon the giving of any such notice, the principal amount of the Loans specified in such notice, together with interest then accrued but unpaid on such principal amount and any Premium with respect thereto, shall become due and payable on the prepayment date specified therein and shall be irrevocable; provided that a notice of voluntary prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or Capital Stock or the occurrence of any other specified event, in which case such notice of prepayment may be revoked by the Borrower by notice to the Administrative Agent on or prior to the specified date if such condition is not satisfied. Any principal or interest prepaid and any Premium paid pursuant to this Section 2.8 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Any such voluntary prepayment shall be applied as specified in Section 2.11.

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Section 2.9 Mandatory Prepayments.

(a) Asset Sales. Within five (5) days of the date of receipt by any Loan Party (or any Affiliate on behalf of such Loan Party) of any Net Asset Sale Proceeds in amount equal to or greater than $150,000, the Borrower shall offer to prepay, and, if accepted by Accepting Lenders, be obligated to prepay the Loans held by such Lenders in an aggregate amount equal to such Net Asset Sale Proceeds; provided, however, that such Net Asset Sale Proceeds shall not be required to be so applied on such date so long as no Event of Default then exists and the Borrower has delivered a certificate to the Administrative Agent on such date stating that such Net Asset Sale Proceeds shall be used to invest in or replace or restore any properties or assets (and, if such investment is in Oil and Gas Properties, that such investment complies with Section 6.23 of this Agreement) in respect of which such Net Asset Sale Proceeds were paid within 90 days following the date of the receipt of such Net Asset Sale Proceeds (which certificate shall set forth the estimates of the Net Asset Sale Proceeds to be so expended), and provided further, that if all or any portion of such Net Asset Sale Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 90 days after the date of the receipt of such Net Asset Sale Proceeds (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest such Net Asset Sale Proceeds as set forth above), or, if later, within 90 days after the Borrower or such Subsidiary has entered into a binding commitment (prior to the end of the referenced 90-day period) to reinvest such proceeds, such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 2.9(a) without regard to the immediately preceding proviso. In the event of a repayment pursuant to this Section 2.9(a) from Net Asset Sale Proceeds (as hereinafter defined), such repayment of principal shall be subject and accompanied by the Premium to the extent such repayment occurs prior to the third anniversary of the Closing Date; provided that the Premium shall not be required to accompany the repayment of such Net Asset Sale Proceeds with respect to the first $500,000 of Net Asset Sale Proceeds received by a Loan Party and not reinvested pursuant to the immediately prior sentence in the aggregate during the term of this facility.

(b) Insurance/Condemnation Proceeds. Within five (5) days of the date of receipt by any Loan Party (or any Affiliate on behalf of such Loan Party), or the Administrative Agent as sole loss payee, or promptly thereafter of any Net Insurance/Condemnation Proceeds in amount equal to or greater than $150,000, the Borrower shall offer to prepay, and, if accepted by Accepting Lenders, be obligated to prepay the Loans held by such Lenders in an aggregate amount equal to the applicable Loan Party’s Net Insurance/Condemnation Proceeds, provided, however, that (i) such Net Insurance/Condemnation Proceeds shall be made available for use by the applicable Loan Party to pay or recover the costs of restoring, repairing, or replacing the affected Property during the period of 180 days after the applicable Loan Party’s receipt thereof and (ii) any joint interest owner’s interest in such Net Insurance/Condemnation Proceeds shall be released to such owner.

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(c) Issuance of Indebtedness. On the date of receipt by any Loan Party (or any Affiliate on behalf of such Loan Party) of any Cash proceeds from the incurrence of any Indebtedness (other than Indebtedness that is permitted hereunder) of such Loan Party, the Borrower shall offer to prepay, and, if accepted by Accepting Lenders, be obligated to prepay the Loans held by such Lenders in an aggregate amount equal to all the net cash proceeds of such incurrence of Indebtedness. Nothing in this prepayment obligation shall limit the fact that such incurrence shall be an Event of Default. Any principal amount required to be prepaid under this Section 2.9(c) shall be subject and accompanied by the Premium, as applicable.

(d) Excess Cash Sweep. On each date that is thirty (30) days after the end of each Fiscal Quarter ending on or after June 30, 2019 (or, in either case, if such date is not a Business Day, the next succeeding Business Day), (each, a “Sweep Payment Date”), the Borrower will prepay the Loans in the order set forth in Section 2.11 (for the avoidance of doubt, no Premium will be due on such prepayment), by an amount equal to the positive Consolidated Net Cash Flow for the Fiscal Quarter most recently ended; provided that the Borrower shall not be required pursuant to this Section 2.9(d) to reduce its Cash and Cash Equivalents to an amount less than (i) the minimum amount required by Section 6.7 and (ii) the funds necessary for the Covered Capital Expenditures contemplated to be expended in the next six month period by an approved APOD.

(e) [Reserved].

(f) [Reserved].

(g) Purchase Price Adjustment Proceeds. On or before the fifth (5th) day after receipt by a Loan Party of Purchase Price Adjustment Proceeds, the Borrower will prepay the Loans in the order set forth in Section 2.11 (for the avoidance of doubt, no Premium will be due on such prepayment), by an amount equal to such Purchase Price Adjustment Proceeds.

(h) Equity Issuance. On the date of receipt by any Loan Party (or any Affiliate on behalf of such Loan Party) of any Net Equity Issuance Proceeds, the Borrower shall offer to prepay, and, if accepted by the Lender, be obligated to prepay the Loans in an aggregate amount equal to such Net Equity Issuance Proceeds. Any principal amount required to be prepaid under this Section 2.9(h) shall be subject and accompanied by the Premium.

(i) Prepayment Certificate and Calculation.

(i) As soon as practicable after the Borrower has knowledge that a prepayment pursuant to Sections 2.9(a)-(c) is required, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer demonstrating the calculation of the amount of the applicable net proceeds or other applicable financial tests or proceeds giving rise to the prepayment, as the case may be. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to Administrative Agent a certificate of a Financial Officer demonstrating the calculation of such excess.

(ii) [Reserved].

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(j) Lender Right to Waive. Notwithstanding anything in this Agreement to the contrary, each applicable Lender, in its sole discretion, may, but is not obligated to, waive the Borrower’s requirements to make any prepayments pursuant to Sections 2.9(a) - (c) with respect to such Lender’s Pro Rata Share of such prepayment. Upon the dates set forth in Section 2.9(a) - (c), as applicable, for any such prepayment, the Borrower shall notify the Administrative Agent of the amount that is available to prepay the applicable Loans. Promptly after the date of receipt of such notice, the Administrative Agent shall provide written notice (to be prepared by the Borrower) (the “First Offer”) to the Lenders of the amount available to prepay the Loans. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice thereof to the Administrative Agent by 10:00 a.m. New York time no later than two (2) Business Days after the date of such notice from the Administrative Agent. On such date the Administrative Agent shall then provide written notice (to be prepared by the Borrower) (the “Second Offer”) to the Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Loans owing to such Accepting Lenders, such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer. Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 10:00 a.m. New York time no later than one (1) Business Day after the date of such notice of a Second Offer. The Borrower shall prepay the applicable Loans within one (1) Business Day after its receipt of notice from the Administrative Agent of the applicable aggregate amount of such prepayment. Amounts remaining after the allocation of accepted amounts with respect to the First Offer and the Second Offer to Accepting Lenders shall be retained by the Borrower.

Section 2.10 Premiums.

(a) Prepayment Premiums.

(i) With respect to each repayment or prepayment of Loans under Section 2.8, 2.9 (b), (c) or (h) or, to the extent provided therein with respect to a repayment or prepayment, 2.9(a), (whether voluntary or mandatory) or any acceleration of the Loans and other Obligations pursuant to Article 8 (including for the avoidance of doubt, as a result of clauses (a), (f) or (g) of Section 8.1) (collectively, the “Payment Events” and each a “Payment Event”), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the amount of the Loans repaid, prepaid or accelerated, in each case, concurrently with such repayment or prepayment, a premium (the “Premium”) equal to (i) if such Payment Event occurs on or prior to the second anniversary of the Closing Date, 3.00% of the applicable aggregate principal amount of the Loans subject to the Payment Event plus any Make-Whole Amount, (ii) if such Payment Event occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 3.00% of the applicable aggregate principal amount of the Loans subject to the Payment Event or (iii) if such Payment Event occurs after the third anniversary of the Closing Date, 0% of the applicable aggregate principal amount of the Loans subject to the Payment Event. The Premium shall become immediately due and payable, and Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Event has commenced, and (if an Insolvency Event has commenced) without regard to whether such Insolvency Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with an Insolvency Event shall constitute an optional prepayment thereof and require the immediate payment of the Premium.

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(ii) Any Premium payable pursuant to this Section 2.10 shall be presumed to be the liquidated damages sustained by each Lender as the result of the redemption and/or acceleration of its Loans and the Borrower agrees that it is reasonable under the circumstances in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.

(b) Upon receipt of notice of a payment or prepayment to be made, the Administrative Agent shall promptly calculate and notify the Borrower of the amount of the payment or prepayment required pursuant to Sections 2.8, 2.9, 2.10 and 2.11 and such determination shall be binding on the Borrower, the Loan Parties and the other Guarantors absent manifest error.

Section 2.11 Application of Payments.

(a) Prepayments Waterfall. Any payment of any Loan made pursuant to Sections 2.7, 2.8, or 2.9, shall be applied as follows:

(i) first, ratably to pay all expenses, fees and indemnities due hereunder to the full extent thereof;

(ii) second, ratably to pay any accrued Interest (including interest at the Default Rate, if any) until paid in full;

(iii) third, ratably to pay the Premium, if any, due on the Loans (including, for the avoidance of doubt, any Premium due resulting from the prepayment of principal under clause fourth below);

(iv) fourth, ratably, to pay the principal amount of all Loans due (or being repaid at such time);

(v) fifth, ratably to pay any other Obligations then due and payable; and

(vi) sixth, to the Borrower.

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Section 2.12 General Provisions Regarding Payments.

(a) All payments by the Borrower or any Loan Party of principal, interest, fees and other Obligations shall be made in Dollars in same day funds without, recoupment, setoff, counterclaim or other defense free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) on the date due to the Administrative Agent’s Account for the account of Lenders; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day.

(b) All repayments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid (in addition to any Premium due).

(c) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Except as otherwise expressly provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(e) The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Interest and fees shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the applicable rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

(f) If an Event of Default shall have occurred and be continuing and not otherwise been waived or all or any portion of the Loans shall have been accelerated hereunder, subject to the terms of any Swap Intercreditor Agreement (it being understood, for the avoidance of doubt, that during the existence of a Triggering Event (as such term is defined in the Swap Intercreditor Agreement) Section 4.02(b) of the Swap Intercreditor Agreement shall control), all payments or proceeds received by the Administrative Agent hereunder in respect of any of the Obligations shall be applied:

(i) first, to pay any costs and expenses then due to the Administrative Agent in connection with the foreclosure or realization upon, the disposal, storage, maintenance or otherwise dealing with any of, the Collateral or otherwise, and indemnities and other amounts then due to the Administrative Agent under the Loan Documents until paid in full;

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(ii) second, to pay any costs, expenses, indemnities or fees then due to the Administrative Agent under the Loan Documents until paid in full;

(iii) third, ratably to pay any expenses, fees or indemnities then due to Administrative Agent or any of the Lenders under the Loan Documents, until paid in full;

(iv) fourth, ratably to the payment of any accrued Interest (including interest at the Default Rate, if any) until paid in full;

(v) fifth, ratably to pay the Premium, if any, due on the Loans (including, for the avoidance of doubt, any Premium due resulting from the prepayment of principal under clause sixth below);

(vi) sixth, ratably, to pay the principal amount of all Loans due (or being repaid at such time); and

(vii) seventh, ratably to pay any other Obligations then due and payable.

(g) Premium. Concurrent with the prepayment or repayment of the Loans (whether at maturity or otherwise) or following acceleration of the maturity of the Loans pursuant to the terms hereby, and/or in or in connection with a voluntary or involuntary Insolvency Event or otherwise, the Borrower shall, to the extent required by Section 2.10(a)(i), pay to the Administrative Agent, for the benefit of all Lenders the Premium on the principal amount so prepaid, repaid or due. For the avoidance of doubt, the Obligations shall not be considered paid in full nor shall the Liens on the Collateral be released until the Premium is paid in full in Cash.

Section 2.13 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans purchased and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase Loans (which it shall be deemed to have purchased from each Lender simultaneously upon the receipt by such Lender of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases to that extent shall be rescinded and the purchase prices paid for such Loans shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any Lender that has so purchased a Loan may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the Borrower to that Lender with respect thereto as fully as if that Lender were owed the amount of the Loan purchased by that Lender.

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Section 2.14 Increased Costs, etc.

(a) Subject to the provisions of Section 2.15 (which shall be controlling with respect to the matters covered thereby), if any Change in Law: (i) subjects any Lender (or its applicable lending office) to any additional Tax (other than (A) any Tax on the Overall Net Income of such Lender or any of its Tax Related Persons, (B) any Taxes described in clauses (B) through (E) of the definition of Excluded Taxes and (C) Connection Income Taxes, and without duplication as to amounts payable to such Lender pursuant to Section 2.15) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting any Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder, provided that such amounts are reasonably determined. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.14, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Failure or delay on the part of any to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

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(c) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR or (B) the supervisor for the administrator of LIBOR or a governmental authority having jurisdiction over the administrator of LIBOR has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent may in good faith (and in consultation with the Borrower (which consultation shall not be required if a Default or Event of Default has occurred and is continuing)) establish a reasonable replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace LIBOR for all purposes under the Loan Documents unless and until the Administrative Agent notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be reasonably amended in good faith with the consent of the Administrative Agent in consultation with the Borrower (which consultation shall not be required if a Default or Event of Default has occurred and is continuing), as may be reasonably necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this clause (c). The Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent in good faith in consultation with the Borrower.

Section 2.15 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If any Loan Party or any other Person is required by law (as determined by the relevant withholding agent in good faith) to make any deduction or withholding for or on account of any Tax from any sum paid or payable under any of the Loan Documents: (i) the Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower shall be entitled to make such deduction or withholding and shall pay any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by such Loan Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding, the Administrative Agent or such Lender, as the case may be, and each of their Tax Related Persons receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment satisfactory to the Administrative Agent; provided, no such additional amount shall be required to be paid to the Administrative Agent, any Lender or any Tax Related Person under clause (iii) above with respect to any (A) Taxes on the Overall Net Income with respect to any Lender or Administrative Agent or any Tax Related Person, (B) branch profits Taxes imposed by the United States, (C) U.S. federal withholding Taxes to the extent such Tax withholding or deduction requirement is in effect and applicable, as of the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) (or, if later, the date on which such Lender designates a new lending office) or on the effective date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender), except to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable to such Lender immediately before it changed its lending office or such Lender’s assignor (including each of their Tax Related Persons) immediately before such Lender becomes a party hereto, (D) Taxes attributable to such Lender, Administrative Agent and/or their Tax Related Person’s failure to comply with Sections 2.15(e) or Section 2.15(i), or (E) U.S. federal withholding Taxes imposed under FATCA (collectively, “Excluded Taxes”).

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(c) Other Taxes. In addition, the Loan Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Loan Parties shall deliver to Administrative Agent official receipts or other evidence of such payment satisfactory to Administrative Agent in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall indemnify Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Taxes paid or incurred by Administrative Agent or such Lender or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Loan Document or any payment or transaction contemplated hereby or thereby, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 2.15; provided, however, that the Loan Parties shall not be required to indemnify the Administrative Agent and Lenders for any Excluded Taxes. A certificate from the relevant Lender or the Administrative Agent, setting forth in reasonable detail the basis and calculation of such Taxes shall be conclusive, absent manifest error.

(e) Administrative Requirements; Forms Provision. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes shall, to the extent it is legally eligible to do so, deliver to Administrative Agent for transmission to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), whichever of the following is applicable (i) executed copies of Internal Revenue Service Form W‑8BEN or W-8BEN-E, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to establish that such Lender and its Tax Related Persons are not subject to deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or is subject to deduction or withholding at a reduced rate, (ii) two copies of Internal Revenue Service Form W-8ECI, (iii) if such Lender is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a U.S. Tax Compliance Certificate, properly completed and duly executed by such Lender, and (y) executed copies of Internal Revenue Service Form W-8BEN and W-8BEN-E and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to establish that such Lender and its Tax Related Persons are not subject to deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of interest and other amounts payable under any of the Loan Documents and (iv) to the extent a Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9 and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower or the Administrative Agent to establish that Lender is not subject to deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of interest and other amounts applicable under the Loan Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 2.15(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall, to the extent it is legally entitled to do so, promptly deliver to Administrative Agent for transmission to the Borrower two new copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, W-8IMY or W-8ECI, and as applicable, a U.S. Tax Compliance Certificate properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to confirm or establish that such Lender is not subject to deduction or withholding of U.S. federal income tax with respect to payments to such Lender under the Loan Documents or is subject to deduction or withholding at a reduced rate, or notify Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. Any Lender or Administrative Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent a properly completed and duly executed original of IRS Form W-9 or such other documentation or information prescribed by applicable U.S. federal law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower to determine whether or not such Person is subject to backup withholding or information reporting requirements under the Internal Revenue Code. Notwithstanding the foregoing, or any other provision of any Loan Document, if any Lender shall have satisfied the requirements of the first sentence of this Section 2.15(e) on the Closing Date or on the date of the Assignment and Acceptance Agreement pursuant to which it became a Lender, the Borrower shall have an obligation to pay to such Lender any additional amounts pursuant to this Section 2.15 (notwithstanding clause (E) of the definition of “Excluded Taxes”) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. Nothing in this Section 2.15 shall be construed to require a Lender or the Administrative Agent to provide any forms or documentation that it is not legally entitled to provide.

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(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines in its sole discretion, acting in good faith, that it has received a refund of any taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.15 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority or expenses related thereto) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or Lender, as applicable, in a less favorable net after-Tax position than the Administrative Agent or Lender, as applicable, would have been if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person or to alter its customary procedures and practices with respect to the administration of taxes.

(g) FATCA Provisions. If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes other than Excluded Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(f) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(h).

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(i) Status of Administrative Agent. On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), the Administrative Agent will deliver to the Borrower either (i) an executed copy of Internal Revenue Service Form W-9, or (ii) with respect to any amounts received on its own account, an executed copy of an applicable Internal Revenue Service Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of Internal Revenue Service Form W-8IMY certifying that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal income tax purposes with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(j) Original Issue Discount. Each of the Parent, the Borrower, the Administrative Agent and each Lender agree that the Loans and the warrants issued pursuant to the Warrant Agreement constitute “Investment Units” as that term is defined in Section 1273(c)(2) of the Code. None of the Parent, the Borrower, the Administrative Agent, or the Lender shall take any position inconsistent with the foregoing on any report, return, claim for refund or other filing for U.S. tax purposes unless all such parties agree otherwise or as otherwise may be required (to the satisfaction of the Administrative Agent, in its reasonable discretion) by applicable law. All computations under this Section 2.15(j) shall be made by the Administrative Agent and shall be provided to the Borrower as necessary to enable the Borrower to timely comply with its tax reporting obligations.

(k) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Closing Date. The obligation of each Lender to make the Loans on the Closing Date pursuant to the Initial Commitments is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Loan Documents. Administrative Agent shall have received sufficient copies of each Loan Document executed and delivered by each Loan Party.

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(b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document of each Loan Party, certified as of a recent date by the appropriate Governmental Authority, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the manager or member or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other Organizational Documents as the Administrative Agent may reasonably request.

(c) Governmental Authorizations and Consents. Except as set forth on Schedule 3.1, (i) each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(d) First Priority Lien on Oil and Gas Properties. In order to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interests on all Oil and Gas Properties constituting Collateral, except for Permitted Liens that are junior in priority to such First Priority security interests and Permitted Encumbrances, Administrative Agent shall have received:

(i) fully executed and notarized Mortgages for recording in all appropriate places in all applicable jurisdictions, encumbering such Oil and Gas Properties;

(ii) an amount necessary to cover all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for such Oil and Gas Properties in the appropriate real estate records; and

(iii) the Borrower, the Administrative Agent, the Lenders and a counterparty to a Swap Agreement reasonably acceptable to the Administrative Agent shall have executed a Swap Intercreditor Agreement, in form and substance reasonably satisfactory to the Lenders.

(e) Personal Property Collateral. In order to create in favor of Administrative Agent, for the benefit of the Lenders a valid, perfected First Priority security interest, except for Permitted Liens that are junior in priority to such First Priority security interests and Permitted Encumbrances, in all personal property Collateral of the Loan Parties and the personal property Collateral of the owners of the Capital Stock of the Borrower pursuant to the Guarantee and Collateral Agreement, Administrative Agent shall have received:

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(i) evidence reasonably satisfactory to the Administrative Agent of the compliance by each Loan Party and each owner of the Capital Stock of the Borrower, as applicable, of its respective obligations under the Guarantee and Collateral Agreement and the other Collateral Documents to which it is party (including its obligation to deliver UCC financing statements, originals of securities, instruments and chattel paper); and

(ii) (A) the results of a recent search, by a Person reasonably satisfactory to the Administrative Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of each Loan Party in the applicable jurisdictions, together with copies of all such filings disclosed by such search and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search that do not constitute Permitted Liens.

(f) Swap Agreements. (i) The Administrative Agent shall be satisfied with the form and substance and terms of any Swap Agreements that the Borrower proposes to enter into, which shall be at the strike prices, quantities and notional volumes and for the duration set forth on Schedule 4.27 and (ii) the Administrative Agent shall have received a fully executed copy of the Initial Swap Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

(g) Acquisition Documents. The Administrative Agent shall have received executed copies of all documents executed and delivered in connection with the Initial Acquisition, and evidence reasonably satisfactory to Administrative Agent and Lenders that the closing of the Initial Acquisition has been consummated or will be consummated simultaneously with the closing of the Loans on the Closing Date in accordance with the terms of the Acquisition Agreement.

(h) APOD. [Reserved]

(i) Opinions of Counsel to Loan Parties. Lenders shall have received executed copies of the favorable written opinions of Kramer Levin Naftalis & Frankel LLP, special counsel for the Loan Parties, and of local counsel for the Loan Parties, each dated as of the Closing Date and covering such matters as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Administrative Agent and the Lenders).

(j) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on the Closing Date under this Agreement and the other Loan Documents, and reimbursement or payment of all documented out‑of‑pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all documented fees, expenses and disbursements of counsel for the Administrative Agent, together with such additional amounts as shall constitute such counsel’s reasonable estimate of expenses and disbursements to be incurred by such counsel in connection with the recording and filing of Mortgages (and/or Mortgage amendments) and financing statements; provided, that, such estimate shall not thereafter preclude further settling of accounts between the Borrower and the Administrative Agent. The Administrative Agent shall have received a fully executed copy of the Fee Letter.

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(k) Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a Solvency Certificate from the Borrower dated as of the Closing Date and addressed to the Administrative Agent and Lenders, and in form, scope and substance satisfactory to Administrative Agent, certifying that after giving effect to the consummation of the Transactions occurring on the Closing Date, such Loan Parties (taken as a whole) are and will be Solvent.

(l) Closing Date Certificate. The Borrower shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(m) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in writing to a Loan Party in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Loan Documents.

(n) Due Diligence. No information or materials are available to the Borrower or any Loan Party as of the Closing Date that are materially inconsistent, taken as a whole, with the material previously provided to the Lenders for its due diligence review. Each Lender and its counsel shall be satisfied with a due diligence review of each Loan Party’s (i) material agreements, (ii) tax returns and such other documents and materials as the Lenders or their counsel may reasonably request, (iii) capital structure and corporate governance policies and procedures and any documents and materials related thereto as the Lenders or their counsel may reasonably request, and (iv) background checks on key personnel of the Borrower. Each Lender and its counsel shall be satisfied with a due diligence review of the Borrower and each other Loan Party.

(o) No Material Adverse Effect. No event, circumstance or change shall have occurred that has caused or could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(p) Funds Flow. The Administrative Agent shall have received at least two (2) days prior to the Closing Date a funds flow memorandum, in form and substance satisfactory to it.

(q) Financial Statements. The Administrative Agent shall have received and be satisfied with:

(i) the unaudited pro forma balance sheet of the Borrower as of January 1, 2019 (excluding the notes thereto);

(ii) projected monthly balance sheets, income statements, and cash flow statements from the January 1, 2019 through the month following the first anniversary of such date; and

(iii) projected quarterly balance sheets, income statements, and cash flow statements for the two years following the first anniversary of January 1, 2019.

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(r) [Reserved].

(s) [Reserved].

(t) Equity Payment. Viking (or one its affiliates other than the Loan Parties) shall have contributed, or be deemed to have contributed, on or prior to the Closing Date an amount equal to at least 15.9% of the Required Closing Date Funds; provided, that, for the avoidance of doubt (x) the $3,500,000 deposit that Viking has already funded pursuant to the Acquisition Agreement, (y) all fees and expenses paid by Viking (or one its affiliates) on or prior to the Closing Date in connection with the Acquisition Documents and the financing thereof, including this Agreement, the other Loan Documents and the Warrant Agreements (including all amounts paid or reimbursed by Viking or its Affiliates to the Administrative Agent and Lenders or any of their Affiliates) and (z) the principal amount of any seller note, in form and substance reasonably satisfactory to the Administrative Agent, issued by Viking to the Sellers (as such term is defined in the Acquisition Agreement) in satisfaction of a portion of the PSA Purchase Price due on the Closing Date shall be deemed part of the contribution required by this Section 3.1(t). The “Required Closing Date Funds” is the sum, without duplication of (A) the PSA Purchase Price due on the Closing Date, which includes the portion paid with the $3,500,000 deposit that Viking has already funded pursuant to the Acquisition Agreement (B) $500,000 and (C) the fees and expenses set forth in clause (y) of this Section 3.1(t).

(u) Know Your Customer; Background Checks. The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA Patriot Act (including, without limitation, a IRS Form W-9 duly completed and executed by the Borrower) and (ii) background and credit checks for each of the Control Group.

(v) Warrants. The Warrants shall have been issued in accordance with the terms of the Warrant Agreements.

(w) Lender Approvals. Each Lender shall have received all necessary approvals from its investment committee or similar body which may approve such Lender’s participation in the transactions contemplated by this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.5).

Section 3.2 Delayed Draw Borrowing Date. The Obligation of each Lender to make the Loans on any Delayed Draw Borrowing Date pursuant to the Delayed Draw Commitments, which Loans, in the aggregate on any such date other than the Final Delayed Draw Borrowing Date, shall be a minimum of $1,000,000, is subject at the time of each such Borrowing (except as hereinafter indicated) to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions:

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(a) No Default; Representations and Warranties. At the time of such Borrowing and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(b) Notice of Borrowing. The Administrative Agent shall have received a Borrowing Notice meeting the requirements of Section 2.3.

(c) Use of Proceeds. Such Loan is being in connection with (i) a Subsequent Acquisition or (ii) payment of additional amounts owed under the Acquisition Agreement as a result of post-closing adjustments to the PSA Purchase Price in accordance with the terms of the Acquisition Agreement, including pursuant to Section 8.1 thereof.

(d) Acquisition Agreement Conditions; First Priority Lien. If such Loan is being made to fund a Subsequent Acquisition:

(i) all conditions to the obligations of the “Purchaser” to proceed with the closing of such Subsequent Acquisition pursuant to the terms of the Acquisition Agreements shall have been satisfied without material waiver or amendment, unless otherwise agreed to by the Administrative Agent;

(ii) the conditions set forth in Sections 3.1(d)(i)-(ii) and Section 3.1(e) shall have been satisfied with respect to the Properties being acquired by the Loan Parties in such Subsequent Acquisition;

(iii) Viking (or one its affiliates other than the Loan Parties) shall have contributed, or be deemed to have contributed to the Borrower, an amount equal to at least 15.9% of the sum, without duplication of (x) the PSA Purchase Price due on the Delayed Draw Borrowing Date and (y) all fees and expenses paid by Viking (or one its affiliates) on or prior to such Delayed Draw Borrowing Date and since the prior Delayed Draw Borrowing Date (or in the case of the initial Delayed Draw Borrowing Date, since the Closing Date) in connection with the Acquisition Documents and the financing thereof, including this Agreement, the other Loan Documents and the Warrant Agreements (including all amounts paid or reimbursed by Viking or its Affiliates to the Administrative Agent and Lenders or any of their Affiliates) (such sum, the “Required Delayed Draw Borrowing Date Funds”); provided, that, for the avoidance of doubt (A) the principal amount of any seller note, in form and substance reasonably satisfactory to the Administrative Agent, issued by Viking to the Sellers (as such term is defined in the Acquisition Agreement) in satisfaction of a portion of the PSA Purchase Price due on the Delayed Draw Borrowing Date and (B) the fees and expenses set forth in clause (y) of this Section 3.2(d)(iii) shall be deemed part of the contribution required by this Section 3.2(d)(iii); provided further that a seller note issued in the same form as the note issued on the Closing Date shall be deemed to satisfy the requirements of the preceding proviso;

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(iv) the Administrative Agent shall have received executed copies of all documents executed and delivered in connection with such Subsequent Acquisition, and evidence reasonably satisfactory to Administrative Agent and Lenders that the closing of such Subsequent Acquisition has been consummated or will be consummated simultaneously with the closing of the Loans on the Delayed Draw Borrowing Date in accordance with the terms of the Acquisition Agreement; and

(v) in the event such Subsequent Acquisition involves the purchase of Oil and Gas Properties identified on Schedule 3.1 as requiring additional consents, then consents required to the assignment of such Oil and Gas Properties shall have been obtained.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

In order to induce Lenders to enter into this Agreement and to make their respective Loans, each Loan Party represents and warrants to the Administrative Agent and each Lender on the Closing Date that the following statements are true and correct:

Section 4.1 Organization; Requisite Power and Authority; Qualification. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its Properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of the Borrower, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations as now conducted, except in each case referred to in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.2 Capital Stock and Ownership. The Capital Stock of each of Loan Party has been duly authorized and validly issued. Other than as set forth on Schedule 4.2. as of the Closing Date there is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party is a party requiring, and there is no other Capital Stock of any Loan Party outstanding which upon conversion or exchange would require, the issuance by any Loan Party of any additional membership interests or other Capital Stock of any Loan Party or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Loan Party. Schedule 4.2 sets forth a true, complete and correct list as of the Closing Date, after giving effect to the transactions contemplated hereby, of the name of each Loan Party and indicates for each such Person its ownership (by holder and percentage interest) and the type of entity of each of them, and the number and class of authorized and issued Capital Stock of such Person. As of the Closing Date, except as disclosed on Schedule 4.2, no Loan Party has any equity investments in any other corporation or entity.

Section 4.3 Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate, limited liability company or partnership (as applicable) action and, if required, shareholder, member and/or partner action, on the part of each Loan Party that is a party thereto.

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Section 4.4 No Conflict. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which such Loan Party is a party do not and will not (a) violate in any material respect any provision of any material Governmental Requirement applicable to any Loan Party or any of the Organizational Documents of any Loan Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party other than with respect to agreements evidencing Indebtedness that is being repaid in full on the Closing Date; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of the Administrative Agent, on behalf of the Lenders and other Permitted Liens); (d) other than as set forth in Schedule 3.1, result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties; or (e) other than as set forth in Schedule 3.1, require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date (or, in the case of actions to occur on a Delayed Draw Borrowing Date, on or before such Delayed Draw Borrowing Date) and disclosed in writing to the Administrative Agent and except (in any case under the preceding clauses (b), (d) and (e) herein) where such violation, conflict, result or requirement, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.5 Governmental Consents. Other than as set forth on Schedule 3.1, the execution, delivery and performance by each of the Loan Parties of the Loan Documents to which they are parties and the consummation of the Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (a) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation, as of the Closing Date (or, to the extent relating to Collateral acquired as part of a Subsequent Acquisition, as of the applicable Delayed Draw Borrowing Date), (b) filings necessary to maintain perfection of the Collateral, (c) routine filings related to such Loan Party and the operating of its business, (d) such filings as may be necessary in connection with the Lender’s exercise of remedies hereunder and (e) filings in connection with the Acquisition.

Section 4.6 Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party (or Affiliate of a Loan Party) that is a party thereto and is the legally valid and binding obligation of such Loan Party (or Affiliate of such Loan Party), enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

Section 4.7 Financial Information. The unaudited pro forma balance sheet of the Borrower as of January 1, 2019 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (a) the Transactions, (b) the Loans to be issued on the Closing Date and expected to be issued on the Delayed Draw Borrowing Dates and (c) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly, in all material respects, on a pro forma basis the estimated financial position of the Borrower as of January 1, 2019, assuming that the events specified in the preceding sentence had actually occurred at such date (it being understood that projections and estimates are subject to significant uncertainties and contingencies, that no assurances can be given that any projections will be attained and that variances from actual results may be material). As of the Closing Date, the Borrower has no contingent liability or liability for taxes, long term lease or unusual forward or long term commitment including under any farm-in, exploration, drillco or other development agreement that has not been disclosed in writing to the Administrative Agent. All material obligations of the Borrower to make capital expenditures to drill or otherwise develop any Oil and Gas Properties have been disclosed to the Administrative Agent.

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Section 4.8 Projections. On and as of the Closing Date, the projections of the Loan Parties for the period through and including the second anniversary of the Closing Date, including monthly projections for each month during the Fiscal Year in which the Closing Date takes place, (the “Projections”) are based on good faith estimates and assumptions made by the management of the Borrower and, as of the Closing Date, the management of the Borrower believed that the Projections were reasonable.

Section 4.9 No Material Adverse Effect. Since December 31, 2017, no event, circumstance or change has occurred that has caused or could be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

Section 4.10 Adverse Proceedings, etc. Except as shown on Schedule 4.10, there are no Adverse Proceedings, individually or in the aggregate, which if adversely determined could reasonably be expected to result in a Material Adverse Effect. Other than as set forth in Schedule 3.1, no Loan Party (a) is in violation of any Governmental Requirement of any Governmental Authority (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, domestic or foreign, except in each case as could not reasonably be expected to have a Material Adverse Effect.

Section 4.11 Payment of Taxes. Except as permitted under Section 5.4, (a) all federal and material state and other tax returns and reports of each Loan Party required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all other material assessments, fees and other governmental charges upon any Loan Party and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except those which are being contested by such Loan Party in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor, (b) the charges, accruals and reserves on the books of the Loan Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate and (c) no Tax Lien has been filed against any Loan Party or any of its assets or properties and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

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Section 4.12 Properties.

(a) Title. Except as set forth in Schedule 3.1 or Schedule 4.12:

(i) Each Loan Party has good and defensible title to its material Oil and Gas Properties (if any) and good title to all its material personal Properties (or a valid leasehold interest with respect to all leasehold interests in other real or personal Property), in each case, free and clear of all Liens other than Permitted Liens. Subject to the Permitted Liens, and subject to any consent or nonconsent elections after the date hereof affecting such Loan Party’s Hydrocarbon Interests, each such Loan Party owns at least the net interests in production attributable to its Hydrocarbon Interests as reflected in the exhibits to the Mortgages, and the ownership of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of its working interest in each Property that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Property;

(ii) To Borrower’s knowledge, all material leases and agreements necessary for the conduct of the business of each Loan Party are valid and subsisting, in full force and effect, and, to Borrower’s knowledge, there exists no material default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a material default under any such lease or leases; and

(iii) To Borrower’s knowledge, the rights and Properties presently owned, leased or licensed by each Loan Party including, without limitation, all easements and rights of way, include all material rights and Properties reasonably necessary to permit such Loan Party to conduct its business.

(b) Oil and Gas Properties. To Borrower’s knowledge, except as set forth on Schedule 4.12, each Loan Party’s Oil and Gas Properties (if any) (and Facilities unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of such Loan Party’s Hydrocarbon Interests and other contracts and agreements forming a part of such Loan Party’s Oil and Gas Properties, in each case, in all material respects. Specifically in connection with the foregoing and except as in each case could not reasonably be expected to have a Material Adverse Effect, (i) no Oil and Gas Property of any Loan Party is subject to having allowable production reduced below the full and regular allowable level (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time), (ii) none of the wells comprising a part of any Loan Party’s Oil and Gas Properties (or Facilities unitized therewith) is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, or otherwise are legally located within, such Loan Party’s Oil and Gas Properties (or in the case of wells located on Facilities unitized therewith, such unitized Facilities), (iii) as of the Closing Date, no Loan Party had any plug and abandonment liabilities associated with its or another Person’s Oil and Gas Properties, including, without limitation, the bonding or collateralization obligations of such Loan Party associated therewith with the obligations and (iv) as of the Closing Date, no amounts are owing under any joint operating agreement or similar arrangement with respect to the Loan Parties’ Oil and Gas Properties, in each case except as set forth on Schedule 4.12.

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(c) Intellectual Property. To the knowledge of the Loan Parties, each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other Intellectual Property material to its business, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would result in a Material Adverse Effect. Except as would not have a Material Adverse Effect, each Loan Party either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used or usable in the conduct of their businesses, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons.

Section 4.13 Environmental Matters. Except for such matters as set forth on Schedule 4.13 or as could not reasonably be expected to result in a Material Adverse Effect:

(a) The Loan Parties and their Properties and operations thereon are, and at all times have been, to the knowledge of the Loan Parties, in compliance with all applicable Environmental Laws.

(b) Other than as set forth on Schedule 3.1, the Loan Parties have obtained all Environmental Permits required for the occupation of their respective Properties and operation of their businesses, with all such Environmental Permits being currently in full force and effect, and no Loan Party has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or modified in any material respect or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c) No Loan Party has received any notice, report or other information regarding any actual or alleged violation of, or liability under, Environmental Laws or with respect to any Hazardous Materials Activity.

(d) There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against any Loan Party or any Loan Party’s Properties or as a result of any operations at such Properties.

(e) None of the Properties of any Loan Party contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

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(f) No Loan Party (or to the knowledge of the Loan Parties any other Person to the extent giving rise to liability for any Loan Party) has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released, or exposed any Person to, any Hazardous Materials, or to the knowledge of the Loan Parties, owned or operated any Property or facility which is or has been contaminated by any Hazardous Materials, in each case so as to give rise to any current or future liabilities, including any such liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to CERCLA or any other Environmental Laws.

(g) No Loan Party nor, to the knowledge of the Loan Parties, any operator of any Loan Party’s Properties has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite any Loan Party’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(h) To Borrower’s knowledge, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the Loan Parties or operations and businesses of any Loan Party’s Properties that could be expected to form the basis for an Environmental Claim and, to the Borrower’s knowledge, there are no conditions or circumstances that could be expected to result in the receipt of notice regarding such exposure.

(i) No Loan Party has assumed, provided an indemnity with respect to or otherwise become subject to any liability of any other Person under Environmental Laws or with respect to Hazardous Materials.

(j) The Loan Parties have provided to the Administrative Agent complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in the Borrower’s possession or control and relating to any Loan Party’s Properties or operations thereon.

Section 4.14 No Defaults.

(a) Other than as set forth in Schedule 3.1, no Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default.

(b) No Default or Event of Default has occurred and is continuing.

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Section 4.15 Material Contracts. As of the Closing Date, except as set forth on Schedule 4.15, all Material Contracts, are in full force and effect (other than any Material Contract that has expired in accordance with its terms) and, to Borrower’s knowledge, no defaults exist thereunder.

Section 4.16 Governmental Regulation. No Loan Party is subject to regulation under the Federal Power Act or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.17 Margin Stock. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to any Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.18 Employee Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) The Loan Parties, and their respective employees, agents and representatives have not committed any material unfair labor practice as defined in the National Labor Relations Act.

(b) There has been and is (i) no unfair labor practice charge or complaint pending against any Loan Party, or to the best knowledge of the Borrower, threatened against any of them before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement or similar agreement that is so pending against any Loan Party or to the best knowledge of the Borrower, threatened against any of them, (ii) no labor dispute, strike, lockout, slowdown or work stoppage in existence or threatened against, involving or affecting any Loan Party, (iii) no labor union, labor organization, trade union, works council, or group of employees of any Loan Party has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other Governmental Authority, and (iv) to the best knowledge of the Borrower, no union representation question existing with respect to any of the employees of any Loan Party and, to the best knowledge of the Borrower, no labor union organizing activity with respect to any employees of any Loan Party that is taking place.

Section 4.19 Employee Benefit Plans. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) Each Loan Party and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects.

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(b) Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status.

(c) No liability to the PBGC (other than required premium payments, which have been timely paid) or the Internal Revenue Service has been or is expected to be incurred by any Loan Party or any of their ERISA Affiliates with respect to any Employee Benefit Plan.

(d) No ERISA Event has occurred or is expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, or otherwise funded entirely by the participants thereof, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of their respective ERISA Affiliates.

(e) The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Loan Party or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan.

(f) As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Loan Parties and their respective ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete or partial withdrawal from all Multiemployer Plans, is zero.

(g) The Loan Parties and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Section 4.20 Brokers. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the Transactions, except as disclosed on Schedule 4.20.

Section 4.21 Solvency. Each Loan Party is and, upon the incurrence of any Loans by the Borrower on any date on which this representation and warranty is made, will be, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the Transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

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Section 4.22 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document and none of the reports, financial statements, or certificates furnished to the Administrative Agent and the Lenders by or on behalf of any Loan Party for use in connection with the Transactions contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading as of the time when made or delivered in light of the circumstances in which the same were made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof and to the Borrower’s knowledge, the representations and warranties contained in the Acquisition Agreement are true and correct in all material respects.

Section 4.23 Insurance. The Property and the operators of any Oil and Gas Property of any Loan Party are adequately insured in compliance with the requirements of Section 5.6; provided that the insurance certificates and endorsements may be provided within thirty (30) days after the Closing Date. As of the Closing Date, all premiums in respect of such insurance have been paid.

Section 4.24 Separate Entity. The Loan Parties (a) have taken all necessary steps to maintain the separate status and records of the Loan Parties, (b) do not commingle any assets or business functions with any other Person (other than any Loan Party and its consolidated Subsidiaries), (c) maintain separate financial statements from all other Persons (other than other Loan Parties and their consolidated Subsidiaries), (d) have not assumed or guaranteed the debts, liabilities or obligations of others (other than the guarantee of the Obligations by the Guarantors and as otherwise permitted by this Agreement), (e) hold themselves out to the public and creditors as an entity separate from all other Persons (other than other Loan Parties), (f) have not committed any fraud or misuse of the separate entity legal status or any other injustice or unfairness, (g) have not maintained their assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of its stockholders, (h) have not failed in any material respect to hold appropriate meetings (or act by unanimous written consent) to authorize all appropriate actions, or failed in any material respect in authorizing such actions, to observe all formalities required by the laws of the States of Texas, Louisiana or Nevada, as applicable, relating to limited liability companies, or fail to observe in any material respect any formalities required by its Organizational Documents and (i) have not held itself out to be responsible for the debts of another Person (other than the guarantee of the Obligations by the Guarantors and as otherwise permitted by this Agreement).

Section 4.25 Security Interest in Collateral. The Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties. In the case of Collateral which may be perfected by filing a financing statement, when financing statements in appropriate form are filed in the appropriate office, such Liens shall constitute perfected and continuing First Priority Liens (subject only to Permitted Liens) on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

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Section 4.26 Affiliate Transactions. Except as permitted by this Agreement and/or as described on Schedule 6.12, the Loan Parties are in compliance with Section 6.12.

Section 4.27 Swap Agreements. Schedule 4.27, as of the date hereof, sets forth the notional amounts or volumes and spot price for the Swap Agreement with BP Energy Company. After the date hereof, each report required to be delivered by the Borrower pursuant to Section 5.1(l), sets forth, a true and complete list of all Swap Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the Net Mark-to-Market Exposure thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 4.28 Permits, Etc. Other than as set forth in Schedule 3.1, Each Loan Party has, and is in compliance with, all material Governmental Authorizations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, by such Person and no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Governmental Authorization, and there is no claim that any thereof is not in full force and effect.

Section 4.29 [Reserved].

Section 4.30 Sole Purpose Nature; Business. No Loan Party is a general partner or a limited partner in any general or limited partnership, a joint venturer in any joint venture or a member of any limited liability company, other than another Loan Party, except as permitted by Section 6.6.

Section 4.31 Sanctions. No Loan Party and, to the knowledge of the Borrower, none of its other Affiliates (i) is in violation in of any applicable Anti-Terrorism Law or Sanction, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or Sanction, (iii) engages in, or conspires to engage, in any transaction that evades, or has the purpose of evading or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanction; or (iv) is the subject of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under any Anti-Terrorism Law. No Loan Party or any of its Subsidiaries or, to their knowledge, any director, officer, employee, agent or Affiliate of the Loan Parties or any of its Subsidiaries is an individual or entity that is, or is owned or controlled by individuals or entities that are (i) the subject of any Sanctions, or (ii) located organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, Cuba, Iran, North Korea, Sudan and Syria.

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Section 4.32 Anti-Corruption. No Loan Party is the subject of any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under any Anti-Corruption Laws in which there is a possibility of an adverse decision and, no such investigation, inquiry or proceeding is pending or has been threatened. Each Loan Party is, and has conducted its business, in compliance in all material respects with all Anti-Corruption Laws. None of the Borrowings and none of the other services and products, if any, to be provided by any of the Administrative Agent or the Lenders under or in connection with this Agreement (i) will be used by, on behalf of, or for the benefit of, any Person other than the Borrower in violation of Anti-Corruption Laws, or (ii) will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws. The Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by Governmental Requirements) to provide reasonable assurance that each Loan Party is and will continue to be in compliance with such applicable anti-corruption laws, rules and regulations. No Loan Party or any of its Subsidiaries nor, to the knowledge of the Loan Party, any director, officer, agent, employee or other person acting on behalf of a Loan Party or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such Persons of Anti-Corruption Laws.

Section 4.33 Stamp Tax. Other than with respect to the Mortgages required to be recorded hereunder, it is not necessary that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Loan Documents or other transactions contemplated by the Loan Documents.

Section 4.34 Marketing of Production. Except for agreements listed on Schedule 4.34 or either consented to by the Administrative Agent after the date hereof, if at any time a Loan Party owns Oil and Gas Properties, no material agreements exist that are not cancelable by the applicable Loan Party on 60 days’ notice or less without penalty or detriment for the sale of production from any Loan Party’s Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof. None of the material Oil and Gas Properties of any Loan Party is subject to any contractual or other arrangement whereby payment for production therefrom is to be deferred for a substantial period of time after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days).

Section 4.35 Right to Receive Payment for Future Production. Except as set forth in Schedule 4.35, no Oil and Gas Property owned by any Loan Party is subject to any “take or pay”, gas imbalances on a net basis (in excess of one-half bcf of gas (on an mcf equivalent basis)) or other similar arrangement (a) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (b) as a result of which production from any Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. Since the date of this Agreement, no material changes have occurred in such overproduction or underproduction except those that have been reported as required pursuant to Section 5.1. No Cash Receipts in excess of one percent (1%) of the Cash Receipts in any Fiscal Year of the Proved Reserves of any Loan Party is subject to any regulatory refund obligation and no facts exist which could reasonably be expected to cause the same to be imposed.

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ARTICLE 5

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that until payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been made), each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article 5.

Section 5.1 Financial Statements and Other Reports. Unless otherwise provided below, the Borrower shall deliver to Administrative Agent:

(a) Monthly and Quarterly Financial Statements. As soon as available, and in any event within both (i) thirty (30) days after the end of each calendar month and also (ii) thirty (30) days after the end of each Fiscal Quarter of each Fiscal Year, the unaudited consolidated balance sheets of the Loan Parties, on a GAAP basis, as at the end of such calendar month or Fiscal Quarter, as applicable, and the related consolidated statements of income of the Loan Parties and, in the case of Fiscal Quarters only, stockholders’ equity and cash flows of the Loan Parties, for such calendar month or Fiscal Quarter, as applicable, and for the period from the beginning of the then-current Fiscal Year to the end of such calendar month or Fiscal Quarter, as applicable, setting forth, if available, in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in substantially the form attached as Exhibit J or K, as applicable, or as otherwise agreed by the Administrative Agent, together with a Financial Officer Certification with respect thereto (with the understanding that all such monthly and quarterly financial statements shall be subject to the absence of footnotes and to year-end audit adjustments, including the recording of depletion, depreciation, and amortization that is an adjustment booked during the annual audit based on the year-end reserve report and, solely with respect to the monthly financial statements, depending on availability of information and timing, certain balances may be provided on a “work-in-progress” basis with accruals booked based on management judgment and pending actual figures);

(b) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year (beginning with the Fiscal Year ended December 31, 2018), (i) the audited consolidated balance sheets of the Loan Parties, on a GAAP basis, as at the end of such Fiscal Year and the related audited consolidated statements of income, stockholders’ equity and cash flows of the Loan Parties, for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such financial statements a report thereon by independent certified public accountants of recognized regional standing selected by the Borrower and reasonably satisfactory to the Requisite Lenders, which shall (a) state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Loan Parties, as at the dates indicated and that the results of their operations and their cash flows for the periods indicated are in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements), and (b) contain no “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than with respect to, or resulting from, (A) the Maturity Date occurring within one year from the time such opinion is delivered or (B) any actual failure to satisfy the covenants in Section 6.7 or any potential inability to satisfy such covenants on a future date or in a future period);

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(c) [Reserved].

(d) Compliance Certificate. Together with each delivery of quarterly and annual financial statements of Parent and its consolidated Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate;

(e) Notice of Litigation. Prompt written notice (but, in any event, within five (5) Business Days after an Authorized Officer obtains knowledge thereof) of (i) the institution of, or written threat of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Administrative Agent, or (ii) any material development in any Adverse Proceeding previously required to be disclosed hereunder;

(f) ERISA. (i) Promptly, but in no event later than five (5) Business Days following Borrower’s obtaining knowledge of occurrence of or forthcoming occurrence of any ERISA Event, specifying the nature thereof, what action Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness (but, in any event, within five (5) Business Days), copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(g) Financial Plan. As soon as practicable and in any event no later than November 30th of each Fiscal Year (starting with the Fiscal Year ending December 31, 2019), a consolidated budget, plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries for each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries for each month of each such Fiscal Year, (iii) forecasts of projected compliance with the requirements of Section 6.7 through the final maturity date of the Loans, and (iv) forecasts of liquidity through the final maturity date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form reasonably satisfactory to the Administrative Agent and accompanied by a Financial Officer Certification certifying that the projections contained therein are based upon good faith estimates and assumptions believed to be reasonable at the time made and at the time of delivery thereof.

(h) [Reserved].

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(i) Notice of Change in Board of Managers. With reasonable promptness, written notice of any change in the board of managers (or similar governing body) of any Loan Party;

(j) Notice Regarding Material Contracts. Promptly, and in any event within five (5) Business Days (i) after any Material Contract of any Loan Party is terminated or amended and (ii) after any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Administrative Agent, and an explanation of any actions being taken with respect thereto;

(k) Information Regarding Collateral. The Borrower will furnish to Administrative Agent written notice at least thirty (30) days prior to the occurrence of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or organizational structure, or (iii) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other applicable law or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral that can be perfected by the filing of a UCC financing statement. The Borrower will furnish to Administrative Agent prompt written notice of any material Liens or claims made or asserted in writing against any Collateral or interest therein. The Borrower also agrees promptly to notify Administrative Agent in writing if any material Collateral is lost, damaged or destroyed;

(l) Swap Agreements. As soon as practicable and in any event within ten (10) Business Days of the occurrence thereof, written notice of any Loan Party’s entry into a Swap Agreement or the termination of any Swap Agreement by any party thereto; provided that this clause shall not permit any Loan Party to enter into or terminate a Swap Agreement not otherwise permitted by this Agreement;

(m) Oil and Gas Properties. If at any time any Loan Party owns Oil and Gas Properties:

(i) Within thirty (30) Business days after the end of each calendar month, a report in detail reasonably acceptable to Administrative Agent with respect to the Oil and Gas Properties of each Loan Party during such month:

(A) setting forth as to each well being drilled, completed, reworked or other similar procedures, the actual versus estimated cost breakdown (for all activities, including dry hole and completion activities) for such well;

(B) describing by producing well the net quantities of oil, gas, natural gas liquids, and water produced (and the quantities of water injected);

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(C) describing by producing well the quantities of oil, gas and natural gas liquids sold during such month out of production from any Loan Party’s Oil and Gas Properties and calculating the average sales prices of such oil, natural gas, and natural gas liquids (to the extent such prices are then available, or if not available using the most recently available pricing, with an adjustment to actual in the following monthly report);

(D) describing all oil and gas leases acquired during the preceding Fiscal Quarter indicating the date each lease was acquired;

(E) specifying any leasehold operating expenses (to be shown in a reasonable level of detail, and to include separate line items for compression, labor, electricity, water disposal, and any other line items that are 5% of the total LOE cost), overhead charges, gathering costs, transportation costs, and other costs with respect to any Loan Party’s or Oil and Gas Properties of the kind chargeable as direct charges or overhead under COPAS 2005 Model Form Accounting Procedure; and

(F) setting forth the amount of Taxes on each Loan Party’s Oil and Gas Properties during such month and the amount of royalties paid with respect to such Oil and Gas Properties during such month;

(G) a list of all Persons purchasing Hydrocarbons from any Loan Party during such month;

provided, however, that a Loan Party shall not be required to provide the information set forth in this Section 5.1(m)(i) to the extent such information can only be obtained from a third party and has not been delivered to such Loan Party.

(ii) By 5:00 PM on Tuesday of each week, starting with the first such Tuesday that is at least forty-five (45) days after the Closing Date, provide a copy of all production and drilling reports received by any Loan Party during the preceding week from the third party operators of any of the Oil and Gas Properties as to weekly production during or prior to the preceding week; provided, however, that a Loan Party shall not be required to provide the information set forth in this Section 5.1(m)(ii) to the extent such information can only be obtained from a third party and has not been delivered to such Loan Party. Each such weekly report shall contain, if applicable, a brief narrative summarizing any workover, downtime or similar situations outside the ordinary course business for the Loan Parties.

(iii) As soon as available and, in any event, no later than August 15 of each year (starting August 15, 2019), a mid-year Reserve Report as of the immediately preceding June 30, prepared by the chief engineer of the Borrower.

(iv) As soon as available and, in any event, no later than February 15 of each year (starting February 15, 2020), an annual reserve report as of the immediately preceding December 31 prepared by an engineering firm acceptable to the Administrative Agent, updated for depletion, operational activities, and acquisitions in the period.

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(n) Other Information. (A) Promptly after submission to any Governmental Authority, all material documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than any routine inquiry), (B) promptly upon receipt thereof, copies of all financial reports submitted to any Loan Party by its auditors in connection with any audit of the books thereof and (C) such other information and data with respect to any Loan Party as from time to time may be reasonably requested by Administrative Agent.

Section 5.2 Notice of Material Events. Each Loan Party will furnish to the Administrative Agent prompt written notice (but, in any event, within five (5) Business Days (in the case of clause (a)(i), after an Authorized Officer obtains knowledge thereof)):

(a) (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Loan Party with respect thereto; (ii) that any Person has given any notice to any Loan Party or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or could be expected to result in, either individually or in the aggregate, a Material Adverse Effect, which notice shall be accompanied by a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(b) the filing or commencement of, or the receipt of a threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting any Loan Party not previously disclosed in writing (including in the Schedules hereto) to the Administrative Agent that has caused or could be expected to result in, liability in excess of $500,000 or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Administrative Agent;

(c) the filing or commencement of any action, suit, proceeding, or arbitration by or on behalf of any Loan Party claiming or asserting damages in favor of such Loan Party valued in excess of $500,000; or

(d) the occurrence of any ERISA Event that, either individually or in the aggregate, could be expected to result in liability of any Loan Party and its Affiliates that could reasonably be expected to have a Material Adverse Effect.

Section 5.3 Separate Existence. Borrower will (a) take all necessary steps to maintain the separate entity and records of the Loan Parties, (b) will not commingle any assets or business functions with any other Person (other than any other Loan Party and its Subsidiaries), (c) maintain separate financial statements from all other Persons (other than other Loan Parties and their Subsidiaries), (d) not assume or guarantee the debts, liabilities or obligations of others (other than the guarantee of the Obligations by the Guarantors and as otherwise permitted by this Agreement), (e) hold itself out to the public and creditors as an entity separate from all other Persons (other than other Loan Parties and their Subsidiaries), (f) not commit any fraud or misuse of the separate entity legal status or any other injustice or unfairness, (g) not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of its partners or Affiliates, (h) not fail in any material respect to hold appropriate meetings (or act by unanimous written consent) to authorize all appropriate actions, or fail in any material respect in authorizing such actions to observe all formalities required by the laws of the State of Texas, the State of Louisiana or the State of Nevada, as applicable, or fail in any material respect to observe all formalities required by its organizational documents and (i) not hold itself out to be responsible for the debts of another Person (other than the guarantee of the Obligations by the Guarantors and as otherwise permitted by this Agreement).

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Section 5.4 Payment of Taxes and Claims. Each Loan Party will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including material claims for labor, services, materials and supplies) for sums that have become due and payable and/or that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has become a Lien against any of the Collateral, such lien has been bonded or such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

Section 5.5 Operation and Maintenance of Properties. Each Loan Party, at its own expense, will:

(a) operate its Oil and Gas Properties and other Properties or cause such Oil and Gas Properties and other material Properties, in all material respects, to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in material compliance with all Governmental Requirements of all applicable Governmental Authorities, including, without limitation, applicable pro ration requirements and Environmental Laws, and all Governmental Requirements of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b) keep and maintain all Property material to the conduct of its business in good working order and condition in all material respects (ordinary wear and tear and (during a reasonable period of repair) casualty, excepted) and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and (during a reasonable period of repair) casualty, excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities; and

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties (other than any such payments which are being contested in good faith) and will do all other things necessary to keep unimpaired their material rights with respect thereto and prevent any forfeiture thereof or material default thereunder.

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Section 5.6 Insurance. Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurers, casualty insurance, such public liability insurance, and third party property all risk damage insurance, in each case, with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as are customarily carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses, in such amounts (giving effect to self-insurance which comports with the requirements of this Section 5.6 and provided that adequate reserves therefor are maintained in accordance with GAAP), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of the Loan Parties of (i) casualty insurance shall contain loss payable clauses or provisions in each such insurance policy or policies in favor of and made payable to the Administrative Agent as its interests may appear and (ii) such policies of liability insurance shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give no less than 30 days prior written notice of any cancellation to the Administrative Agent (10 days for non-payment). Such endorsement shall be further endorsed to show that each Loan Party waives the right and shall cause its insurers to waive the right to subrogate against the Lenders. Each such policy shall be primary and not excess to or contributing with any insurance or self-insurance maintained by any Lender. Upon request at any time from and after the date that is thirty days after the Closing Date, the Loan Parties shall deliver a certificate of insurance coverage from each insurer or its authorized agent or broker with respect to the insurance required by this Section 5.6, in form reasonably satisfactory to the Administrative Agent.

Section 5.7 Books and Records; Inspections. Each Loan Party will (a) keep adequate books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to visit and inspect any of the properties of any Loan Party to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and by this provision the Loan Parties authorize such independent accountants to discuss with the Administrative Agent and Lender and such representatives the affairs, finances and accounts of each Loan Party; provided that (i) such Loan Party shall be afforded an opportunity to be present at any such discussions with the independent accountants, and (ii) unless an Event of Default has occurred and is continuing, such visits and inspections shall occur not more than two times in any twelve month period for Administrative Agent and all of the Lenders taken together. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties’ assets for internal use by Administrative Agent and the Lenders. Notwithstanding anything to the contrary in this Section 5.7, none of the Loan Parties or their Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives) is prohibited by law or any binding agreement or (y) that is subject to attorney-client or similar privilege or constitutes attorney work product.

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Section 5.8 Compliance with Laws. Each Loan Party will comply in all material respects with, and, to the extent relating to Facilities or Oil and Gas Properties of such Loan Party, shall use its commercially reasonable efforts to cause all other Persons (including any operator), if any, on or occupying any Facilities or any Oil and Gas Properties of such Loan Party to comply in all material respects with the requirements of all applicable material Governmental Requirements of any Governmental Authority (including all material Environmental Laws).

Section 5.9 Environmental.

(a) Environmental Disclosure. The Borrower will deliver to Administrative Agent:

(i) as soon as practicable following receipt thereof by any Loan Party, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of any Loan Party or by independent consultants, Governmental Authorities or any other Persons, with respect to material environmental matters (including without limitation any Release or other Hazardous Materials contamination in violation of Environmental Laws) at any Properties of any Loan Party or with respect to any Environmental Claims or Environmental Liabilities;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local Governmental Authority under any applicable Environmental Laws, (B) any Remedial Action taken by any Loan Party or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a possibility of resulting in one or more material Environmental Claims or material Environmental Liabilities, or (2) any material Environmental Claims or material Environmental Liabilities and (C) any Loan Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any property that could be expected to cause such property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by any Loan Party or any operator, a copy of any and all written communications with respect to (A) any material Environmental Claims or material Environmental Liabilities, (B) any Release required to be reported to any federal, state or local Governmental Authority, and (C) any request for information from any Governmental Authority that suggests such agency is investigating whether any Loan Party may be potentially responsible for any Hazardous Materials Activity; and

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of Capital Stock, assets, or property by any Loan Party that could reasonably be expected to (1) expose any Loan Party to, or result in, material Environmental Claims or material Environmental Liabilities or (2) affect the ability of any Loan Party to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by any Loan Party to modify current operations in a manner that could reasonably be expected to subject any Loan Party to any additional material obligations or requirements under any Environmental Laws.

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(b) Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall use commercially reasonable efforts to cause each operator promptly to take, any and all actions reasonably necessary to (i) comply, and cause its Properties and operations to comply, in all material respects, with all applicable Environmental Laws; (ii) not Release or threaten to Release, any Hazardous Material on, under, about or from any of the Loan Parties’ Properties or any other property offsite such Property to the extent caused by the Loan Parties’ operations except in compliance with applicable Environmental Laws; (iii) timely obtain or file, all material Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Loan Parties’ Properties; (iv) promptly commence and diligently prosecute to completion, any Remedial Action in the event any Remedial Action is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Loan Parties’ Properties; (v) conduct its respective operations and businesses in a manner that is not likely to expose any Property or Person to Hazardous Materials that could reasonably be expected to result in a Material Adverse Effect; (vi) cure any material violation of or noncompliance with applicable Environmental Laws by such Person or with respect to their Properties or operations thereon; (vii) make an appropriate response to any Hazardous Materials Release or any Environmental Claim against such Person and discharge any obligations it may have to any Person thereunder; and (viii) establish and implement such procedures as may be necessary to continuously reasonably determine and assure that the Loan Parties’ obligations under this Section 5.9(b) are timely and fully satisfied in all material respects.

(c) Right of Access and Inspection. With respect to any event described in Section 5.9(b) or if an Event of Default has occurred and is continuing:

(i) The Administrative Agent and its representatives shall have the right, but not the obligation or duty, upon reasonable notice to enter the applicable properties at reasonable times for the purposes of observing the applicable properties. Such access shall include, at the request of Administrative Agent, access to relevant documents and employees of each Loan Party and to their outside representatives, to the extent reasonably necessary to obtain information related to the property or event at issue. If Administrative Agent believes that a breach of this Section 5.9 has occurred or is occurring, or an Event of Default has occurred and is continuing, the Loan Parties shall conduct such assessments, tests and investigations on the properties of the affected Loan Party or relevant portion thereof, as reasonably requested by Administrative Agent, including the preparation of a Phase I Report or such other sampling or analysis. If an Event of Default has occurred and is continuing, and if a Loan Party does not undertake such assessments, tests and investigations in a reasonably timely manner following the reasonable request of the Administrative Agent, the Administrative Agent may hire an independent engineer, at the Loan Parties’ expense, to conduct such assessments, tests and investigations. The Administrative Agent will make commercially reasonable efforts to conduct any such assessments, tests and investigations so as to avoid unduly interfering with the operation of the properties.

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(ii) The Loan Parties will provide environmental assessments, audits and tests upon reasonable request by the Administrative Agent in connection with any future acquisitions of any Properties.

(iii) Any assessments, observations, tests or investigations of the properties by or on behalf of the Administrative Agent shall be solely for the purpose of protecting the Lenders security interests and rights under the Loan Documents. The exercise or non-exercise of the Administrative Agent’s rights under this Section 5.9(c) shall not constitute a waiver of any Default or Event of Default of any Loan Party or impose any liability on the Administrative Agent or any of the Lenders. In no event will any observation, test or investigation by or on behalf of the Administrative Agent be a representation that Hazardous Materials are or are not present in, on or under any of the properties, or that there has been or will be compliance with any Environmental Law and the Administrative Agent shall not be deemed to have made any representation or warranty to any party regarding the truth, accuracy or completeness of any report or findings with regard thereto. Neither any Loan Party nor any other Person is entitled to rely on any observation, test or investigation by or on behalf of the Administrative Agent. The Administrative Agent and the Lenders owe no duty of care to protect any Loan Party or any other Person against, or to inform any Loan Party or any other Person of, any Hazardous Materials or any other adverse condition affecting any of the Facilities or any other properties. The Administrative Agent may, in its sole discretion, disclose to the applicable Loan Party, or to any other Person if so required by law, any report or findings made as a result of, or in connection with, its observations, tests or investigations. If a request is made of the Administrative Agent to disclose any such report or finding to any third party, then the Administrative Agent shall endeavor to give the applicable Loan Party prior notice of such disclosure and afford such Loan Party the opportunity to object or defend against such disclosure at its own and sole cost; provided, that the failure of Administrative Agent to give any such notice or afford such Loan Party the opportunity to object or defend against such disclosure shall not result in any liability to the Administrative Agent. Each Loan Party acknowledges that it may be obligated to notify relevant Governmental Authorities regarding the results of any observation, test or investigation disclosed to such Loan Party, and that such reporting requirements are site and fact-specific and are to be evaluated by such Loan Party without advice or assistance from Administrative Agent.

If counsel to any Loan Party reasonably determines that provision to Administrative Agent of a document otherwise required to be provided pursuant to this Section 5.9 (or any other provision of this Agreement or any other Loan Document relating to environmental matters) would jeopardize an applicable attorney-client or work product privilege pertaining to such document, then such Loan Party shall not be obligated to deliver such document to Administrative Agent but shall provide Administrative Agent with a notice identifying the author and recipient of such document and generally describing the contents of the document. Upon request of Administrative Agent, such Loan Party shall take all reasonable steps necessary to provide Administrative Agent with the factual information contained in any such privileged document.

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Section 5.10 Subsidiaries. Subject to Section 6.22, in the event that any Person becomes a Subsidiary of any Loan Party, whether directly or indirectly, such Loan Party shall (i) concurrently with such Person becoming a Subsidiary (x) pledge to the Administrative Agent all of the Capital Stock of such Subsidiary (including, without limitation, delivering original stock certificates, if any, evidencing the Capital Stock of such Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), Loan Party and (y) cause such Subsidiary to become a Guarantor of the Obligations under the Guarantee and Collateral Agreement by executing and delivering to Administrative Agent and Administrative Agent a joinder to the Guarantee and Collateral Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(d), 3.1(g), 3.1(k) and 3.1(n) and in a form reasonably required by the Administrative Agent. Any Subsidiary of the Borrower must be a wholly-owned Subsidiary.

Section 5.11 Further Assurances.

(a) At any time or from time to time upon the request of the Administrative Agent, each Loan Party and each Guarantor will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information requested pursuant to Section 10.20. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties (subject to Section 5.13) and all of the outstanding Capital Stock of the Loan Parties (other than Parent).

(b) Each Loan Party hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or part of the Property of any Loan Party without the signature of such Loan Party where permitted by law, including any financing or continuation statement, or amendment thereto, with “all assets” in the collateral description. A carbon, photographic or other reproduction of the Collateral Documents or any financing statement covering any Property of any Loan Party or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 5.12 Use of Proceeds. The proceeds of the Loans will be used only in the manner and for the purposes set forth in Section 2.4.

Section 5.13 Additional Properties; Other Collateral. In the event that (a) any Loan Party acquires any Oil and Gas Property or (b) any Property owned or leased by a Loan Party on the Closing Date becomes Oil and Gas Property and such interest or interests under clauses (a) or (b) have an aggregate value in excess of $500,000 and have not otherwise been made subject to the Lien of the Collateral Documents in favor of the Administrative Agent for the benefit of the Lenders, then such Loan Party, contemporaneously with acquiring such Oil and Gas Property, in the case of clause (a), promptly after any Property owned or leased on the Closing Date becomes an Oil and Gas Property, in the case of clause (b), must take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates with respect to each such Property that the Administrative Agent shall reasonably request to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Property (subject only to Permitted Liens) such that, at all times the Administrative Agent will have a mortgage lien on all of the Oil and Gas Properties of the Loan Parties (except as provided above and other than Excluded Assets). Each Loan Party will at all times cause all personal property of such Loan Party (other than Excluded Assets) to be subject to a First Priority Lien (subject only to Permitted Liens) in favor of the Administrative Agent pursuant to the Collateral Documents. All of the issued and outstanding Capital Stock of each Loan Party (other than Parent) shall at all times be pledged to the Administrative Agent pursuant to the Collateral Documents.

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Section 5.14 Board Observation Rights. The Administrative Agent may in its discretion from time to time designate a representative of the Lenders to act as its non-voting representative to attend meetings of the board of managers or Board of Directors (or other similar managing body) of any Loan Party. Each Loan Party will, (i) give timely advance notice to such representative of all meetings of the managing body of such Loan Party and all proposals to such body for action without a board meeting, (ii) allow such representative to attend all such meetings, and (iii) subject to the provisions of Section 10.17, and the withholding of any materials based on a conflict of interest that the managing body of such Loan Party believes in good faith exists between such Loan Party and the Administrative Agent with respect to matters addressed by the materials in question, provide such representative with copies of all written materials distributed to such directors or managers (or similar body) in connection with such meetings or proposals for action without a meeting, including, upon request of such representative, all minutes of previous actions and proceedings, provided that, such representative shall not be entitled to participate in discussions or receive materials directly relating to a refinancing of this Agreement or that relate to any legally privileged material. In the event the Administrative Agent fails to designate a non-voting representative to attend meetings pursuant to this Section 5.14, each of each Loan Party will send materials that would otherwise be provided under this Section 5.14 to the Administrative Agent in compliance with Section 10.1.

Section 5.15 Notices; Attorney-in-fact; Deposits. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to send Direction Letters or division orders to all Persons that owe or are expected to owe cash or Cash Equivalents to any Loan Party. Each Loan Party hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (such appointment being coupled with an interest) for sending the notices referred to above. With respect to cash or Cash Equivalents received directly by a Loan Party, such Loan Party shall immediately deposit, or cause to be deposited, all such amounts in the Operating Account, unless such amounts are properly on deposit in an Excluded Account. If any Loan Party has knowledge that any Person is in receipt of cash or Cash Equivalents that would otherwise be properly deposited in the Operating Account, such Loan Party shall promptly notify such Person and the Administrative Agent in writing of such circumstance and shall direct such Person to deposit, or cause to be deposited, all such amounts in the Operating Account.

Section 5.16 Swap Agreements. Beginning on the Closing Date and continuing thereafter, the Borrower will maintain in full force and effect Swap Agreements in the minimum amounts and on the terms specified in Schedule 4.27.

Section 5.17 Enforcement of Contracts. Use commercially reasonable efforts to enforce the material terms of each of the Material Contracts.

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Section 5.18 APOD.

(a) Each Loan Party will make Covered Capital Expenditures on its Oil and Gas Properties only (i) in accordance with the APOD, (ii) pursuant to Section 6.23 or (iii) as otherwise consented to by the Administrative Agent. Notwithstanding the foregoing, no Covered Capital Expenditure shall be made unless the Loan Parties are in pro forma compliance, after giving effect to such Covered Capital Expenditure with Section 6.7(b).

(b) The Initial APOD shall be submitted to the Administrative Agent for approval no later than 30 days after the Closing Date, or such longer period as the Administrative Agent may agree in its sole discretion. Once approved (which approval shall be at the Administrative Agent’s sole discretion), the Initial APOD shall remain in full force and effect until the Borrower submits a new APOD which is approved by the Administrative Agent. If the Borrower desires to make any change to, or deviate from, the APOD or is required to update the APOD pursuant to the terms hereof, it shall submit a revised APOD, along with a written narrative describing such changes and an APOD Certificate, to the Administrative Agent for review by the Lenders (with copies of such revised APOD and narrative to the Lenders). Any revised plan submitted to the Administrative Agent shall not be considered the current APOD until such time as the Administrative Agent shall have consented to such revised plan, and no Loan Party shall be permitted to incur Covered Capital Expenditures in furtherance of such draft APOD. The Administrative Agent shall have no obligation to consent to any revisions to the APOD, other than as set forth in clause (c) below.

(c) Upon the expected completion of the projects contemplated by APOD, the Borrower may submit a revised APOD which (i) contemplates additional Covered Capital Expenditures in an amount not to exceed $11,000,000 in any Fiscal Year (in addition to those permitted pursuant to Section 6.23) and (ii) is supported with an analysis that shows the Asset Coverage Ratio both before and pro forma for the completion of such additional Covered Capital Expenditures of at least 2.00:1.00. The Administrative Agent shall be required to consider in good faith up to two such revised APODs each Fiscal Year. Upon the submission of a revised APOD to the Administrative Agent, the Administrative Agent may make reasonable requests for such additional information as it deems necessary and may, in consultation with the Borrower, require changes to the revised APOD as may be necessary in the Administrative Agent’s discretion to ensure compliance with this Agreement, including Section 5.18(c). The Administrative Agent shall have the discretion to approve revisions to the APOD even if the aforementioned requirements are not satisfied.

Section 5.19 Deposit Accounts. Beginning with the date that is ten (10) Business Days after the Closing Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), the Borrower shall (i) maintain at the Borrower’s expense one or more accounts in the name of the Borrower (or jointly in the name of the Borrower and an affiliate operator who has signed an operating agreement in the form of Exhibit N hereto and a subordination agreement in the form of Exhibit O hereto) with a bank selected by the Borrower and reasonably acceptable to the Administrative Agent, which has entered into a Control Agreement specifying that the such bank shall comply with all instructions it receives from the Administrative Agent (acting on the written direction of the Administrative Agent) with respect to the Deposit Account without further consent from the Borrower or the affiliate operator at from and after any time that the Administrative Agent (acting at the written direction of the Administrative Agent) has sent such bank a notice indicating the existence of an Event of Default and (ii) have designated an Operating Account (which, for the avoidance of doubt, must be subject to a Control Agreement) into which the Borrower and all Loan Parties shall cause all revenues generated from the Oil and Gas Properties to be deposited promptly (unless such accounts are properly on deposit in an Excluded Account). All Cash Receipts to be received by the Borrower or any Loan Party shall be deposited in the Operating Account (unless such accounts are properly on deposit in an Excluded Account), and the Borrower shall direct (and hereby agrees to direct) each payor of any Cash Receipts now and in the future to make payment to such deposit accounts. Notwithstanding the foregoing, each such Control Agreement shall permit the Borrower, the Loan Parties and permitted affiliated operator, as applicable, to withdraw from the Operating Account any amounts contained therein so long as the Administrative Agent (acting at the written direction of the Administrative Agent) has not sent the applicable deposit account bank a notice indicating the existence of an Event of Default.

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Section 5.20 Post-Closing Undertakings:

(a)Borrower shall cause the conveyance of Sufficient Acreage (as defined herein) in the following proved undeveloped Oil and Gas Properties to the Loan Parties within thirty (30) days after the Closing Date (or such later date as may be agreed to by Administrative Agent in its sole discretion): (i) W RIDGE, (ii) N MIDLAND, (iii) S MIDLAND, and (iv) CUTBANK. As used herein, “Sufficient Acreage” means, with respect to each of the foregoing Oil and Gas Properties and the “Egan Lease” specified in Section 5.20(b) below, sufficient acreage in such Oil and Gas Property (x) to vest the Loan Parties with a working interest greater than fifty percent (50%) for each drilling location set forth on Schedule 5.20 and (y) that could reasonably be expected to generate at least the volumes of hydrocarbons specified in the “P50” case described in Schedule 5.20 for each drilling location, it being understood and acknowledged by the Parties that the foregoing is not to be construed in any manner as a representation and warranty by any Loan Party as to the economic performance or reserve value of any well drilled and/or completed.

(b) Borrower shall use its best efforts to cause Sufficient Acreage in the proved undeveloped Oil and Gas Property known as “Egan Lease” to be assigned to Ichor Energy (LA), LLC within ninety (90) days after the Closing Date (or such later date as may be agreed to by Administrative Agent in its sole discretion). If the Borrower or its affiliates are unable to accomplish the foregoing within such time period, including due to resistance from one or more landowners, then the Borrower shall identify and cause, within sixty 60) days (or such later date as may be agreed to by Administrative Agent in its sole discretion) from the expiration of such time period, the contribution of another proved undeveloped Oil and Gas Property reasonably acceptable to the Administrative Agent, with similar characteristics as the “Egan Lease”, including economic profile.

(c) Within thirty (30) days after the Closing Date (or such later date as may be agreed to by Administrative Agent in its sole discretion), the Borrower shall provide, or cause to be provided, to the Administrative Agent such insurance certificates and endorsements to the insurance policies required by Section 5.6.

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ARTICLE 6

NEGATIVE COVENANTS

Parent and Borrower covenant and agree that, until payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), Parent and Borrower shall, and Borrower shall cause each Loan Party to, perform all covenants in this Article 6.

Section 6.1 Indebtedness. No Loan Party shall directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness under Capital Leases, Attributable Debt, and purchase money financings not to exceed $1,000,000 in the aggregate at any time outstanding;

(c) Indebtedness (other than Indebtedness for borrowed money) associated with (i) worker’s compensation laws or claims, unemployment insurance laws or similar legislation, performance, bid, surety, appeal, regulatory or similar bonds or (ii) surety obligations required by Governmental Requirements or any Person in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of Oil and Gas Properties;

(d) performance guaranties in the ordinary course of business and consistent with industry practices of the obligations of suppliers, customers, franchisees and licensees of the Loan Parties; provided, however, that the Borrower shall not guarantee any obligations of its Subsidiaries;

(e) Indebtedness in connection with the endorsement of negotiable instruments, cash management services and treasury depository, credit or debit card, electronic funds transfer, overdraft protection and similar arrangements, in each case in the ordinary course of business;

(f) Indebtedness consisting of obligations under Swap Agreements permitted hereunder that are subject to a Swap Intercreditor Agreement; and

(g) Indebtedness consisting of bid, performance, sureties, regulatory or similar bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of any Loan Party (in each case other than an obligation for money borrowed) in connection with the operation of the Oil and Gas Properties in the ordinary course, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties;

(h) Indebtedness of any Loan Party owed to any other Loan Party; provided, however, that the Borrower shall not guarantee any obligations of its Subsidiaries;

(i) Indebtedness consisting of usual and customary financing of insurance premiums;

(j) [reserved];

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(k) cash management obligations and other Indebtedness in respect of overdraft protections, netting services, automatic clearinghouse arrangements, and similar arrangements in each case in connection with deposit accounts;

(l) [reserved];

(m) Permitted Refinancing Indebtedness of any Indebtedness permitted pursuant to clause (b) or (o) of this Section 6.1 or this clause (m);

(n) Indebtedness consisting of obligations under the Acquisition Documents;

(o) additional Indebtedness in an amount not to exceed $500,000 at any time outstanding; provided, that such additional Indebtedness must be unsecured or subordinated to the payment in full of the Loans on terms reasonably satisfactory to the Administrative Agent;

(p) Indebtedness arising under the Warrants or Warrant Agreements, including under any note issued pursuant to the terms thereof; and

(q) Indebtedness arising under leases for seismic data approved under the APOD.

Section 6.2 Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable and any Capital Stock owned by such Loan Party or its Subsidiaries) of any Loan Party, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except (collectively, “Permitted Liens”):

(a) Permitted Encumbrances;

(b) Liens securing Capital Leases, Attributable Debt, and purchase money financings permitted by Section 6.1(b) but only on the Property under lease or on the Property being financed (and accessions thereto and proceeds thereof);

(c) Liens on cash and securities and deposits securing the Loan Parties’ reimbursement obligations with respect to bid, surety, performance, appeal, regulatory or similar bonds obtained in the ordinary course of business;

(d) Liens in favor of Administrative Agent or Collateral Agent for the benefit of the Secured Parties granted pursuant to any Loan Document;

(e) Liens of a non-Loan Party in favor of any Loan Party;

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(f) Liens to secure any Permitted Refinancing Indebtedness permitted pursuant to Section 6.1(m); provided that (A) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien and the proceeds and products thereof, and (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any reasonable fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(g) Liens securing Indebtedness incurred pursuant to Section 6.1(o);

(h) Liens securing insurance premium financing in an amount up to $150,000 under customary terms and conditions, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(i) Liens arising pursuant to the terms of the Warrants or Warrant Agreements, including to secure any note issued pursuant to the terms thereof;

(j) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits;

(k) [Reserved]; and

(l) Liens securing obligations under the Loan Documents and Liens to secure performance of Swap Agreements subject to a Swap Intercreditor Agreement.

Section 6.3 No Further Negative Pledges. Except with respect to restrictions by reason of

(a) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be),

(b) provisions contained in this Agreement, the other Loan Documents, and the Acquisition Agreement,

(c) any agreements creating Liens which are permitted under Section 6.2(b), but then only with respect to the property that is the subject of the applicable lease or document described therein which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired in favor of the Administrative Agent and the Secured Parties or restricts any Subsidiary from paying dividends or making distributions or cash advances to the Borrower or any Person, or which requires the consent of or notice to other Persons in connection therewith,

(d) restrictions imposed by applicable law, rule, regulation, order, approval, license, permit or similar restriction,

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(e) restrictions imposed by Swap Agreements that are subject to a Swap Intercreditor Agreement,

(f) restrictions imposed under agreements governing Permitted Liens or Indebtedness permitted by Section 6.1; provided that such restriction only applies to assets encumbered (in the case of Liens) or financed (in the case of Indebtedness) thereby; and

(g) restrictions arising pursuant to the Warrants or Warrant Agreements, including under any note issued pursuant to the terms thereof.

no Loan Party shall permit to exist or enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

Section 6.4 Restricted Junior Payments. Parent and the Borrower shall not, nor shall Parent and the Borrower permit any Loan Party through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that the foregoing shall not prohibit:

(a) Restricted Junior Payments by each Subsidiary of the Borrower to the holders of its Capital Stock;

(b) if no Event of Default is continuing, Restricted Junior Payments by the Parent and the Borrower as payment of a management fee, or to reimburse the holders of their equity interests for General and Administrative Costs, up to the General and Administrative Costs Cap;

(c) the payment of a Tax Distribution; provided that, with respect to any proposed Tax Distribution, the applicable Loan Party has delivered to the Administrative Agent not less than five (5) Business Days prior to the scheduled date of such proposed Tax Distribution (i) a report that evidences in reasonable detail the amounts to be so distributed, including the assumptions and calculations demonstrating that such Tax Distribution is being made in compliance with the definition of Tax Distribution and (ii) a certification that no Default or Event of Default has occurred and is continuing or would result therefrom;

(d) the reimbursement to the direct or indirect parent of the Loan Parties of the reasonable and documented fees and expenses incurred in connection with the preparation of Borrower’s annual audit required pursuant to Section 5.1 and other related reporting materials required pursuant to the terms of this Agreement or to comply with other obligations under the Loan Documents in an amount (together with payments made pursuant to Section 6.9(b)(viii)) not to exceed $150,000 each Fiscal Year;

(e) Restricted Junior Payments required by the Warrants or Warrant Agreements; and

(f) assignments of Contributed Property pursuant to Section 7.1 hereof.

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Section 6.5 Restrictions on Subsidiaries. Except as expressly provided for in the Loan Documents, no Loan Party will, directly or indirectly, enter into, create, or otherwise allow to exist any contractual restriction or other consensual restriction on the ability of any Subsidiary of the Borrower to: (a) pay dividends or make other distributions to the Borrower or any other Subsidiary of the Borrower, (b) to redeem Capital Stock held in it by the Borrower or any other Subsidiary of the Borrower, (c) to repay loans and other indebtedness owing by it to the Borrower or any other Subsidiary of the Borrower, or (d) to transfer any of its material assets to the Borrower or any other Subsidiary of the Borrower (other than (i) customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof or restricting the transfer of property or assets subject to such leases, licenses or other contracts, (ii) the Acquisition Documents, (iii) the Loan Documents, and (iv) Swap Agreements that are subject to a Swap Intercreditor Agreement).

Section 6.6 Investments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

(a) Investments in Cash and Cash Equivalents or investment grade securities;

(b) expenditures on Capital Leases and acquisitions and other Investments made pursuant to the express terms of the APOD or otherwise approved by the Administrative Agent; and

(c) Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by a Loan Party with respect to any secured Investment in default or (B) litigation, arbitration or other disputes with Persons who are not Affiliates of a Loan Party;

(d) Investments in any other Loan Party;

(e) Swap Agreements entered into in the ordinary course of business and not for speculative purposes so long as such Swap Agreements are subject to a Swap Intercreditor Agreement;

(f) guarantees of Indebtedness of a Loan Party so long as such underlying Indebtedness is permitted under Section 6.1 hereof;

(g) the Acquisition;

(h) Restricted Junior Payments permitted under Section 6.4 hereof;

(i) Investments required pursuant to the Warrants or Warrant Agreements;

(j) transfers or dispositions permitted under Section 6.9(b) (other than pursuant to Section 6.9(b)(x));

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(k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment in the ordinary course of business;

(l) Excluded Capital Expenditures; and

(m) Receipt of Contributed Property pursuant to Section 5.20.

Section 6.7 Financial Covenants.

(a) Beginning with the Fiscal Quarter ending June 30, 2019, no Loan Party shall permit the Asset Coverage Ratio to be less than 1.35:1.00 as of the last day of any Fiscal Quarter. Notwithstanding anything else to the contrary herein, the Borrower shall certify compliance with this Section 6.7(a) and deliver the calculations, in reasonable detail, to show such compliance, as of the determination dates and using the corresponding Reserve Reports and Strip Price dates with and as part of the Compliance Certificates required to be delivered on or about the dates listed in the table below:

Determination Date	Reserve Report Date	Strip Price Date	Reserve Report Delivery Date	Compliance Certificate Delivery Date
June 30	June 30	June 30	August 15	August 30
September 30	June 30	September 30	-	October 30
December 31	December 31	December 31	February 15	February 28
March 31	December 31	March 31	-	April 30

(b) Beginning on March 31, 2019, Borrower shall at all times maintain in the Deposit Accounts subject to Control Agreements in favor of the Administrative Agent a minimum cash balance equal to at least $2,000,000.

Section 6.8 PSA Purchase Price Adjustments. In the event any “State Leases” (as defined in the Acquisition Agreement) have not been approved, or are otherwise not obtained, within 180 days after the date hereof, the Borrower shall use its best efforts to ensure the portion of the PSA Purchase Price allocable to such State Leases that is held in an escrow account is released pursuant to the terms of the Acquisition Agreement. No Loan Party shall, without the prior approval of the Administrative Agent, deliver an instruction to any escrow agent authorizing the release of funds from an escrow account established pursuant to the Acquisition Agreement.

Section 6.9 Fundamental Changes; Disposition of Assets; Acquisitions. No Loan Party shall, without the prior approval of the Administrative Agent, such approval to be given or withheld in its sole and absolute discretion,

(a) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

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(b) convey, sell, farm-out, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of (including through the sale of a production payment or overriding royalty interest), in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except

(i) dispositions of Hydrocarbons in the ordinary course of business;

(ii) the sale or other disposition of Properties (other than Oil and Gas Properties) that are damaged, destroyed, worn out, or obsolete or that have only salvage value;

(iii) dispositions of Property between or among a Subsidiary of the Borrower and the Borrower or between or among Subsidiaries of the Borrower;

(iv) the making of Restricted Junior Payments permitted by Section 6.4,

(v) assignments of Contributed Property pursuant to Section 7.1 hereof;

(vi) the creation or perfection of a Permitted Lien;

(vii) leases of seismic data (where a Loan Party is the lessor) on terms acceptable to the Administrative Agent in its reasonable discretion;

(viii) payment of the reasonable and documented fees and expenses incurred in connection with the preparation of Borrower’s annual audit required pursuant to Section 5.1 and other related reporting materials required pursuant to the terms of this Agreement or to comply with other obligations under the Loan Documents in an amount (together with payments made pursuant to Section 6.4(d)) not to exceed $150,000 each Fiscal Year;

(ix) payments on trade and customer accounts receivable which are for good furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(x) the making of Investments permitted by Section 6.6 (other than pursuant to Section 6.6(j));

(xi) any transaction required under the terms of the Acquisition Documents;

(xii) transactions pursuant to the express terms of the APOD;

(xiii) payment of salaries, benefits, severance, and other operating expenses in the ordinary course of business;

(xiv) payments required under the Loan Documents or under a Swap Agreement that is subject to a Swap Intercreditor Agreement;

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(xv) any payments necessary to satisfy the Loan Parties’ tax obligations;

(xvi) payment of Excluded Capital Expenditures;

(xvii) payments contemplated by a joint operating agreement satisfying the requirements of Section 6.12(f) or listed on Schedule 4.12; and

(xviii) payment of fees pursuant to the Fee Letter; or

(c) acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures permitted hereunder in the ordinary course of business consistent with past practice) the business, property (including Oil and Gas Properties) or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, or make any commitment or incur any obligation to enter into any such transaction, except Investments made in accordance with Section 6.6.

Section 6.10 Amendments to Acquisition Documents. No Loan Party shall agree to any amendment, restatement, supplement or other modification to, or waiver of, any Acquisition Document without in each case obtaining the prior written consent of the Administrative Agent to such amendment, restatement, supplement or other modification or waiver.

Section 6.11 Sales and Lease Backs. No Loan Party shall directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease.

Section 6.12 Transactions with Shareholders, Affiliates and Other Persons. Except as set forth on Schedule 6.12, no Loan Party shall directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of any Loan Party or any of their respective officers, members, managers, directors, Capital Stock holders, partners, parents, other interest holders or any family members of any of the foregoing, on terms that are less favorable to such Loan Party than those that might be obtained at the time from a Person who is an unrelated third party, and no Loan Party will suffer to exist any arrangement or understanding, regardless of whether such arrangement has been formalized, whereby services or the sale of any Property are provided to an Affiliate of any Loan Party or to any family member of any Capital Stock holder or employee of any Loan Party on terms more favorable than that provided to the Borrower for similar services; provided, the foregoing restriction shall not apply to any of the following:

(a) any transactions among the Loan Parties;

(b) the payment of indemnification and reimbursement of expenses to current, former and future directors, managers, officers, consultants or employees of Loan Parties or Affiliates of Loan Parties, including, without limitation, reimbursement or advancement of out-of-pocket expenses and provisions of officer’s and directors’ liability insurance, and the entry into arrangements or agreements providing for the foregoing;

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(c) employment and severance arrangements entered into in the ordinary course of business between the Borrower or any Subsidiary and any employee thereof and approved by the Borrower’s board of managers (or other authorized committee or body); provided, that the Administrative Agent must consent to any such arrangement in excess of $250,000;

(d) Investments permitted by Section 6.6;

(e) Restricted Junior Payments permitted by Section 6.4;

(f) joint operating agreements among a Loan Party and an affiliate of a Loan Party, which is in substantially the form attached as Exhibit N hereto or has otherwise been approved in advance by and is in form and substance satisfactory to the Administrative Agent; provided, that any obligations under any such joint operating agreement shall be subordinated to the Obligations pursuant to an agreement substantially in the form attached as Exhibit O hereto or otherwise on terms satisfactory to the Administrative Agent and any amendments to such an operating agreement must be approved by the Administrative Agent in its sole discretion;

(g) assignments of Contributed Property pursuant to Section 7.1 hereof;

(h) leases or licenses of seismic data among the Loan Parties and their Affiliates for fair market value on customary arms’ length terms on terms that are no less favorable to such Loan Party than those that might be obtained at the time from a Person who is an unrelated third party; and

(i) receipt of Contributed Property pursuant to Section 5.20.

Section 6.13 Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses contemplated or engaged in by such Loan Party on the Closing Date as presently conducted or contemplated and all activities and operations incidental thereto, including all general and the administrative activities, and the leasing, operation or ownership of any office buildings or other real property related to such business.

Section 6.14 Amendments or Waivers of Material Contracts. No Loan Party shall agree to any amendment, restatement, supplement or other modification to, or waiver of, any (i) Material Contract in a manner materially adverse to the interests of the Lenders without in each case obtaining the prior written consent of the Administrative Agent to such amendment, restatement, supplement or other modification or waiver, (ii) whether or not constituting “Material Contracts” (a) documents governing the conveyance of Oil and Gas Properties and (b) oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, in each case, in a manner materially adverse to the interests of the Lenders without in each case obtaining the prior written consent of the Administrative Agent to such amendment, restatement, supplement or other modification or waiver, or (iii) seller note issued by Viking or a Loan Party to the Sellers (as such term is defined in the Acquisition Agreement) in satisfaction of a portion of the PSA Purchase, if (x) such amendment, restatement, supplement or other modification is materially adverse to the intrests of the Lenders and (y) the prior writtent consent of the Administrative Agent is not obtained.

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Section 6.15 Fiscal Year. No Loan Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year end from December 31.

Section 6.16 Deposit Accounts. No Loan Party shall establish or maintain a Deposit Account or Securities Account (in each case, other than an Excluded Account) unless immediately after the establishment thereof, such Deposit Account or Securities Account shall be subject to a Control Agreement meeting the requirements set forth in Section 5.19.

Section 6.17 Amendments to Organizational Agreements. No Loan Party shall amend or permit any amendments to any Loan Party’s Organizational Documents or the Warrant Agreement in any manner adverse to the interests of the Lenders without the prior written consent of the Administrative Agent.

Section 6.18 Sale or Discount of Receivables. Without the prior written consent of the Administrative Agent, no Loan Party will discount or sell (with or without recourse) any of its notes receivable or accounts receivable, except for receivables obtained by a Loan Party in the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction.

Section 6.19 OFAC. No Loan Party shall directly or indirectly use the proceeds of any Loan or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (i) to fund any activities or business of or with any individual or entity, or in any country or territory, that at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other matter that would result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the Obligations), whether as underwriter, advisor, investor or otherwise.

Section 6.20 FCPA. No part of the proceeds of any Loan will be used, directly or indirectly, in furtherance of an offer, payment, promise, to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.

Section 6.21 Passive Status of Parent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Parent shall not engage in any operating or business activities other than its ownership of the Borrower and activities incidental to the foregoing, shall have no liabilities (other than nonconsensual obligations imposed by operation of law) or Indebtedness (other than the Obligations) and shall not own any property or assets other than Capital Stock in the Borrower; provided, however, that the foregoing shall not prohibit Parent from engaging in the following activities or incurring the following liabilities: (i) the performance of its obligations under the Loan Documents, (ii) issuances of Capital Stock and other activities otherwise expressly permitted by this Agreement, (iii) activities related to the maintenance of Parent’s corporate existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iv) liabilities and activities to comply with applicable law, rule, regulation, order, approval, license, permit or similar restriction, (v) carrying out its obligations as member or sole managing member of the Borrower, (vi) managing, through its board, directors, officers and managers, the business of the Borrower and its Subsidiaries, (vii) receipt and payment of dividends otherwise permitted under this Agreement, (viii) payment of taxes and dividends to the extent permitted under this Agreement, (ix) making contributions to the capital of its Subsidiaries, (x) providing indemnification to officers, managers and directors, and (xi) holding any cash and maintenance of deposit accounts incidental to any activities permitted under this Section 6.21 and (xii) activities, liabilities and properties incidental to the foregoing clauses (i) through (xi).

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Section 6.22 Formation of Subsidiaries. Without the prior written consent of the Administrative Agent, no Loan Party shall create, organize, form, acquire or otherwise obtain an interest in any Subsidiary or joint venture other than those existing on the Closing Date.

Section 6.23 APOD.

(a) No Loan Party shall make any material Covered Capital Expenditures in any manner not provided for in the APOD, except if consented to by the Administrative Agent in writing.

(b) No Covered Capital Expenditure shall be made unless the Loan Parties are in pro forma compliance, after giving effect to such Covered Capital Expenditure with Section 6.7(b).

ARTICLE 7

CONTRIBUTED PROPERTY

Section 7.1 Borrower Call Option.

(a) If, after completion of the Capital Expenditures for the initial development of the Contributed Properties as described in the initial APOD, (i) the Administrative Agent either (x) states that the “success” conditions to the continuation of development of the Contributed Properties set forth in the APOD have not been met or (y) fails to confirm that such “success” conditions have been met within ten (10) Business Days of receipt of a written request by the Borrower to do the same and (ii) the Administrative Agent, upon the written request of the Borrower, shall (x) have confirmed in writing that it will not permit further Covered Capital Expenditures for the continued development of the Contributed Properties or (y) fails to provide written approval of further Covered Capital Expenditures within ten (10) Business Days of receipt of a written request by the Borrower to do the same, then the Borrower shall be permitted to deliver a call notice to the Administrative Agent, which call notice shall set forth its intention to dispose of such Contributed Property if consent to expenditures (which expenditures shall be set forth in reasonable detail in such notice) for the continued development of the Contributed Properties is withheld. If the Administrative Agent does not consent in writing to such expenses within ten (10) Business Days of receipt of such call notice, then the Loan Parties shall be permitted to assign such Contributed Property to a Person that is not a Loan Party without any payment requirement or penalty.

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ARTICLE 8

EVENTS OF DEFAULT

Section 8.1 Events of Default. The occurrence of one or more of the following conditions or events shall constitute an “Event of Default” hereunder:

(a) Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due the principal or premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; or (ii) when due any interest on any Loan or any fee or any other amount due under any Loan Document, and in the case of clause (ii) only, such failure shall continue for a period of three (3) Business Days following the due date; or

(b) Default in Other Agreements. (i) Failure of any Loan Party to pay when due any principal of or interest any Indebtedness (other than Indebtedness referred to in Section 6.1(a)) in each case beyond the grace period, if any, provided therefore; (ii) any “Event of Default”, “Termination Event”, “Additional Termination Event” or “Triggering Event” occurs (as each such term is defined in any Swap Intercreditor Agreement or Swap Agreement) or (iii) any Event of Default under any other document evidencing Indebtedness permitted hereunder or (iv) breach or default by any Loan Party with respect to any other material term of (A) any Indebtedness, or (B) any loan agreement, mortgage, indenture or other agreement relating to Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause any Loan Party to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (b) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (b) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000; provided, further that such event or condition is unremedied and is not waived by the holder or holder of such Indebtedness; or

(c) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with (i) any term or condition contained in Section 2.4, Sections 5.1(b), 5.1(g), 5.1(k), 5.2, 5.10, 5.12, 5.13, 5.16, 5.18 or Article 6 or (ii) the annual or quarterly reporting obligations contained in Section 5.1(a) or (d); or

(d) Breach of Representations, etc. Any representation, warranty, or certification made or deemed made by any Loan Party in any Loan Document or in any certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (or, if such representation, warranty or certification is already qualified by materiality or Material Adverse Effect, in any respect) as of the date made or deemed made; or

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(e) Other Defaults Under Loan Documents. Any Loan Party shall default in any material respect (or, if such representation, warranty or certification is already qualified by materiality or Material Adverse Effect, in any respect) in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of the knowledge of any Authorized Officer of any Loan Party of such breach or failure or the date notice thereof is given to the Borrower by the Administrative Agent or any Lender; provided that with respect to breaches of Section 5.1(m) or breaches of the monthly reporting obligations under Sections 5.1(a) or (d), the cure period shall be three (3) Business Days rather than thirty (30) days.

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Loan Party shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party shall make any assignment for the benefit of creditors; or (ii) any Loan Party shall be unable, or shall fail, or shall admit in writing its inability, generally to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of any Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any final money judgment, writ or warrant of attachment or similar process involving an amount individually or in the aggregate in excess of $500,000 (to the extent not fully covered by insurance (less any deductible) as to which a solvent and unaffiliated insurance company does not dispute coverage) shall be entered or filed against any Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than the date that enforcement proceedings shall have been commenced by any creditor upon such judgment order or five (5) days prior to the date of any proposed sale thereunder); or

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(i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000; or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien or security interest on any Collateral under Section 430(k) or 436(f) of the Internal Revenue Code or under ERISA; or

(k) Change of Control. A Change of Control shall occur;

(l) [Reserved]; or

(m) Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall in writing repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have, or it shall be asserted in writing by any Loan Party not to have, a valid and perfected First Priority Lien (other than to the extent of Permitted Liens) in any Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of Administrative Agent to take any action within its control, or (iii) any Loan Party shall contest in writing the validity or enforceability of any Loan Document or any Lien on the Collateral or any purported Collateral in favor of the Administrative Agent or deny in writing that it has any further liability under any Loan Document to which it is a party; or

(n) Viking Energy. At any time

(i) an Insolvency Event shall have occurred with respect to Viking;

(ii) Viking shall (i) fail to pay when due any principal of or interest on any (x) Indebtedness with a principal amount in excess of $500,000 or (y) a seller note issued by Viking to the Sellers (as such term is defined in the Acquisition Agreement) in satisfaction of a portion of the PSA Purchase Price or (ii) shall be in default with respect to (x) any Indebtedness with a principal amount in excess of $500,000 or (y) a seller note issued by Viking to the Sellers (as such term is defined in the Acquisition Agreement) in satisfaction of a portion of the PSA Purchase Price, if, in the case of either clause (x) or clause (y), the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Viking to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation; or

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(iii) Viking shall engage in any business other than the businesses engaged in by it on the Closing Date as presently conducted or contemplated to be conducted and all activities and operations incidental thereto.

Section 8.2 Remedies. (a) Upon the occurrence of any Event of Default described in Section 8.1(f) or Section 8.1(g), automatically, and (b) upon the occurrence of any other Event of Default that is continuing, upon notice to the Borrower to such effect by the Administrative Agent, the Administrative Agent, on behalf of the Requisite Lenders, may and shall have the right to take any of the following actions (i) declare each of the following to be immediately due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (A) the unpaid principal amount of and accrued interest on the Loans, and (B) all other Obligations; (ii) enforce any and all Liens and security interests created pursuant to Collateral Documents and (iii) complete the Direction Letters and deliver same. If the maturity of the Loans shall be accelerated under any provision of Section 8.2, in addition to all other amounts owing hereunder, an amount equal to the Premium (determined as if the Loans were repaid at the time of such acceleration at the option of the Borrower), shall become immediately due and payable, and the Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Event has commenced, and (if an Insolvency Event has commenced) without regard to whether such proceeding under the Bankruptcy Code is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization or otherwise. Without limiting the foregoing, any redemption, prepayment, repayment or payment of the Obligations in or in connection with an Insolvency Event shall constitute an optional prepayment thereof and require the immediate payment of the Premium.

ARTICLE 9

ADMINISTRATIVE AGENT

Section 9.1 Appointment of Administrative Agent. ABC Funding, LLC is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes ABC Funding, LLC, in such capacity, to act as its agent (including as Collateral Agent) in accordance with the terms hereof and the other Loan Documents. The Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 9.1 are solely for the benefit of the Administrative Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any Affiliate thereof.

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Section 9.2 Powers and Duties. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have or be deemed to have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Notwithstanding anything to the contrary set forth herein, when any provision of this Agreement authorizes the Administrative Agent to make a determination or to take any other action, such authorization shall, if the Requisite Lenders so require, be exercised by the Administrative Agent only with the express consent of, and according to the direction of, the Requisite Lenders.

Section 9.3 General Immunity.

(a) No Responsibility for Certain Matters. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to Lenders or by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b) Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) or in accordance with the applicable Collateral Document, and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), or in accordance with the other applicable Collateral Document, as the case may be, the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected and free from liability in relying on opinions and judgments of attorneys (who may be attorneys for the Loan Parties), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) or in accordance with the applicable Collateral Document.

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(c) Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.4 Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Loan Party or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any of their respective Affiliates for services in connection herewith and otherwise without having to account for the same to Lenders.

Section 9.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants to the Administrative Agent that it has made its own independent investigation of the financial condition and affairs of each Loan Party, without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, in connection with Loans made hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Loan Party. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b) Each Lender, by delivering its signature page to this Agreement and funding its Loans, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent, Requisite Lenders or Lenders, as applicable.

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(c) Notwithstanding anything herein to the contrary, each Lender also acknowledges that the Lien and security interest granted to the Administrative Agent pursuant to the Loan Documents and the exercise of any right or remedy by the Administrative Agent thereunder are subject to the provisions of the Swap Intercreditor Agreement. In the event of any conflict between the terms of the Swap Intercreditor Agreement and the Loan Documents, the terms of the Swap Intercreditor Agreement shall govern and control.

Section 9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Administrative Agent, its Affiliates and its officers, partners, directors, trustees, employees, representatives and agents of the Administrative Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Loan Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR GROSS NEGLIGENCE OF THE ADMINISTRATIVE AGENT; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 9.7 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower and such appointment shall be effective regardless of whether a successor shall have been appointed. The Requisite Lenders may remove the Administrative Agent at any time by giving thirty (30) days’ prior written notice thereof to the Administrative Agent and the Borrower. Upon any such notice of resignation or removal, the Requisite Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent which successor shall, unless an Event of Default shall be continuing, be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, or the removed Administrative Agent receives notice of its removal, as applicable, then the exiting Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Capital Stock and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

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(b) Notwithstanding anything herein to the contrary, the Administrative Agent may assign its rights and duties as Administrative Agent hereunder to an Affiliate of ABC Funding, LLC or to any Lender or Affiliate thereof without the prior written consent of, or prior written notice to, the Borrower or the Lenders; provided that the Borrower and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to the Borrower and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Loan Documents.

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 9.3 and Section 9.6 shall apply to any Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.3 and Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

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Section 9.8 Collateral Documents.

(a) Administrative Agent under Collateral Documents. Each Lender hereby further irrevocably authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to be the agent for and representative of Lenders with respect to the Collateral Documents and to enter into such other agreements with respect to the Collateral (including intercreditor agreements) as it may deem necessary. Subject to Section 10.5, without further written consent or authorization from the Lenders, the Administrative Agent, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or any other Loan Document or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, (ii) release any Guarantor from the Guaranty pursuant to the Guarantee and Collateral Agreement or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, and (iii) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.2(b).

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

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Section 9.9 Posting of Approved Electronic Communications.

(a) Delivery of Communications. Each Loan Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by Administrative Agent to such Loan Party, that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Notice, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Loan Party agrees to continue to provide the Communications to Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by Administrative Agent.

(b) No Prejudice to Notice Rights. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.10 Proofs of Claim. The Lenders and each Loan Party hereby agree that after the occurrence of an Event of Default pursuant to Sections 8.1(f) or (g), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and other agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and other agents and their agents and counsel and all other amounts due Lenders, the Administrative Agent and other agents hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

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(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Further, nothing contained in this Section 9.10 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party or the Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 10.1, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, sent by telefacsimile or United States certified or registered mail or overnight courier service and shall be deemed to have been given when delivered and signed for against receipt thereof, or upon confirmed receipt of telefacsimile; provided, no notice to the Administrative Agent shall be effective until received by the Administrative Agent.

Section 10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each Loan Party agrees to pay promptly (a) all documented costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all documented fees, expenses and disbursements of counsel to the Loan Parties in furnishing all opinions required hereunder; (c) all and documented fees, expenses and disbursements of counsel to the Administrative Agent in connection with the negotiation, preparation, execution, review and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Loan Party; (d) all documented costs and expenses of creating and perfecting Liens in favor of the Administrative Agent, for the benefit of the Lenders pursuant hereto, including filing and recording fees, expenses and amounts owed pursuant to Section 2.15(c); (e) search fees, and all fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that the Administrative Agent may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (f) all documented costs and fees, expenses and disbursements of any auditors, accountants, consultants, engineers or appraisers engaged with the consent of the Borrower (which shall not be unreasonably withheld and which consent shall not be required after the occurrence and during the continuance of a Default or Event of Default); (g) all documented costs and expenses (including the fees, expenses and disbursements of counsel and of any appraisers, consultants, engineers, advisors and agents employed or retained by Administrative Agent and its counsel with the consent of the Borrower (which shall not be unreasonably withheld and which consent shall not be required after the occurrence and during the continuance of a Default or Event of Default)) in connection with the administration by the Administrative Agent or the custody or preservation of any of the Collateral; (h) all other documented costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (i) after the occurrence and during the existence of a Default or an Event of Default, all costs and expenses, including attorneys’ fees and costs of settlement, incurred by the Administrative Agent in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

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Section 10.3 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Loan Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, the Administrative Agent and each Lender, their Affiliates and its and their respective officers, members, shareholders, partners, directors, trustees, employees, advisors, representatives and agents and each of their respective successors and assigns and each Person who control any of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Loan Party shall have any obligation to any Indemnitee hereunder with respect to (i) any Indemnified Liabilities if such Indemnified Liabilities arise from the gross negligence or willful misconduct of any Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order, (ii) any Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, or (iii) any Indemnified Liabilities arising out of any claims, actions, suits, inquiries, litigation, investigation or proceeding by any Indemnitee against any other Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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(c) Each Loan Party hereby acknowledges and agrees that an Indemnitee may now or in the future have certain rights to indemnification provided by other sources (“Other Sources”). Each Loan Party hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnitees are primary and any obligation of the Other Sources to provide indemnification for the same Indemnified Liabilities are secondary to any such obligation of the Loan Party), (ii) that it shall be liable for the full amount of all Indemnified Liabilities, without regard to any rights the Indemnitees may have against the Other Sources, and (iii) it irrevocably waives, relinquishes and releases the Other Sources and the Indemnitees from any and all claims (x) against the Other Sources for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that an Indemnitee must seek expense advancement or reimbursement, or indemnification, from the Other Sources before the Loan Party must perform its obligations hereunder. No advancement or payment by the Other Sources on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from a Loan Party shall affect the foregoing. The Other Sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which the Indemnitee would have had against a Loan Party if the Other Sources had not advanced or paid any amount to or on behalf of the Indemnitee.

Section 10.4 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the existence of any Event of Default each Lender and its/their respective Affiliates is hereby authorized by each Loan Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency), but excluding Excluded Accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

Section 10.5 Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to Sections 10.3(b) and 10.3(c), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of (i) in the case of this Agreement, the Borrower, the Administrative Agent and the Requisite Lenders or (ii) in the case of any other Loan Document, the Borrower and the Administrative Agent with the consent of the Requisite Lenders.

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(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan of such Lender;

(ii) waive, reduce or postpone any scheduled repayment due such Lender (but not prepayment);

(iii) reduce the rate of interest on any Loan of such Lender (other than any amendment to the definition of “Default Rate” (which may be effected by consent of the Requisite Lenders) and any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6(c)) or any fee payable hereunder;

(iv) extend the time for payment of any such interest or fees to such Lender;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c); or

(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of the Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Loans are included on the Closing Date and Delayed Draw Borrowing Dates;

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall amend, modify, terminate or waive any provision of Article 9 as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the consent of the Administrative Agent.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of the applicable Lenders, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

(e) Amendment Consideration. None of Borrower or any of its Affiliates or any other party to any Loan Documents will, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender (irrespective of the kind and amount of Loans then owned by it) shall be informed thereof by Borrower and, if such Lender is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by Borrower and any other party hereto with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms. For the avoidance of doubt, nothing in this Section 10.5(e) is intended to restrict or limit the amendment requirements otherwise set forth herein.

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Section 10.6 Successors and Assigns; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void ab initio). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, and the Promissory Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of such Lender’s rights and obligations assigned under this Agreement and shall be an equal percentage with respect to both its obligations owing in respect of the Commitments and the related Promissory Notes, (B) each such assignment shall be to an Eligible Assignee, (C) the assignment document must be in an electronic format acceptable to the Administrative Agent, (D) no such assignment shall be to any Affiliate of the Borrower, and (E) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or a Related Fund.

(c) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, together with such forms, certificates or other evidence, if any, with respect to U.S. federal income tax withholding matters as the assignee under such Assignment and Acceptance Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.15(e). The Administrative Agent shall receive a fee of $3,500 from the assigning Lender, unless waived by the Administrative Agent.

(d) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment and Acceptance Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall record the information contained in such Assignment and Acceptance Agreement in the Register, shall give prompt notice thereof to the Borrower and shall maintain a copy of such Assignment and Acceptance Agreement.

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(e) Effect of Assignment. Subject to the terms and conditions of this Section 10.6(e), as of the “Effective Date” specified in the applicable Assignment and Acceptance Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment and Acceptance Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.7) and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (iii) if any such assignment occurs after the making of any Loan hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Promissory Note to Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding principal balance under the Loans of the assignee and/or the assigning Lender.

(f) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Loan Party or any of their respective Affiliates) in all or any part of its Loans or in any other Obligation, provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. The holder of any such participation (a “Participant”), other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except any amendment to the definition of “Default Rate” or in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such Participant is participating. The Borrower agrees that each Participant shall be entitled, through the participating Lender, to the benefits of Section 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (i) a Participant shall not be entitled to receive any greater payment under Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from an adoption or Change in Law or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date that occurs after the Participant acquired the applicable participation, and (ii) a Participant shall comply with Section 2.15(e) (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender).

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(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Promissory Notes or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person, except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement with the intent that such participations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loans. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.15, 10.2, 10.3, and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Loans, and the termination hereof.

Section 10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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Section 10.10 Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11 Severability. In case any provision in or obligation hereunder or any Promissory Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12 Lender Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or any Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Section 10.15 CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER FINANCING DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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Section 10.17 Confidentiality. All Confidential Information (as defined below)furnished by any Loan Party to the Administrative Agent or a Lender (“Recipient”) is confidential and shall be treated by the Recipient so as to maintain the confidentiality thereof; provided however, that a Recipient may disclose such information (i) to its Affiliates, partners and members and its and their respective directors, managers, officers, employees, attorneys, accountants, advisors, consultants, agents or representatives (collectively “Permitted Recipients”) and such Permitted Recipients shall be advised of the provisions of this Section, (ii) to any potential assignee or transferee of any of its rights or obligations hereunder or any of their agents and advisors (provided that such potential assignee or transferee shall have been advised of and agree to be bound by the provisions of this Section 10.17), (iii) if such information (x) becomes publicly available other than as a result of a breach of this Section 10.17, (y) becomes available to a Recipient or any of its Permitted Recipients on a non-confidential basis from a source other than the Loan Parties or (z) is independently developed by the Recipient or any of its Permitted Recipients, (iv) to enable it to enforce or otherwise exercise any of its rights and remedies under any Loan Document or (v) as consented to by the Borrower. Notwithstanding anything to the contrary set forth in this Section 10.17 or otherwise, nothing herein shall prevent a Recipient or its Permitted Recipients from complying with any legal requirements (including, without limitation, pursuant to any rule, regulation, stock exchange requirement, self-regulatory body, supervisory authority, other applicable judicial or governmental order, legal process, fiduciary or similar duties or otherwise) to disclose any Confidential Information. In addition, the Recipient and its Permitted Recipients may disclose Confidential Information if so requested by a governmental, self-regulatory or supervisory authority. Notwithstanding any other provision of this Section 10.17, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement and the other Loan Documents; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to an understanding of the Tax treatment and Tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law. Each Loan Party hereby acknowledges and agrees that, subject to the restrictions on disclosure of Confidential Information as provided in this Section 10.17, the Recipient and their respective Affiliates are in the business of making investments in and otherwise engaging in businesses which may or may not be in competition with the Loan Parties or otherwise related to their and their Affiliates’ respective business and that nothing herein shall, or shall be construed to, limit the Lenders’ or their Affiliates’ ability to make such investments or engage in such businesses. “Confidential Information” means all information received from the Borrower or any Subsidiary relating to the Borrower’s or any Subsidiary’s businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.

107

Section 10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 10.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 10.20 Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.21 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that Administrative Agent and/or its Affiliates and their respective Related Funds from time to time may hold investments in, and make loans to, or have other relationships with any of the Loan Parties and their respective Affiliates, including the ownership, purchase and sale of Capital Stock in any Loan Party or an Affiliate of any Loan Party and each Lender hereby expressly consents to such relationships.

108

Section 10.22 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefore shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with Administrative Agent’s instructions.

Section 10.23 Advertising and Publicity. No Loan Party shall issue or disseminate to the public (by advertisement, including without limitation any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by Lenders pursuant to this Agreement and the other Loan Documents without the prior written consent of the Administrative Agent. Nothing in the foregoing shall be construed to prohibit any Loan Party (or any of its Affiliates) from making any submission or filing which it (or one of its Affiliates) is required to make by applicable law (including securities laws, rules and regulations) or pursuant to judicial process; provided, that, (a) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (b) unless specifically prohibited by applicable law or court order, the Borrower shall promptly notify Administrative Agent of the requirement to make such submission or filing and provide Administrative Agent with a copy thereof. It is understood that following its execution, this Agreement will be filed with Securities and Exchange Commission on Form 8-K.

Section 10.24 Acknowledgments and Admissions. The Borrower hereby represents, warrants and acknowledges and admits that:

(a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

(b) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof;

(c) there are no representations, warranties, covenants, undertakings or agreements by the Administrative Agent or any Lender as to the Loan Documents except as expressly set out in this Agreement;

(d) none of the Administrative Agent or any Lender has any fiduciary obligation toward it with respect to any Loan Document or the transactions contemplated thereby;

(e) no partnership or joint venture exists with respect to the Loan Documents between any Loan Party and the Administrative Agent or any Lender;

109

(f) Administrative Agent is not any Loan Party’s Administrative Agent, but Administrative Agent for Lenders;

(g) Kirkland & Ellis LLP is counsel for the Administrative Agent and is not counsel for any Loan Party;

(h) should an Event of Default or Default occur or exist, each of the Administrative Agent and each Lender will determine in its discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time;

(i) without limiting any of the foregoing, no Loan Party is relying upon any representation or covenant by any of the Administrative Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that any of the Administrative Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents; and

(j) the Administrative Agent and the Lenders have all relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

Section 10.25 Third Party Beneficiary. Except as stated in Section 9.7, there are no third party beneficiaries of this Agreement.

Section 10.26 Entire Agreement. This Agreement, and the other Loan Documents represent the final and entire agreement among the parties and may not be contradicted by evidence of, and supersedes, all prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

Section 10.27 Time of the Essence. Time is of the essence in this Agreement and the other Loan Documents.

Section 10.28 Anti-Terrorism Laws. If, upon the written request of any Lender, the Administrative Agent has ascertained the identity of the Borrower or any authorized signatories of the Borrower for purposes of Anti-Terrorism Laws, then the Administrative Agent:

(a) shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Administrative Agent within the meaning of the applicable Anti-Terrorism Law; and

(b) shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent does not have any obligation to ascertain the identity of the Borrower or any authorized signatories of the Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrower or any authorized signatory in doing so.

110

[Remainder of Page Intentionally Left Blank.]

111

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first written above.

ICHOR ENERGY, LLC, as the Borrower

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & Secretary

ICHOR ENERGY HOLDINGS, LLC, as Parent

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & Secretary

SIGNATURE PAGE TO TERM LOAN CREDIT AGREEMENT

ABC FUNDING, LLC, as the Administrative Agent

By:	Summit Partners Credit Advisors, L.P.
Its:	Manager

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND II, L.P., as the Lender

By:	Summit Partners Credit II, L.P.
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND B-2, L.P., as the Lender

By:	Summit Partners B-2, L.P.
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT INVESTORS CREDIT II, LLC, as the Lender

By:	Summit Investors Management, LLC
Its:	Manager

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SIGNATURE PAGE TO TERM LOAN CREDIT AGREEMENT

SUMMIT INVESTORS CREDIT II (UK), L.P., LLC,
as the Lender

By:	Summit Investors Management, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND III, L.P.,
as the Lender

By:	Summit Partners Credit III, L.P.
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT INVESTORS CREDIT III (UK), L.P.,
as the Lender

By:	Summit Investors Management, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT INVESTORS CREDIT III, LLC,
as the Lender

By:	Summit Investors Management, LLC
Its:	Manager

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SIGNATURE PAGE TO TERM LOAN CREDIT AGREEMENT

Schedule 3.1 Governmental Agency and Other Consents

I.	Consents to transfer the following wells and associated leases under the Acquisition Agreement are required from the State of Louisiana and/or the State of Texas:

A.	SL 13893 1 - 001

B.	DONNER EST 1 - 001

C.	SL 15155 1 - 001

D.	TEMPLE INLAND 7 - 001

E.	STPHNSN JHN W UT 2

II.	Certain Oil and Gas Properties anticipated to be purchased in a Subsequent Acquisition for which outstanding required consents have still not been obtained.

A.	F THMS W STRH 1 (LA)

B.	POO BROWN 1 – 1 (TX)

1.	It shall also be a condition to the funding of the purchase of this lease that evidence of settlement between current lessor under this lease and Seller (as defined in the Acquisition Agreement) shall have been obtained prior to the purchase of this lease.

C.	WEST SIDE 1 – 1 (TX)

III.	See Annex A to Schedule 3.1 for a list of outstanding consents that have not yet been obtained to the assignment of Texas Oil and Gas Properties being purchased in the Initial Acquisition.

IV.	See Annex B to Schedule 3.1 for a list of outstanding consents that have not yet been obtained to the assignment of Texas Oil and Gas Properties anticipated to be purchased in a Subsequent Acquisition

V.	See Annex C to Schedule 3.1 for a list of outstanding consents that have not yet been obtained to the assignment of LA Oil and Gas Properties being purchased in a Subsequent Acquisition.

VI.	Consents to the transfer of the Contributed Property.

VII.	See also Schedule 4.12 to the extent the title defects or iregularities listed thereon relate to outstanding consents.

Annex A to Schedule 3.1

Outstanding Consents Relating to Initial Acquisition of Texas Properties

(see attached)

REMAINING TEXAS CONSENTS PRESENT CLOSING

FIELD	WELL	LESSOR	LESSEE	DATE	ENTRY	COUNTY
S. Cleveland	M Bank No. 2	Sun Oil Company	American Trading and Production Corporation	8/26/1976	786 309	Liberty TX
S. Cleveland	M Bank No. 2	Zoe Blunt McDonald Trust	American Trading and Production Corporation	12/1/1983	1005 471	Liberty TX
S. Cleveland	M Bank No. 2	Zoe Blunt McDonald Trust	American Trading and Production Corporation	12/1/1984	1048 602	Liberty TX
S. Cleveland	M Bank No. 2	Gulf Oil Corp.	Glynn D. Buie	12/12/1972	727 92	Liberty TX
S. Cleveland	M Bank No. 3	B. E. Quinn, Jr., et al	American Trading and Production Corporation	8/16/1984	1034 362	Liberty TX
S. Cleveland	M Bank No. 2	Chevron U. S. A., Inc.	American Trading and Production Corporation	3/1/1990	1319 906	Liberty TX
S. Cleveland	M Bank No. 2	Amerada Hess Corporation	Glynn D. Buie	4/10/1973	719 899	Liberty TX
Morgans Bluff	Fitzhugh No. 1	John G. Tucker	Blue Moon Expl. Co.	6/2/2006	301043	Orange TX
Dartez	Longley No. 1	Payne, Robert M. Jr. et ux	Lake Ronel Oil Company	5/15/2007	315507and 301773	Orange TX
Lueyville		Louis P. Lindsey, et al	Gulf Coast Working Ptnrs	10/15/2017	693 451	Newton TX

Annex B to Schedule 3.1

Outstanding Consents Relating to Subsequent Acquisition of Texas Properties

(see attached)

REMAINING TEXAS CONSENTS LATER CLOSING

FIELD	WELL	LESSOR	LESSEE	DATE	ENTRY	COUNTY
West Side (Frio E)	West Side #1	E.W. Brown, Jr. Properties	Lake Ronel Oil Company	7/10/2007	327093 Amend 332696	Orange TX
West Side (Frio E)	West Side #1	Charles E. Brown (TEXAS) Trust Beneficiaries	Lake Ronel Oil Company	7/10/2007	327093 Amend 332696	Orange TX
West Side (Frio E)	West Side #1	Carrie Brown Henley	Lake Ronel Oil Company	7/10/2007	327093 Amend 332696	Orange TX
West Side (Frio E)	West Side #1	Charles E. Brown, Jr.	Lake Ronel Oil Company	7/10/2007	327093 Amend 332696	Orange TX
West Side (Frio E)	West Side #1	Richard E. Brown and Robert S. Brown, and Remainderman Michael S. Brown and Mary Robbins Brown	Lake Ronel Oil Company	7/10/2007	327093 Amend 332696	Orange TX
West Side (Frio E)	West Side #1	John S. Brown, Indidivually	Lake Ronel Oil Company	7/10/2007	327093 Amend 332696	Orange TX
West Side (Frio E)	West Side #1	Frances E. Brown, Individually and as POA for Carrie Brown Henley, Charles E.Brown, Jr., Richard E. Brown and Robert S. Brown.	Lake Ronel Oil Company	7/10/2007	327093 Amend 332696	Orange TX
West Side (Frio E)	West Side #1	S.B. Ewing Enterprises, Ltd.	Lake Ronel Oil Company	7/10/2007	327094 Amend 332697	Orange TX
South Phoenix - Lake	POO-Brown No. 1	E. W. Brown, Jr. Properties	Lake Ronel Oil Company	7/29/2003	1417 75 264757	Orange TX
South Phoenix - Lake	POO-Brown No. 1	E. W. Brown, Jr. Properties FBO E. W. Brown V Ann M. Brown-Garison Bobby B. Brown Mark C. Brown	Lake Ronel Oil Company	7/29/2003	1417 68 264756	Orange TX
South Phoenix - Lake	POO-Brown	E. W. Brown, Jr. Properties	E. W. Brown III, et al	1/10/1952	46 433	Orange TX

Annex C to Schedule 3.1

Outstanding Consents Relating to Subsequent Acquisition of Louisiana Properties

(see attached)

FIELD	WELL	LESSOR	LESSEE	DATE	ENTRY	PARISH
NW Vinton	Babineaux # 1 ALT & Walker 30 #1	Eula Noble Reaves	Mayne & Mertz, Inc.	9/24/2002	2605241	Calcasieu LA
Beckwith Creek	Burlington Res Fee	Burlington Resources Oil & Gas Co.	Mayne & Mertz, Inc.	10/15/1997	2369370	Calcasieu LA
South De Fleur Bayou	Mayronne	Plaisance, Dewey P.	Harold J. Anderson, Inc.	5/1/1996	9638202	Jefferson LA
Lake Arthur	Strohe No. 1	Edward Wild	Jasmine Petroleum, LLC	12/9/2004	609119	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Helen Merle Todd Wild	Jasmine Petroleum, LLC	12/9/2004	609119	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	James P. Martin Trust	Jasmine Petroleum, LLC	12/9/2004	609120	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Claude A. Martin, Jr. Trust	Jasmine Petroleum, LLC	12/9/2004	609120	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Katherine M. Power Trust	Jasmine Petroleum, LLC	12/9/2004	609120	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Gertrude M. Fernholz Trust	Jasmine Petroleum, LLC	12/9/2004	609120	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The Carl L. King Testamentary Trust	Jasmine Petroleum, LLC	9/29/2004	608569	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Thomas Strohe	Jasmine Petroleum, LLC	9/29/2004	608570	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Karla Jones Strohe	Jasmine Petroleum, LLC	9/29/2004	608570	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Thomas Richard Strohe	Jasmine Petroleum, LLC	9/29/2004	608570	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Clara Roy Strohe	Jasmine Petroleum, LLC	9/29/2004	608570	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	William Peter Strohe	Jasmine Petroleum, LLC	9/29/2004	608570	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Stefan W. Strohe	Jasmine Petroleum, LLC	9/29/2004	608570	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Cecily Marie Duplechain Strohe Fort Morgan	Jasmine Petroleum, LLC	9/29/2004	608571	Jefferson Davis, LA

Lake Arthur	Strohe No. 1	Betty J. Gragg	Jasmine Petroleum, LLC	9/29/2004	608573	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Thomas William Strohe	Jasmine Petroleum, LLC	9/29/2004	608574	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Karla Jones Strohe	Jasmine Petroleum, LLC	9/29/2004	608574	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Thomas Richard Strohe	Jasmine Petroleum, LLC	9/29/2004	608574	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Clara Roy Strohe	Jasmine Petroleum, LLC	9/29/2004	608574	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	William Peter Strohe	Jasmine Petroleum, LLC	9/29/2004	608574	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Stefan W. Strohe	Jasmine Petroleum, LLC	9/29/2004	608574	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Thomas William Strohe	Jasmine Petroleum, LLC	9/29/2004	608576	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Karla Jones Strohe	Jasmine Petroleum, LLC	9/29/2004	608576	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Strohe Brothers, LLC	Jasmine Petroleum, LLC	9/29/2004	608576	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Marie Kathleen Arceneaux Strohe Leblanc	Jasmine Petroleum, LLC	9/29/2004	608576	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Cecily Marie Duplechain Strohe Fort Morgan	Jasmine Petroleum, LLC	9/29/2004	608576	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Richard W. Strohe	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Thomas William Strohe	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The C.M. Family Trust No. II, by Richard W. Strohe and Thomas W. Strohe, Trustees	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA

Lake Arthur	Strohe No. 1	The Richard Wayne Strohe Family Trust No. II, by Richard W. Strohe and Thomas W. Strohe, Trustees	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The Rhetta Marie Strohe Family Trust No. II, by Richard W. Strohe and Thomas W. Strohe, Trustees	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The Bonita Susan Strohe Family Trust No. II, by Richard W. Strohe and Thomas W. Strohe, Trustees	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The Thomas William Strohe Family Trust No. II, by Richard W. Strohe and Thomas W. Strohe, Trustees	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Karla Jones Strohe	Jasmine Petroleum, LLC	9/29/2004	608577	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Cecily Maire Duplechain Strohe Fort Morgan	Jasmine Petroleum, LLC	9/29/2004	608580	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The C.M. Family Trust No. II, by Bonita Susan Strohe Cabico, Thomas William Strohe, and Richard Wayne Strohe as Trustees and Cecily Marie Duplechain Strohe Fort Morgan, as Settlor	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA

Lake Arthur	Strohe No. 1	The Richard Wayne Strohe Family Trust No. II, by Bonita Susan Strohe Cabico, Thomas William Strohe, and Richard Wayne Strohe as Trustees and Cecily Marie Duplechain Strohe Fort Morgan, as Settlor	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The Rhetta Marie Strohe Family Trust No. II, by Bonita Susan Strohe Cabico, Thomas William Strohe, and Richard Wayne Strohe as Trustees and Cecily Marie Duplechain Strohe Fort Morgan, as Settlor	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	The Bonita Susan Strohe Family Trust No. II, by Bonita Susan Strohe Cabico, Thomas William Strohe, and Richard Wayne Strohe as Trustees and Cecily Marie Duplechain Strohe Fort Morgan, as Settlor	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA

Lake Arthur	Strohe No. 1	The Thomas William Strohe Family Trust No. II, by Bonita Susan Strohe Cabico, Thomas William Strohe, and Richard Wayne Strohe as Trustees and Cecily Marie Duplechain Strohe Fort Morgan, as Settlor	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Thomas William Strohe	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Bonita Susan Strohe Cabico as Trustee of the Charles and Bonnie Cabico 2000 Revocable Trust	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA
Lake Arthur	Strohe No. 1	Cecily Marie Duplechain Strohe Fort Morgan	Jasmine Petroleum, LLC	10/29/2004	608583	Jefferson Davis, LA

Lake Arthur	Strohe No. 1	Rhetta Marie Strohe Duey, as Trustee of: The C.M. Family Trust No. II The Richard Wayne Strohe Family Trust No. II The Rhetta Marie Strohe Family Trust No. II The Bonita Susan Strohe Family Trust No. II The Thomas William Strohe Family Trust No. II The Rhetta LaCroix Duey Trust	Jasmine Petroleum, LLC	10/29/2004	608584	Jefferson Davis, LA
Cankton	Savoie Wells	Pogo Producing Company, LLC	KASH Oil & Gas, Inc.	12/1/2010	1045234	St. Landry, LA

Schedule 4.1 Organizational Information

Ichor Energy Holdings, LLC – Nevada Ichor

Energy, LLC - Nevada

Ichor Energy (TX), LLC - Texas Ichor

Energy (LA), LLC – Louisiana

Schedule 4.2 Capital Stock

Loan Party	Type of Entity	Owner	Ownership	Number and Class of Authorized and Issued Capital Stock
Ichor Energy Holdings, LLC	Limited liability company	Viking Energy Group, Inc.	100%	100% of the Membership Interests in Ichor Energy Holdings, LLC
Ichor Energy, LLC	Limited liability company	Ichor Energy Holdings, LLC	100% of Common Units outstanding on the date hereof *	1,000,000 authorized Common Units
Ichor Energy (TX), LLC	Limited liability company	Ichor Energy, LLC	100%	100% of the Membership Interests in Ichor Energy (TX), LLC
Ichor Energy (LA), LLC	Limited liability company	Ichor Energy, LLC	100%	100% of the Membership Interests in Ichor Energy (LA), LLC

Transactions:

*Pursuant to the Warrant Purchase Agreement, dated as of the date hereof, among Ichor Energy, LLC and the Purchasers named therein (“Borrower Warrant Purchase Agreement”), Ichor Energy, LLC issued Common Unit Purchase Warrants, to acquire an aggregate of 50,000 Common Units of Ichor Energy, LLC, to the Purchasers named in the Borrower Warrant Purchase Agreement.

Viking Energy Group, Inc. will be entering into a Security and Pledge Agreement dated on or about the date hereof pursuant to which it will grant the Sellers under the Acquisition Agreement a first ranking security interest against the membership interests of Ichor Energy Holdings, LLC

Schedule 4.10 Adverse Proceedings

Profit interest claim by current lessor under POO BROWN 1 – 1 (TX); provided that prior to an acquisition by the Loan Parties of POO BROWN 1 – 1 (TX), evidence of settlement between current lessor under such lease and Sellers (as defined in the Acquisition Agreement) regarding a profit interest claim shall have been obtained.

Schedule 4.12 Oil and Gas Properties

Mortgages

See Annex A to Schedule 4.12 for a list of mortgages expected to remain outstanding on Oil and Gas Properties even following the purchase of such Oil and Gas Properties by the Loan Parties.

See Annex B to Schedule 4.12 for a list of mortgages currently outstanding but which will be paid off and discharged in connection their acquisition by the Loan Parties and the drawing of Loans hereunder. The mortgages listed on Annex B shall only be Permitted Encumbrances if they are paid off and discharged in connection with their acquisition by the Loan Parties and the drawing of Loans hereunder.

Title Defects and Irregularities of Title

Permitted Encumbrances (as defined in the Credit Agreement)

See Annex C to Schedule 4.12 for a list of defects in, or irregularities of, title relating to Louisiana Properties.

See Annex D to Schedule 4.12 for a list of defects in, or irregularities of, title relating to Texas Properties.

Non-Operated Working Interest Operated by Hillcorp Operating Agreement with Hilcorp Energy with respect to the operation of Bobcat Run / Hankamer - 912 (Lease 263995), related to wells not operated by the Seller under the Acquisition Agreement, as described in further detail below.

Count	WELL NAME	WELL NUMBER	FIELD NAME	LEASE ID	API	WI	NRI
117	BPA A-5 (HILCORP)	1 (SI)	VIDOR AMES (YEGUA)	26201	42-361-30907	0.25000000	0.17496208
118	DONNER GU (HILCORP)	1	VIDOR AMES (YEGUA)	258534	42-361-30898	0.25000000	0.17496208
119	QUINN A-195 (HILCORP)	1	BOBCAT RUN (YEGUA)	263932	42-361-30919	0.29967531	0.21210037
120	WILLIAMS GU (HILCORP)	1 (SI)	VIDOR AMES (YEGUA)	265062	42-361-30920	0.25000000	0.17496208
132	HANKAMER (HILCORP)	1	BOBCAT RUN (Y-5 SAND)	263995	42-351-30868	0.26216670	0.18337950

Profit Interest Claim

Profit interest claim by current lessor under POO BROWN 1 – 1 (TX); provided that prior to an acquisition by the Loan Parties of POO BROWN 1 – 1 (TX), evidence of settlement between current lessor under such lease and Sellers (as defined in the Acquisition Agreement) regarding a profit interest claim shall have been obtained.

List of Non-Producing Wells to be Plugged

See Annex E to Schedule 4.12

Annex A to Schedule 4.12

Mortgages expected to remain outstanding on Oil and Gas Properties even following the purchase of such Oil and Gas Properties by the Loan Parties

(see attached)

Grantor	Grantee	Document Type	Book	Page	Entry #	County	State Instrument	Date	Recordation Date	Comment
Brett L. Foster, et ux	Houseman Homes, Inc. d/b/a Tony Houseman Homes	Mortgage	2185	639	2478526	Calcasieu	LA	11/1/1999	11/9/1999	Babineaux #1 Alt and Walker 30 #1
Nathan Paul Fontenot, et ux	Residential Equity Associates & Lenders, Inc. d/b/a Real Mortgage	Mortgage	2197	630	2484967	Calcasieu	LA	12/29/1999	1/3/2000	Babineaux #1 Alt and Walker 30 #1
Brett Allen Foster, et ux	First Horizon Home Loan Corporation d/b/a Sunbelt	Mortgage	2232	237	2502484	Calcasieu	LA	5/8/2000	5/12/2000	Babineaux #1 Alt and Walker 30 #1
Nathan Paul Fontenot, et al	First Horizon Home Loan Corporation	Mortgage	2321	799	2538959	Calcasieu	LA	3/31/2001	4/5/2001	Babineaux #1 Alt and Walker 30 #1
First Horizon Home Loan Corporation	Chase Mortgage Company	Assignment of Mortgage	2395	3	2561046	Calcasieu	LA		10/17/2001	Babineaux #1 Alt and Walker 30 #1 Assigns #2538959
Nathan Paul Fontenot, et al	Hibernia National Bank and Any Future Holder or Holders	Home Equity Mortgage	2478	585	2584370	Calcasieu	LA	4/15/2002	5/15/2002	Babineaux #1 Alt and Walker 30 #1
Randell Keith Guillory, et ux	Future Holders or Holder	Collerateral Mortgage	1506	438	2061611	Calcasieu	LA	6/22/1990	6/25/1990	Hayes 19 # 1
Keith Wayne Murray, et ux	First Federal Savings and Loan Association of Lake Charles	Mortgage	2059	61	2414963	Calcasieu	LA	8/25/1998	8/26/1998	Hayes 19 # 1
Eldridge Landry, et ux	Hibernia National Bank and Any Future Holder or Holders	Multiple Indebtedness Mortgage	2132	602	2450990	Calcasieu	LA	5/3/1999	5/4/1999	Hoffpauir No. 1
Karen Kay Landry	Cameron State Bank	Mortgage	2337	477	2543767	Calcasieu	LA	5/16/2001	5/17/2001	Hoffpauir No. 1
Karen Kay Landry	MERS	Mortgage	2628	317	2623113	Calcasieu	LA	4/16/2003	4/22/2003	Hoffpauir No. 1

Douglas L. Turner	Robert K. Fowler, Trustee	Deed of Trust	1127	204	194295	Orange	TX	4/27/1999	5/4/1999	West Side No. 1
Douglas L. Turner, et ux	Orange Savings Bank, ssb	Deed of Trust	1380	661	256587	Orange	TX	8/12/2003	8/20/2003	West Side No. 1
Delbert Michael Risinger, et ux	LAP Holdings, LLC d/b/a First Finance	Deed of Trust	1423	126	266008	Orange	TX	3/8/2004	3/23/2004	West Side No. 1
Carla L. Dando	USAA Federal Savings Bank	Deed of Trust			289073	Orange	TX	9/15/2006	9/16/2005	West Side No. 1
Raymond Mic Leroux, et ux	WMC Mortgage Corp.	Deed of Trust			291049	Orange	TX	11/30/2005	12/7/2005	West Side No. 1
Raymond Mic Leroux, et al	WMC Mortgage Corp.	Deed of Trust			291050	Orange	TX	11/30/2005	12/7/2005	West Side No. 1
Robert Villazana, et ux	Home Loan Corporation	Deed of Trust			293206	Orange	TX	1/30/2006	2/3/2006	West Side No. 1
Elizabeth Ann Watts	WMC Mortgage Corp.	Deed of Trust			298179	Orange	TX	5/24/2006	5/26/2006	West Side No. 1
Elizabeth Ann Watts	WMC Mortgage Corp.	Deed of Trust			298178	Orange	TX	5/24/2006	5/26/2006	West Side No. 1
Prince A. Hardin, Sr., married	New Century Mortgage Corporation	Deed of Trust			298176	Orange	TX	5/24/2006	5/26/2006	West Side No. 1
Prince A. Hardin, Sr., married	New Century Mortgage Corporation	Deed of Trust			298175	Orange	TX	5/24/2006	5/26/2006	West Side No. 1
William Villazana	James R. Dunaway, Trustee	Deed of Trust			303149	Orange	TX	9/8/2006	9/19/2006	West Side No. 1
Joe Rodriguez, Jr.	Edward Jones Mortgage, LLC	Deed of Trust			324070	Orange	TX	2/5/2008	2/11/2008	West Side No. 1
Mark Kordie, et ux	First Horizons Home Loans	Deed of Trust			326145	Orange	TX	4/3/2008	4/4/2008	West Side No. 1
William Todd Mixon, et ux	Brown, Fowler & Alsup	Deed of Trust			326482	Orange	TX	4/7/2008	4/14/2008	West Side No. 1
William Todd Mixon, et ux	Housing and Urban Development	Deed of Trust			326483	Orange	TX	4/7/2008	4/14/2008	West Side No. 1
Carla L. Dando	USAA Federal Savings Bank	Deed of Trust			289073	Orange	TX	9/15/2005	9/16/2005	West Side No. 1
Ralph Daniel Wilhite, et ux	Orange Savings Bank, ssb	Deed of Trust	1274	306	233231	Orange	TX	2/7/2002	2/11/2002	West Side No. 1
Ralph D. Wilhite, et ux	Orange Savings Bank, ssb	Deed of Trust			354525	Orange	TX	3/25/2010	4/12/2010	West Side No. 1

Ralph Daniel Wilhite, et ux	Great Western Financial Services, Inc	Texas Home Equity Security Instrument			381512	Orange	TX	5/11/2012	5/23/2012	West Side No. 1
David Redwine	Lumelda, Inc.	Deed of Trust	1045	507	170748	Orange	TX	9/19/1997	10/3/1997	Round Bunch No. 1
Sherry Brown	Compass Bank	Deed of Trust	1157	191	202991	Orange	TX	11/5/1999	11/18/1999	Round Bunch No. 1
Dennis W. Bell, et al	Orange Savings Bank, ssb	Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement	1158	687	203419	Orange	TX	11/18/1999	12/1/1999	Round Bunch No. 1
Dennis W. Bell, et al	Orange Savings Bank, ssb	Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement	1185	833	211222	Orange	TX	6/20/2000	6/23/2000	Round Bunch No. 1
Benwine Investments, Ltd	Community Bank and Trust, ssb	Deed of Trust	1293	341	237682	Orange	TX	5/23/2002	6/3/2002	Round Bunch No. 1

Annex B to Schedule 4.12

Mortgages currently outstanding but which will be paid off and discharged in connection their acquisition by the Loan Parties and the drawing of Loans hereunder1

(see attached)

_______________

1 The mortgages listed on Annex B shall only be Permitted Encumbrances if they are paid off and discharged in connection with their acquisition by the Loan Parties and the drawing of Loans hereunder.

Grantor	Grantee	Document Type	Amount	Book	Page	Entry #	County Parish	State	Instrument Date	Recordation Date	Comment
SamJam Energy, L.L.C.	CommunityBank of Texas, N.A.	Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage	$4,000,000.00	5109	687	3298032	Calcasieu	LA	11/14/2017	11/21/2017	Babineaux No. 1 Alt Drew Estate No. 14 Hayes Minerals, et al No. 1 Hoffpauir No. 1 Morgan, et al No. 1
Delbo Holdings, L.L.C.	CommunityBank of Texas, N.A.	Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage	$4,000,000.00	5109	757	3298033	Calcasieu	LA	11/14/2017	11/21/2017	Babineaux No. 1 Alt Drew Estate No. 14 Hayes Minerals, et al No. 1 Hoffpauir No. 1 Morgan, et al No. 1
SAMJAM Energy, L.L.C.	CommunityBank of Texas, N.A.	Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage	$12,000,000.00	5154	607	3307942	Calcasieu	LA	02/26/2018	03/01/2018	Drew Estate No. 14 Hayes Minerals, et al No. 1 Hoffpauir No. 1 Morgan, et al No. 1
Delbo Holdings, L.L.C.	CommunityBank of Texas, N.A.	Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage	$12,000,000.00	5154	613	3307943	Calcasieu	LA	02/26/2018	03/01/2018	SELLER Babineaux No. 1 Alt Drew Estate No. 14 Hayes Minerals, et al No. 1 Hoffpauir No. 1
SAMJAM Energy, L.L.C.	CommunityBank of Texas, N.A.	Second Amendment to Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage	$14,000,000.00	5206	140	3319752	Calcasieu	LA	06/11/2018	06/18/2018	Babineaux No. 1 Alt Drew Estate No. 14 Hayes Minerals, et al No. 1 Hoffpauir No. 1 Morgan, et al No. 1
SAMJAM Energy, L.L.C.	CommunityBank of Texas, N.A.	Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage	$14,000,000.00			343445	Cameron	LA	6/11/201/	06/18/2018	SL 13893 No. 1
SAMJAM Energy, L.L.C.	Robert F. Franklin, Jr. Trustee for CommunityBank of Texas, N.A.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement	$1,541,250.00			2018021478	Jefferson	LA	06/11/2018	06/18/2018	MMK No. 1 Sonny V. Nos 1 & 2
SAMJAM Energy, L.L.C.	CommunityBank of Texas, N.A.	Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage	$12,000,000.00			342737	Cameron	TX	02/23/2018	03/01/2018	SL 13893 No. 1

SamJam Energy, L.L.C.	CommunityBank of Texas, N.A.	Ratification of Deed of Trust, Security Agreement, Assignment of Production and Financing Statement		457355	Orange	TX	02/26/2018	03/05/2018	POO - Brown No. 1 POO - Riverside Unit POO - Stark Foundation Round Bunch No. 1 SW Riverside No. 1
SamJam Energy, L.L.C.	CommunityBank of Texas, N.A.	Deed of Trust, Security Agreement, Assignment of Production and Financing Statement		461862	Orange	TX	06/11/2018	06/19/2018	POO - Riverside Unit POO - Stark Foundation Round Bunch No. 1 SW Riverside No. 1
Gulf Coast Working Partners, L.L.C.	Robert F. Franklin, Jr. Trustee for CommunityBank of Texas, N.A.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement	$10,000,000.00	446575	Orange	TX	07/07/2017	07/13/2017	Dupont No. 1 & 2 POO - Brown No. 1 POO - Riverside Unit POO - Stark Foundation Round Bunch No. 1 SW Riverside No. 1
SAMJAM Energy, L.L.C.	Robert F. Franklin, Jr. Trustee for CommunityBank of Texas, N.A.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement	$9,734,186.00	454482	Orange	TX	12/28/2017	01/03/2018	POO - Brown No. 1 POO - Riverside Unit POO - Stark Foundation Round Bunch No. 1 SW Riverside No. 1
SAMJAM Energy, L.L.C.	Robert F. Franklin, Jr. Trustee for CommunityBank of Texas, N.A.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement	$10,000,000.00	163665	Orange Newton	TX	07/07/2017	07/12/2017	Lindsey Bledsoe also included Brown No. 1 POO - Riverside Unit POO - Stark Foundation Round Bunch No. 1 SW Riverside No. 1
SAMJAM Energy, L.L.C.	Robert F. Franklin, Jr. Trustee for CommunityBank of Texas, N.A.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement	$2,640,000.00	452346	Orange Newton	TX	11/14/2017	11/21/2017	Longley No. 1

Annex C to Schedule 4.12

Louisiana Title Defects or Irregularities

(see attached)

Louisiana Title Defects

Well Name	Field Name	Serial No.	PDP PV10	County/Parish	Defect/Comments
STATE LEASE 13893 NO. 1	KINGS BAYOU	215622	8689.000	Cameron, LA

MFB Defect No. 1 - The Bodel Holdings, et al exhibit in PSA evidencing working interest and NRI ownership contains a different working interest and NRI than record title. The FiveJab interests stated to be 58.41278% working interest in SL 13893 No. 1 Well.

Record title evidences 3.65379% less working interest than is stipulated in the PSA.

BERTHA D MORGAN NO. 1	BELL CITY, EAST	220790	6445.000	Calcasieu, LA	MFB - Defect Notice No. 1 - Sellers own no record title in Lease No. 7, 11, 34, 35 and 36, defective percentage 2.540824%; Gilstrap-in contact with the party needed to assign
HAYES MINERALS 19	MANCHESTER, SOUTH	229915	2855.000	Calcasieu, LA

MFB - Defect Notice No. 1 - The Bodel Holdings, et al exhibit in the PSA evidencing working interest and net revenue interest ownership contains a different working interest and net revenue interest than record title. The FiveJab interest is states to be 99.87% working in the Hayes No. 1 Well. You will note that the record title evidences one percent (1) less working interest than is stipulated in the PSA

TEMPLE INLAND NO. 5	PERKINS, SOUTHEAST	228906	1551.000	Calcasieu, LA

MFB/(A&D) - Defect Notice No. 1 - Record title evidences that Sellers own a .4794 working interest in Lease No. 1 through 5. Sellers are unable to deliver the .61907300 working interest in Lease No. 1 through 5, as represented in the PSA

BERTHA D MORGAN NO. 1	BELL CITY, EAST	220790	6445.000	Calcasieu, LA	MFB - Defect Notice No. 1 - Sellers only 95% in Lease No. 8
DONNER ESTATE NO. 1	VINTON, NORTHWEST	227526	2870.000	Calcasieu, LA

MFB - Defect Notice No. 1 - To the extent Kenneth C. English continues to own a 17% working interest in Leases No. 3,4,6, and 7, Sellers are unable to deliver title to the Purchaser in said leases in accordance with the PSA; Gilstrap - assignment from the Estate of Kenneth C. English obtained and awaiting proof of capacity of Wanda Gass to execute assignment on behalf of the Estate of Kenneth C.

English

SL 15155 NO. 1	NIBLETT FIELD	222131	2063	Calcasieu, LA

MFB - Defect Notice No. 2 - See Defect. (1) Leasehold owned by South Texas Minerals, Inc.; Gilstrap - assignment has been present to South Texas Minerals, Inc. for execution and Gilstrap believes execution will be forthcoming

Louisiana Title Defects

SL 15155 NO. 1	“	“	“	“	MFB - Defect Notice No. 2 - See Defect. (1) Leasehold owned by Flatmax Energy, LP; Gilstrap - assignment has been presented to Flatmax and Gilstrap believes excecution will be forthcoming
BABINEAUX ET AL NO. 1 -ALT	VINTON, NORTHWEST	248808	1105.000	Calcasieu, LA

MFB- Defect Notice No. 1 - The Working Interest in the record title submitted for this examiners review is .336404% less than the PSA. The NRI in the record title submitted for this examiner’s review is

.87627% less that the PSA

SPRIGGS NO. 1	NORTH CANKTON	243509	249.600	St. Landry, LA

MFB/(A&D) - Defect Notice No. 1 - Record title evidences that Sellers own a .803125% working interest in the leases, Sellers are unable to deliver the .925 working interest in the leases, as represented in the

PSA

ADAM NO. 1	EAST GUEYDAN FIELD	219744		Vermilion/ Acadia, LA	MFB/(A&D) - Defect Notice No. 2 - 1996 JOA did not provide their consent to the assignments of the leases burdened by the JOA

Annex D to Schedule 4.12

Texas Title Defects or Irregularities

(see attached)

Wells fm Exhibit “B” Valuation

Well Name	Well No.	Field Name	Defect/Comments
POO - RIVERSIDE	1	“	Riner - Defect Notice No. 2 - No base title
POO - RIVERSIDE	1	“

Riner - Defect Notice No. 3 - With respect to L4-6 and L4-7, there is no evidence that Suzanne Weaver Vignaud and Lou Anne Whitis succeeded to the 1/24 mineral interest in Unit Tract 4 of the Estate of Lucian Aechibald Weaver, Jr., Deceased.

POO - RIVERSIDE	1	“

Riner - Defect Notice No. 7 - With respect to the working interests in L1-1, L2-1, L3-1, L4-1, L4-2, L4-3, L4-4, L4-5, L4-6, L4-7, L5-1, L5-1, and L6-1, of

South River Partners, LLC, New South River, LLC, and Mark L. Shidler, Inc. totaling 0.0900342027 of the leasehold, whose interests are included in Sellers’ represented WI/NRI.

POO - RIVERSIDE	1	“	Riner - Defect Notice No. 9 - Investigate and determine the difference between the Sellers’ represented NRI and the Sellers’ NRI evidenced by the Materials examined
POO - RIVERSIDE	1	“	Riner - Defect Notice No 11 - Furnish Evidence that the unreleased prior oil and gas leases described in the Prior Title Opinions have terminated according to their terms and provisions.
DUPONT	2	DUPONT, E. (MID- HACK)	Riner - Same Defects as Dupont No. 1
SW RIVERSIDE UNIT	1		Riner Defect Notice No. 1 - No base title on Unit Tract 1.
SW RIVERSIDE UNIT	1	“

Riner - Defect Notice No. 9 (previously 8)- No evidence of compliance with the consent requirements of the unrecorded Participation Agreement effective September 17, 2013, including provisions requiring written consent under Article V, “Transfer of Your Interest”, described in A10.

SW RIVERSIDE UNIT	1	“

Riner - Defect Notice No. 11 - With respect to the working interests in L1, L2, L3, and L4, of South River Partners, LLC, New South River, LLC, and Mark L. Shidler, Inc., totaling 0.12915554 of the leasehold, whose interests are included in Sellers’ represented WI/NRI

SW RIVERSIDE UNIT	1	“	Riner - Defect notice No. 13 - Investigate and determine the difference between the Sellers’ represented GWI/NRI and the Sellers’ GWI/NRI evidenced by the Materials Examined.
ROUND BUNCH	1	“

Riner - Defect Notice No. 4 - With respect to the working interest in L1, L2, L3, L4, of Mark L. Shidler, Inc., totaling 0.025 of the leasehold, whose interest is included in Sellers’ represented WI/NRI.

ROUND BUNCH	1	“	Riner - Defect Notice No. 5 - : There is no base title opinion with respect to the lands covered by L4.
ROUND BUNCH	1	“	Riner - Defect Notice No. 7 - Investigate and determine the difference between the Sellers’ represented NRI and the Sellers’ NRI evidenced by the Materials Examined.

Wells fm Exhibit “B” Valuation

ROUND BUNCH	1	“

Riner - Defect Notice No. 8 - Furnish evidence that the following-described Requirements of the Prior Title Opinion have been satisfied.

1. September 12,2003, Labanowski Opinion covering Unit Tracts 1,2 and 3:

Requirement No.6: Furnish evidence of passage of title of the mineral interests of Unit Tracts 1, 2 and 3, from First National Bank of Shreveport to BankOne Trust Company.

Requirement No.8: Furnish releases or subordinations to Ll, L2, L3 and L4 of the deeds of trust described in the ENCUMBRANCES portion of the

September 12, 2003, Labanowski Opinion.

ROUND BUNCH	1	“

Riner - Defect Notice No. 9 - Furnish a certified abstract covering the mineral title to Unit Tract 4 for the period from severance from the sovereign to the inception date of the Supplemental

Abstract.

DUPONT	1	“

Riner - Defect Notice No. 5 - With respect to the working interests in L1 and L2, of South River Partners, LLC New South River, LLC, and Mark L. Shidler, Inc. totaling 0.1581500000 of the leasehold, whose interests are included in Sellers’ represented WI/NRI.

DUPONT	1	“	Riner - Defect Notice No. 7 - Investigate and determine the difference between the Sellers’ represented NRI and the Sellers’ NRI evidenced by the Materials Examined
MORGANS BLUFF	P-2 (SI)	HACKBERRY UNIT	Riner - Defect Notice No. 1 - No base title
MMK	1		Riner - Defect Notice No. 1 - No base title.
MMK	1	PORT ACRES	Riner - Defect Notice No. 2 - Confirm that the unreleased prior oil and gas leases described in the Prior Title Opinion have terminated according to their terms and provisions.
MMK	1	“	Riner - Defect Notice No. 3 - Investigate and determine the difference between the Sellers’ represented NRI and the Sellers’ NRI evidenced by the Materials Examined.
MMK	1	“

Riner - Defect Notice No. 6 - Furnish evidence that the following-described Requirements of the Prior Title Opinion have been satisfied:

Requirement No. 4: With respect to L3, furnish evidence

that Mary Kyle was living on November 29, 2012, but was incapable of handling her financial affairs. Requirement No. 6A: Furnish for review the suit record for Cause No. E180429, 172nd District Court, Jefferson County, Texas, styled M&M Resources, Inc. v. Robert Keith Wade, Rhinoceros Ventures Group, Inc., and Kyle White, so that it can be determined that the final outcome of the lawsuit was to confirm Rhinoceros Ventures Group, Inc.’s ownership of the 1/144 mineral interest in the Subject Lands which was the subject of the suit. Requirement No.7 : Furnish evidence that Eugene H.B. McFaddin,

Rosine Wilson Hall, and William E. Wilson, Jr., timely (prior to date of first production) ratified the pooling provisions of L1.

SONNY V	1	PORT ACRES	Riner - Defect Notice No. 1 - No base title on Unit Tract 3.
SONNY V	“	“	Riner - Defect Notice No. 2 - Confirm that the unreleased prior oil and gas leases described in the Prior Title Opinions have terminated according to their terms and provisions.
SONNY V	“	“	Riner - Defect Notice No. 3 - Investigate and determine the difference between the Sellers’ represented NRI and the Sellers’ NRI evidenced by the Materials Examined.

Wells fm Exhibit “B” Valuation

SONNY V	“	“

Riner - Defect Notice No. 4 - Furnish evidence that the above-described Requirements of the Prior Title Opinions have been satisfied: Requirements of the Prior Title Opinions have been satisfied:

1. January 14, 2013, Gaston & Thanheiser Opinion: Requirement No. 4: Furnish evidence that Mary Kyle was living on November 29, 2012 but was incapable of handling her financial affairs. Requirement No. 6A: Furnish for review the suit record for Cause No. E180429, 172nd District Court, Jefferson County, Texas, styled M&M Resources, Inc. v. Robert Keith Wade, Rhinoceros Ventures Group, Inc., and Kyle White, so that it can be determined that the final outcome of the lawsuit was to confirm Rhinoceros Ventures Group, Inc.’s ownership of the 1/144 mineral interest which was the subject of the suit. Requirement No.7 : Furnish evidence that Eugene H.B. McFaddin, Rosine Wilson Hall, and William E. Wilson,Jr., timely (prior to date of first production) authorized the pooling of their nonparticipating royalty interests in the Subject Lands. 2. November 12, 2013, Gaston & Thanheiser Opinion: Requirement No. 4: In order to determine current ownership of the NPRI’s described in the Opinion, obtain and submit a supplemental runsheet updating title to such NPRI’s covering the period from February 26, 1948 to the present. 3. February 4, 2014, Gaston & Thanheiser Opinion: Requirement No. 4A: In order to determine current ownership of the NPRI’s described in the Opinion, obtain and submit a supplemental runsheet updating title to such NPRI’s covering the period from August 19, 1958 to the present. Requirement No. 4B: Secure pooling authority from the NPRI owners identified in the runsheet submitted in satisfaction of Requirement No. 4A, above. Requirement No. 5: Obtain and file for record the power of attorney whereby Sammie L. Bordages appointed Eurice E. LoPiccolo as her attorney-in-fact with authority to convey real property interests. Requirement No. 6: Furnish evidence that Margaret Daniels is the same person as Margaret Ryals. 4. March 6, 2014, Gaston & Thanheiser: Requirement No. 6: Obtain and furnish for review evidence that Theodore J. Vittoria, Jr., without joinder of Kimball Blanchard and Skipworth Duncan Ho, is authorized to execute oil and gas leases on behalf of the Perry McFaddin Duncan Testamentary Trust.

POO-BROWN	1	SOUTH PHOENIX LAKE	Riner - Defect Notice No. 1 - There is no base title with respect to the lands covered by L4.
POO-BROWN	1	“	Riner - Defect Notice No. 1 (Previously 2) - The lease(s) require Lessor’s consent to assignment(s) into Sellers and from Sellers to Purchaser. There is no evidence of such consents to assignment.
POO-BROWN	1	“

Riner - Defect Notice No. 2 (previously 3)- The lease(s) reserve to Lessors certain rights of first refusal. There is no evidence that Lessors’ rights to first refusal were honored wit respect to assignment(s) into Sellers or Sellers’ proposed assignment to Purchaser.

POO-BROWN	1	“

Riner - Defect Notice No.3 (previously 4)- With respect to the working interest in the lease(s) of South River Partners, LLC, New South River, LLC,

and Mark L. Shidler, Inc. whose interets are included in Sellers’ represented WI/NRI.

Wells fm Exhibit “B” Valuation

POO-BROWN	1	“

Riner - Defect Notice No. 3 Pg. 108 - Secure and record releases of the JCC Brown Family Partnership LP, 1/32 NPI in the HOPE Lease, of the James

H. Milford, Jr., 1/32 NPI in the HOPE Lease, and of the Frances Eastin Brown 196 NPI in the HOPE Lease. As described below: The Labanowski March 3, 2010 Letter Opinion states in pertinent part that:

(1)  The Subject Lands and other lands were leased by E.W. Brown, Jr., to his four sons, E.W. Brown III et al., on January 10, 1952 (the “HOPE Lease”).

(2)  The HOPE Lease provided for the payment to lessor of a share of the net profits of the lessee derived from the lease, effective whenever the lease was in an “after payout”

status. The initial share was 1/2 of net profits, later reduced to 3/8, to be inclusive of the lessor’s royalty which would be otherwise payable.

(3)  The HOPE Lease was assigned by the original lessees (E.W. Brown III et al.) to John W. Mecom on January 11, 1955, incorporating by reference a letter agreement of the same date, which provided as follows:

“You will, during the period that E.W. Brown Jr. is entitled to receive ... 3/8 of the net profits as provided in [the HOPE Lease], pay over and deliver, jointly to the undersigned, ... an additional 1/8 of the net profits............................................... During the period that the lessor’s net profits interest] becomes and remains inoperative, the undersigned shall not be entitled to a share of the production ... under said lease.................................................................... “.

(4)  “The undersigned,” as referenced in the agreement were the four sons of E.W. Brown, Jr.

(5)  E.W. Brown Jr. died about 1967, and his four sons were also deceased.

(6)  John W. Mecom subsequently assigned the HOPE Lease to other parties, and thus none of the original parties to the HOPE Lease or the January 11, 1955 Letter

Agreement were then involved in the Subject Lands.

(7)  The successors of E.W. Brown, Jr., and his four sons were nearly identical; all parties who succeeded to the lessor’s interest under the HOPE Lease also succeeded to the position of the four sons in the January 11, 1955 Letter Agreement. However, there were three parties (John S. Brown, James H. Milford Jr., and Frances Eastin

Brown) who succeeded to a position in the January 11, 1955 Letter Agreement but not in the HOPE Lease.

(8)  By Letter Agreement dated June 10, 2005, all of the successors of E.W. Brown, Jr., which included all of the successors of his four sons, except for the three individuals noted above, agreed to amend the HOPE Lease to eliminate the 3/8 net profits interest in favor of an increased fixed royalty of 30%. It was the Labanowski firm’s understanding that the parties who executed the June 10, 2005 Letter Agreement had not been paid any net profits interest pursuant to the January 11, 1955 Letter Agreement, although John S. Brown, James H.

POO-BROWN	1	“	Riner - Defect Notice No 4 Pg. 110 - Secure corrections of A15 and A17 clarifying that they cover the Port of Orange Brown #1 Well (42-361-30838) and L1.
POO-BROWN	1	“	Riner - Defect Notice No. 5 Pg. 110 - Secure the joinder to the PSA, as amended, of Mark L. Shidler, Inc.
POO-BROWN	1	“	Riner - Defect Notice No. 6 Pg. 110 - Investigate and determine the difference between the Sellers’ represented NRI and the Sellers’ NRI evidenced by the Materials Examined.
POO-BROWN	1	“	Riner - Defect Notice No. 7 Pg. 110 - Furnish evidence that the Lessors under L1 have consented to the assignments of L1 to the Sellers and from the Sellers to the Purchaser under the PSA.

Wells fm Exhibit “B” Valuation

POO-BROWN	1	“

Riner - Defect Notice No. 8 Pg. 110 -Furnish evidence that the rights of first refusal of Lessors under L1 have been honored with respect to assignments of L1 to the Sellers and from the Sellers to the Purchaser under the PSA.

POO-BROWN	1	“

Riner - Defect Notice No. 9 Pg. 110 - Furnish evidence that the following-described Requirements of the Prior Title Opinion have been satisfied: Requirement No. 6: Furnish evidence that The John W. Mecom Company assigned L1 to the Houston Oil Producing Enterprises, Inc., as described in A5, above. Requirement No. 12: Furnish for review a copy of the proceedings in Cause No. 030132-C styled Aspect Resources v. Lake Ronel Oil Company, District Court, Orange County, Texas, and any appeal from any judgments/orders entered therein.

POO-BROWN	1	“

Riner - Defect Notice No. 11 Pg. 111 - Confirm that A5 (assignment of L1 dated November 12, 1982, by the John W. Mecom Company to Houston Oil Producing Enterprises, Inc.) was filed for recording in the Orange County Deed Records.

WEST SIDE	1	WEST SIDE (FRIO E)

Riner - Defect Notice No. 1 -Defect: no evidence of Lessors’ consent to assignments to Sellers or from Sellers to Purchaser with respect to leases included in L1-L29, including the Stark Foundation Lease recorded at 315721, the Lamar State College Lease recorded at 332885, the James H. Milford, Jr., Lease recorded at 315724 and amended at 328472, the E.W. Brown, Jr., Properties Lease recorded at 327093, the S.B. Ewing Enterprises, Ltd., Lease recorded at 327094, the PEG Trust Lease recorded at 327095, the 7 Up Trust Lease recorded at 327096, the State of Texas Lease recorded at 332700, and the State of Texas Lease recorded at 332701.

WEST SIDE	1	“

Riner - Defect Notice No. 2 - no evidence of Lessors’ authorization of pooling to leases included in L1-L29, including the Stark Foundation Lease recorded at 315721, the Lamar State College Lease recorded at 332885, the James H. Milford, Jr., Lease recorded at 315724 and amended at 328472, the E.W. Brown, Jr., Properties Lease recorded at 327093, the S.B. Ewing Enterprises, Ltd., Lease recorded at 327094, the PEG Trust Lease recorded at 327095, the 7 Up Trust Lease recorded at 327096, the State of Texas Lease recorded at 332700, and the State of Texas Lease recorded at 332701.

WEST SIDE	1	“

Riner - Defect Notice No. 3 - The leases (including leases within L1-L29 including the Stark Foundation Lease recorded at 315721, the Lamar State College Lease recorded at 332885, the James H. Milford, Jr., Lease recorded at 315724 and amended at 328472, the E.W. Brown, Jr.,

Properties Lease recorded at 327093, the S.B. Ewing Enterprises, Ltd., Lease recorded at 327094, the PEG Trust Lease recorded at 327095, the 7 Up Trust Lease recorded at 327096, the State of Texas Lease recorded at 332700, and the State of Texas Lease recorded at 332701) reserve in Lessors certain rights of first refusal. There is no evidence that Lessors’

rights to first refusal were honored with respect to assignments into Sellers or Sellers’ proposed assignment to Purchaser.

WEST SIDE	1	“	Riner - Defect Notice No. 4 - No base title
MATTHEW-KUESTER	6,7,9,10,2 1,22,18-U SWD	HELEN GOHLKE (WILCOX)	Riner - Defect Notice No. 1 - No base Title
TRAD GAS UNIT	1 (SI),2,3	LOMA BLANCA (9000)	Riner - Defect Notice No. 1 - Expiration of an essential pipeline easement.
TAYLOR ISADORE MEANS	1	LOMA BLANCA (9000)	Riner - Defect Notice No. 1 - no base title

Wells fm Exhibit “B” Valuation

Unreleased liens affecting the properties

Riner - (a.) Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated July 7, 2017, recorded at File No. 446575, Official Records, Orange County, Texas, granted by Gulf Coast Working Partners, LLC, in favor of Robert F. Franklin, Jr. , Trustee for CommunityBank of Texas, NA, securing promissory note of up to $10,000,000,affecting the POO Riverside #1 Unit, the Round Bunch #1 Unit, the Dupont #1 and #2 Units,the SW Riverside #1 Unit, the POO Brown #1 Unit, and related oil and gas leases, other properties.

Riner - (b.) Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated December 28,2017, filed on January 3,2018, for recording at File No.

454482, Official Records, Orange County, Texas, granted by SAMJAM Energy, LLC, in favor of Robert F. Franklin, Jr. Trustee for CommnityBank of Texas, NA, ratified by SAMJAM Energy, LLC, f/b/o CommunityBank of Texas, NA, recorded at File No. 45735, Official Records, Orange County, Texas , and ratified by SAMJAM Energy, LLC, f/b/o CommunityBank of Texas, NA, recorded at File No. 461862, Official Records, Orange County, Texas, securing promissory notes in the original principal sums of$2,640,000, $3,335,000, $2,216,936, and $ 1,542,250, totaling $9,734,186, affecting the POO Riverside # I Unit, the Round Bunch #1 Unit, the SW Riverside #1 Unit, the POO Brown #1 Unit, and related oil and gas leases, other properties.

Unreleased Liens Affecting Property

Riner - (c.) Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement dated June II, 2018, recorded at File No. 2018021478, Official Records, Jefferson County, Texas, granted by SAMJAM Energy, LLC, in favor of Robert F. Franklin, Jr., Trustee for CommunityBank of Texas, NA, securing a promissory note in the original principal sum of $1 ,541 ,250, affecting the MMK #1 Well and the Sonny V #1 and #2 Wells.

Undisclosed Third-Party Interest Riner - Defect: the third party interests referenced in PSA Section 5.1 (b)(xi), have not been identified by Sellers.
Lease Maintenance Riner - Defect: No evidence has been reviewed showing the manner in which the oil and gas leases have been maintained in effect.
Prior Title Opinions Riner - Defect: Requirements in the prior Title Opinions which have not been, and should be satisfied.

Use/Possession/Operations/Production Affidavits

Riner - Defect: Sellers’ title requires confirmation by affidavits of two persons with personal knowledge with respect to the use, possession, operations and production of the subject properties.

County Property Taxes Riner - Defect: Current/delinquent property taxes due by Sellers with respect to the Texasproperties, the subject of the PSA, as amended.

Wells fm Exhibit “B” Valuation

Unrecorded documents referenced in the Leases and/or the chain of Assignments of the Texas Properties the subject of the PSA, as amended, and the subject of requests by Purchaser to Sellers as part of the due diligence process, and by and between

Sellers and Sellers’ sellers related to Sellers’ purchases of such Texas Properties, including but not limited to purchase and sale agreements, letter agreements, participation agreements, operating agreements, farmout agreements, land entry permits, easements, assignments of leasehold or overriding royalty interests, back-in working interests, stipulations of interest, and net profits interests:

Riner - Defect: There are unrecorded documents referenced in the Leases and/or the chain ofAssignments of the Texas Properties the subject of the PSA, as amended, including as referenced in the assignments abstracted above, and the subject of requests by Purchaser to Sellers as part of the due diligence process, and by and between Sellers and Sellers’ sellers related to Sellers’ purchases of such Texas Properties, including but not limited to purchase and sale agreements, letter agreements, participation agreements, operating agreements, farmout agreements, land entry permits, easements, assignments of leasehold or overriding royalty interests, back-in-working interests, stipulations of interest, and net profits interests, which documents are not subject to review by Purchaser under the PSA, as amended. Defect

Amount Percentage: 100% of all of the Texas properties the subject of the PSA, as amended

Sellers’ Unreliable Records and Files:

Riner - Defect: Purchaser’s review of Sellers’ records and files has determined that such records and files are not reliable to support an accurate determination of the title of the Texas Properties the subject of the PSA, as amended.

Sellers’ Failure to Produce Title Opinions/Title Work For Which Sellers Contracted When Sellers Purchased the Texas Properties the Subject of the PSA, As Amended:

Riner - Defect: Sellers failed to produce title opinions and title work for which Sellers contracted when Sellers purchased the Texas Properties the subject of the PSA, as amended.

Sellers’ Refusal to Allow Accounting Due Diligence on the Texas Properties the Subject of the PSA, As Amended:

Riner - Defect: Sellers refused to allow accounting due diligence on the Texas Properties the subject of the PSA, as amended.

Sellers’ Refusal to Allow Due Diligence Examination of Sellers’ Records and Files:

Riner - Defect: Sellers refused to allow due diligence Examination of Sellers’ Records and Files for a period during November of 2018.

Sellers’ Failure to Furnish Necessary Consents to Assign and Waivers of Rights of First Refusal With Respect to the Texas Properties the Subject of the PSA, As Amended:

Riner - Defect: Sellers failed Failure to Furnish Necessary Consents to Assign and Waivers of Rights of First Refusal With Respect to the Texas

Properties the Subject of the PSA, As Amended.

Unreleased Oil and Gas Leases described in the Prior Title Opinions:

Riner - Defect: Furnish evidence that the unreleased oil and gas leases described in the Prior Title Opinions have terminated according to their terms and provisions.

Annex E to Schedule 4.12

Non-Producing Wells to be Plugged

(see attached)

Schedule 4.13 Environmental Matters

The historic Kirby Lumber Company Foothills Compressor Station has entered into an Operator Cleanup Program (OCP) with the Texas RRC. Several wells exceed regulatory limits for benzene and chlorides. The Sellers’ environmental consultant recently completed a receptor survey that was to be submitted to the Texas RRC prior to September 23, 2018. The receptor survey did not identify any actionable receptors within the radii requested by the Texas RRC (i.e., Surface Water within 500 feet, Water Wells within 0.5 mile). It is likely the Texas RRC will require the installation of additional monitoring wells and on-going sampling. The installation of these additional wells will assist in determining if the current chloride levels detected at the site are naturally occurring or originated from historic operations. The cost to install the additional monitoring wells and conduct groundwater sampling is estimated to be between $30,000 and $50,000. The groundwater plume is not sufficiently delineated to estimate remediation costs, should it be determined necessary by the Texas RRC.

Spill Prevention Control and Countermeasures (SPCC) plans have been developed for several counties in LA and TX; however, they do not cover all of the required facilities or have not been finalized (i.e. remain in “draft”) pending modifications to containment in the field. Assets in the Manchester Field and in Newton County, TX are currently using SPCC plans prepared by the prior owners. Assets in approximately 10 counties or parishes do not currently have SPCC plans. The cost to develop the required SPCC plans is estimated to be between $70,000 and $90,000.

Schedule 4.15 Material Contracts

None

Schedule 4.20 Brokers

Broker and/or finder’s fees will be paid to:

Summit Capital Partners (2.25% of the ultimate loan amount from the Lenders)

Durham Capital (1% of the ultimate loan amount from the Lenders)

Paulson Investment Company (0.5% of the ultimate loan amount from the Lenders)

EnergyNet.Com ($600,000, plus 350,000 common shares of Viking)

Schedule 4.27 Swap Agreements

See attached

	Monthly Oil	Monthly Gas
	Barrels	MMBTU
Feb-19	27,572	134,092
Mar-19	30,186	146,819
Apr-19	28,889	140,505
May-19	29,533	143,618
Jun-19	28,285	137,518
Jul-19	28,934	140,634
Aug-19	28,646	139,188
Sep-19	27,457	133,362
Oct-19	28,108	136,466
Nov-19	26,952	130,801
Dec-19	27,601	133,890
Jan-20	27,280	132,631
Feb-20	25,303	122,962
Mar-20	26,821	130,281
Apr-20	25,739	124,962
May-20	26,378	127,999
Jun-20	25,319	122,803
Jul-20	25,954	125,816
Aug-20	25,745	124,742
Sep-20	24,602	119,716
Oct-20	25,226	122,692
Nov-20	24,220	117,771
Dec-20	24,833	120,721
Jan-21	24,639	119,747
Feb-21	22,091	107,337
Mar-21	24,280	117,944
Apr-21	23,296	113,261
May-21	23,782	116,130
Jun-21	22,789	111,412
Jul-21	23,383	114,270
Aug-21	23,217	113,414
Sep-21	22,313	108,953
Oct-21	22,898	111,770
Nov-21	22,009	107,387
Dec-21	22,589	110,176
Jan-22	22,435	109,384
Feb-22	20,133	98,128
Mar-22	22,064	106,729
Apr-22	21,211	102,571
May-22	21,775	105,262
Jun-22	20,886	101,117
Jul-22	21,338	103,667
Aug-22	21,199	102,958
Sep-22	20,385	98,971
Oct-22	20,931	101,591
Nov-22	20,129	97,666

Schedule 4.34 Marketing of Production

N/A

Schedule 4.35 Right to Receive Payment for Future Production

Profit interest claim by current lessor under POO BROWN 1 – 1 (TX); provided that prior to an acquisition by the Loan Parties of POO BROWN 1 – 1 (TX), evidence of settlement between current lessor under such lease and Sellers (as defined in the Acquisition Agreement) regarding a profit interest claim shall have been obtained.

Schedule 5.18 APOD

To be approved post-closing in accordance with the Credit Agreement.

Schedule 6.12 Affiliate Transactions

Operating Agreement between Ichor Energy (TX), LLC and Petrodome Operating, LLC dated on or about the date hereof.

Operating Agreement between Ichor Energy (LA), LLC and Petrodome Operating, LLC dated on or about the date hereof.

Any licenses or agreements in connection with any approved APOD. Warrant Agreements

Warrants

Appendix A

Lender Commitments

	Initial Commitment	Delayed Draw Commitment	Total Commitment
Summit Partners Credit Fund II, L.P.	$24,811,326.72	$2,308,362.72	$27,119,689.44
Summit Partners Credit Fund B-2, L.P.	4,185,125.05	389,370.01	4,574,495.06
Summit Partners Credit Fund III, L.P.	28,996,451.77	2,697,732.73	31,694,184.50
Summit Investors Credit II, LLC	98,673.00	9,180.00	107,853.00
Summit Investors Credit II (UK), LP	12,465.00	1,160.00	13,625.00
Summit Investors Credit III, LLC	69,099.00	6,429.00	75,528.00
Summit Investors Credit III (UK), LP	6,061.00	564.00	6,625.00
	$58,179,201.54	$5,412,798.46	$63,592,000.00

Appendix B

Notice Addresses

Administrative Agent:

ABC Funding, LLC

222 Berkeley Street, 18th Floor

Boston, MA 02116

Attention: Kevin Messerle

Email: KMesserle@summitpartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, 47th Floor

Houston, TX 77002

Attn: Jordan Roberts

Email: Jordan.roberts@kirkland.com

The Loan Parties:

c/o Viking Energy Group, Inc.

15915 Katy Freeway, Suite 450

Houston, TX 77094

Attention: James A. Doris

Email: jdoris@vikingenergygroup.com

Facsimile: (646) 356-7034

with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Richard E. Farley

Email: RFarley@kramerlevin.com

Telephone: (212) 715-9106

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [identify Lender]]

3.	Borrower:	ICHOR ENERGY, LLC

4.	Administrative Agent:	ABC FUNDING, LLC, as the administrative agent under the Credit Agreement

5.	Agreement:

The Term Loan Credit Agreement dated as of December 28, 2018 among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, Ichor Energy, LLC, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and ABC Funding, LLC, as Administrative Agent

6.	Assigned Interest:

Term Loan	Aggregate Amount of Term Loan Commitments for all Lenders	Amount of Term Loan	Percentage Assigned of Term Loan Commitments for all Lenders
	$	$		%
	$	$		%
	$	$		%

Effective Date:                                             , 201              [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

	By:	/s/
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to by:	ICHOR ENERGY, LLC

By:
Name:
Title:

Signature Page to

Assignment and Acceptance Agreement

Accepted:

ABC FUNDING, LLC, as Administrative Agent

By

Name:

Title

Signature Page to

Assignment and Acceptance Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS

BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE ASSIGNOR/ASSIGNEE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 3 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

EXHIBIT B

BORROWING NOTICE

ABC Funding, LLC, as Administrative Agent

222 Berkeley Street, 18th Floor

Boston, MA 02116

Attn: Kevin Messerle

Re:	Borrowing Notice Ladies and Gentlemen:

The undersigned, Ichor Energy, LLC, a Nevada limited liability company (the “Borrower”), refers to that certain Term Loan Credit Agreement, dated as of December 28, 2018 (as amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified in writing from time to time, the “Credit Agreement”) by and among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and ABC Funding, LLC, as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in connection therewith sets forth below hereto the information relating to each such borrowing (the “Proposed Borrowing”) as required by Section 2.3 of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby requests a Borrowing of Loans as follows:

1.	Borrowing Date: (a Business Day).

2.	In the amount of $

3.	Comprised of .

4.	Location and Number of the Operating Account

5.	Each condition precedent specified in Section 3.2 of the Credit Agreement shall have been satisfied as of the date of the proposed Borrowing

[remainder of page intentionally left blank]

EXECUTED AND DELIVERED as of the date first set forth above.

ICHOR ENERGY, LLC

By:	/s/
Name:
Title:

Signature Page to Borrowing Notice

EXHIBIT C-1

U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Credit Agreement dated as of December 28, 2018 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”) among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, Ichor Energy, LLC, as the borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and ABC Funding, LLC, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loans(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:            Name:

                 Title:

Date:                                           , 20[  ]

C-1-1

EXHIBIT C-2

U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Credit Agreement dated as of December 28, 2018 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”) among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, Ichor Energy, LLC, as the borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and ABC Funding, LLC, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code,

(iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:         Name:

               Title:

Date:                                    , 20[  ]

C-2-1

EXHIBIT C-3

U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Credit Agreement dated as of December 28, 2018 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”) among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, Ichor Energy, LLC, as the borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and ABC Funding, LLC, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)),

(iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is a beneficial owner of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is a beneficial owner of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is a beneficial owner of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)) is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business by the undersigned nor any of its partners/members that is a beneficial owner of such Loan(s) (as well as any Promissory Note(s) evidencing such Loan(s)).

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN- E from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information in this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

C-3-1

[NAME OF LENDER]

By:      Name:

            Title:

Date:                                      , 20[  ]

Signature Page to

U.S. Tax Compliance Certificate

C-3-2

EXHIBIT C-4

U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Term Loan Credit Agreement dated as of December 28, 2018 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”) among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, Ichor Energy, LLC, as the borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and ABC Funding, LLC, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,

(iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is a beneficial owner of such participation is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the conduct of a U.S. trade or business by the undersigned nor any of its partners/members that is a beneficial owner of such participation.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W- 8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

C-4-1

[NAME OF PARTICIPANT]

By:           Name:

                 Title:

Date:                                                   , 20[  ]

Signature Page to

US Tax Compliance Certificate

C-4-2

EXHIBIT D

FORM OF CLOSING DATE CERTIFICATE

DECEMBER 28, 2018

THE UNDERSIGNED HEREBY CERTIFIES (IN HIS/HER CAPACITY AS AUTHORIZED OFFICER OF THE BORROWER, AND NOT INDIVIDUALLY) AS FOLLOWS:

I am the President and Secretary of Ichor Energy, LLC, a Nevada limited liability company (“Borrower”).

1. This Closing Date Certificate is delivered pursuant to Section 3.1(l) of the Term Loan Credit Agreement, dated as of December 28, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; and, the capitalized terms not otherwise defined herein shall have the meanings specified in the Credit Agreement), among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and ABC Funding, LLC, as administrative agent (in such capacity, the “Administrative Agent”).

2. I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and I have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to certify to the matters referred to herein.

3. Based upon my review and examination described in paragraph 2 above, I certify to the Administrative Agent and the Lenders, in my capacity as President of Borrower (and not individually), that:

(a) as of the Closing Date, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects; and

(b) as of the Closing Date, the Borrower has performed and complied with all covenants, agreements, obligations and conditions contained in the Credit Agreement that are required to be performed or complied with by it on or before the Closing Date including, but not limited to, those set forth in Section 3.1] of the Credit Agreement.

[Signature Page Follows]

The foregoing certifications are made and delivered as of the date first set forth above.

ICHOR ENERGY, LLC

By:	/s/
Name:
Title:

Signature Page to

Closing Date Certificate

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE1

The undersigned hereby certifies (in his/her capacity as an Authorized Officer of the Borrower and not individually) that he/she is the                           of Ichor Energy, LLC, a Nevada limited liability company (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to Section 5.1(d) of the Term Loan Credit Agreement, dated as of December 28, 2018 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and ABC Funding, LLC, as administrative agent (in such capacity, the “Administrative Agent”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

1.	As of the date hereof, no Default or Event of Default has occurred and is continuing [or specify Default and describe].

2.	I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review of the transactions of the Borrower and its Subsidiaries, on a consolidated basis, during the [Fiscal Month] [Fiscal Year] covered by the attached financial statements.

3.	Attached as Schedule I hereto sets forth a reasonably detailed calculation of the financial and performance covenants set forth in Section 6.7 of the Credit Agreement as of the end of the most recently applicable period required. (for quarterly and annual financial statements only)

4.	Attached as Schedule II hereto is a list of each Subsidiary of Holdings that identifies each Subsidiary as of the date hereof.

5.	Attached as Schedule III hereto is a certificate of insurance with respect to the insurance required by Section 5.6 of the Credit Agreement (for annual financial statements only).

6.	[A list of all existing operators of any of the Credit Parties’ Oil and Gas Properties is set forth on Schedule IV attached hereto]2

_______________

1 NTD: To be executed by chief financial officer of the Borrower.

2 Only if required by Section 5.1 of Credit Agreement.

EXECUTED AND DELIVERED this [ ] day of [ ], 20[_].

ICHOR ENERGY, LLC

By:	/s/
Name:
Title:

Signature Page to Compliance Certificate

Schedule I to Compliance Certificate

Calculation of Financial and Performance Covenants

Schedule II to Compliance Certificate

List of Subsidiaries

Schedule III to Compliance Certificate

Insurance Certificates

Schedule IV to Compliance Certificate

List of Operators of Credit Parties’ Oil and Gas Properties

EXHIBIT F

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[See Attached]

EXHIBIT G

FORM OF MORTGAGE

[See Attached]

EXHIBIT H

[Date]

LENDER: [●]

PRINCIPAL AMOUNT: $[●]

FORM OF PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Ichor Energy, LLC, a Nevada limited company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Term Loan Credit Agreement dated as of December 28, 2018 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”) among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and ABC Funding, LLC, as Administrative Agent) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid aggregate principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Borrower hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the Borrower hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such Borrower in its internal records; provided, however, that the failure of the Borrower hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Promissory Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page to Follow]

SCHEDULE A

LOANS AND REPAYMENTS OF LOANS

Date	Amount of Loans	Amount of Principal of Loans Repaid	Unpaid Principal Balance of Loans	Notation Made By

Schedule A to Exhibit H

ICHOR ENERGY, LLC

By:	/s/
Name:
Title:

Signature Page to Exhibit H

EXHIBIT I

FORM OF SOLVENCY CERTIFICATE

DECEMBER 28, 2018

THE UNDERSIGNED (IN HIS/HER CAPACITY AS AN AUTHORIZED OFFICER OF THE BORROWER, AND NOT INDIVIDUALLY) HEREBY CERTIFIES AS FOLLOWS:

1. I am the President of Ichor Energy, LLC, a Nevada limited liability company (“Borrower”).

2. Reference is made to that certain Term Loan Credit Agreement, dated as of December 28, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), among Ichor Energy Holdings, LLC, a Nevada limited liability company, as the parent, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and ABC Funding, LLC, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings specified in the Credit Agreement.

3. “Solvent” means, with respect to any Person, that as of the date of determination, both (i)

(a) the sum of such Person’s and its consolidated Subsidiaries’ debt and liabilities (including contingent liabilities) does not exceed the fair saleable value of such Person’s and its consolidated Subsidiaries’ present assets; (b) if applicable, such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

4. I have reviewed the terms of Section 3.1(k) of the Credit Agreement, the definition of “Solvent” described herein and in the Credit Agreement and the other definitions and provisions contained in the Credit Agreement and the other Loan Documents relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

5. Based upon my review and examination of paragraph 3 and the Credit Agreement as described in paragraph 4 above, I certify, in my capacity as an Authorized Officer of the Borrower (and not individually) that as of the date hereof, after giving effect to the consummation of the Transactions on the Closing Date, the Loan Parties (taken as a whole) are and will be Solvent.

[Signature Page Follows]

The foregoing certifications are made and delivered as of the date first set forth above.

ICHOR ENERGY, LLC

By:	/s/
Name:
Title:

Signature Page to Solvency Certificate

EXHIBIT J

FORM OF MONTHLY FINANCIAL STATEMENTS

[See Attached]

EXHIBIT K

FORM OF QUARTERLY FINANCIAL STATEMENTS

[See Attached]

EXHIBIT L

FORM OF DIRECTION LETTER

_________________, 20_______

__________________________

__________________________

__________________________

__________________________

Re:	Notice of Designated Account

Ladies and Gentlemen:

Ichor Energy, LLC, a Nevada limited liability company, Ichor Energy (TX), LLC, a Texas limited liability company, Ichor Energy (LA), LLC, a Louisiana limited liability company (herein referred to collectively as “Ichor”)[, or its subsidiary, [ ],] is the present payee for the interests in the properties (“Properties”) set forth on the attached Schedule hereto (the “Schedule”). Ichor hereby requests that you begin remitting its proceeds with respect to the Properties to a designated bank account.

Accordingly, until further notice from ABC Funding, LLC (as collateral agent of a security interest in the Properties), please direct all proceeds attributable to the Properties and interests set forth on the Schedule for which you are purchasing production and which you credit to [ ], effective as of the date hereof, to the address and account as set forth below:

______________________________

______________________________

______________________________

______________________________

In order that we may have a record evidencing your acceptance of this Notice of Designated Account, we request that you execute one copy of this letter in the space provided below and return the same to us in the enclosed, self-addressed envelope.

Yours very truly,

ICHOR ENERGY, LLC

By:	/s/
Name:
Title:

ICHOR ENERGY (TX), LLC

By:
Name:
Title:

ICHOR ENERGY (LA), LLC

By:
Name:
Title:

Title: Accepted and Acknowledged By:

[                                  ]

By:

Name:

Title:

[Signature Page to Direction Letter]

EXHIBIT M

FORM OF APOD CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.	I am the of Ichor Energy, LLC, a Nevada limited liability company (“Borrower”).

2.	Reference is made to that certain Term Loan Credit Agreement, dated as of December 28, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and ABC Funding, LLC, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings specified in the Credit Agreement.

3.	Attached hereto as Exhibit A is a draft APOD referred to in Section 5.18 of the Credit Agreement, submitted for review by the Lenders.

4.	Attached hereto as Exhibit B is a written narrative provided pursuant to Section 5.18 setting forth any changes to or deviation from the APOD in effect as of the time this certificate is delivered (and which, for the avoidance of doubt, shall remain in effect until such time as the Requisite Lenders shall have consented to such revised plan and APOD in their sole discretion).

The foregoing certifications are made and delivered as of the date first set forth above.

ICHOR ENERGY, LLC

By:	/s/
Name
Title

EXHIBIT N

FORM OF CONTRACT OPERATING AGREEMENT

[See Attached]

EXHIBIT O

FORM OF OPERATOR SUBORDINATION AGREEMENT

[See Attached]